UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VENTAS, INC. (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

VENTAS, INC.

NOTICE OF 2012 ANNUAL MEETING OF
STOCKHOLDERS
AND
PROXY STATEMENT

353 North Clark Street
Suite 3300
Chicago, Illinois 60654
(877) 483-6827

April 2, 2012

Dear Stockholder:

              I am pleased to invite you to attend Ventas, Inc.'s 2012 Annual Meeting of Stockholders. This year's meeting will be held at 8:00 a.m. local time (Central) on Thursday, May 17, 2012, at 353 North Clark Street in Chicago, Illinois.

              Please refer to the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for detailed information on each of the proposals to be considered and acted upon at the meeting.

              Your vote is very important – if you do not vote your shares, you will not have a say in the matters to be voted on at the meeting. To ensure your vote is recorded promptly, I urge you to vote your shares as soon as possible by telephone, over the Internet or, if you have requested paper copies of our proxy materials by mail, by signing, dating and returning the proxy card in the envelope provided, even if you plan to attend the meeting in person.

              The Board of Directors appreciates your interest in Ventas, Inc.

Sincerely,

Debra A. Cafaro
 Chairman of the Board and Chief Executive Officer

353 North Clark Street
Suite 3300
Chicago, Illinois 60654
(877) 483-6827

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

              The 2012 Annual Meeting of Stockholders of Ventas, Inc. will be held at 8:00 a.m. local time (Central) on Thursday, May 17, 2012, at 353 North Clark Street, Mesirow Financial Auditorium, Chicago, Illinois 60654. We are holding the Annual Meeting to consider and vote on the following matters:

    1.
    The election of eleven directors nominated by our Board of Directors and named in the Proxy Statement to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified;

    2.
    The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2012;

    3.
    An advisory vote to approve our executive compensation;

    4.
    The adoption of the Ventas, Inc. 2012 Incentive Plan; and

    5.
    Such other business as may properly come before the meeting or any adjournments thereof.

              The Proxy Statement, which follows this Notice, fully describes these matters. We have not received notice of any other proposals to be presented at the Annual Meeting.

              You may vote at the Annual Meeting and any postponements or adjournments thereof if you were a stockholder of record as of the close of business on March 20, 2012, the record date for the meeting. For ten days prior to the Annual Meeting, a list of shareholders entitled to vote will be available for inspection at our principal executive offices located at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654.

              We ask that you vote your shares promptly by telephone, over the Internet or, if you have requested paper copies of our proxy materials by mail, by signing, dating and returning the proxy card in the envelope provided. This will not prevent you from voting your shares in person if you choose to attend the Annual Meeting.

By Order of the Board of Directors,

Kristen M. Benson
 Vice President, Associate General Counsel
    and Corporate Secretary

Chicago, Illinois
April 2, 2012

PROXY STATEMENT

OVERVIEW OF 2011 PERFORMANCE AND 2012 ANNUAL MEETING

We prepared the following overview to assist you in reviewing our 2011 performance and the matters to be voted upon at the 2012 Annual Meeting of Stockholders. For further information, please review our Annual Report on Form 10-K for the year ended December 31, 2011 and the other information in this Proxy Statement.

2011 Performance

       In 2011, we delivered our ninth consecutive year of growth in normalized Funds From Operations ("FFO"), which increased 71% to $777.0 million. Our normalized FFO per diluted share rose 17% to $3.37, while we also built a stronger capital base containing 46% more outstanding shares. Our total shareholder return ("TSR") exceeded the returns of the S&P 500® index and MSCI US REIT (RMZ) index for the one, three, five and ten years ended December 31, 2011. TSR was strong at 9.8% for 2011 and 721.3%, 67.3% and 91.2% for the ten, five and three years ended December 31, 2011, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures—Funds From Operations and Normalized Funds From Operations" on page 74 of our Annual Report on Form 10-K for the year ended December 31, 2011 for a reconciliation of normalized FFO to net income attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles.

2011 Operational Highlights
>$11 billion Acquisitions closed in 2011 1,378 Properties in highly diversified portfolio

       We completed more than $11 billion in acquisitions that expanded our portfolio to 1,378 properties as of December 31, 2011 and provided additional diversification by asset class, tenant/operator/manager, geographic location, revenue source and business model, including through the following:

•

Acquisition of publicly traded Nationwide Health Properties, Inc. ("NHP") and its 643 seniors housing and healthcare properties

•

Acquisition of 117 private pay seniors housing communities located in affluent coastal markets from Atria Senior Living Group, Inc. (together with its affiliates, "ASLG")

•

Investment of approximately $329.5 million in medical office buildings ("MOBs") and seniors housing communities

•

Execution of a definitive agreement to acquire Cogdell Spencer Inc. ("Cogdell") and its 72 high quality MOBs, which would expand our MOB business to over 21 million square feet

Consistent Superior Compound Annual TSR	8% Compound annual growth rate in cash dividend since 2004 23.4% Compound annual TSR for ten years ended December 31, 2011

$2 billion	2011 Financial Highlights
Borrowing capacity under new revolving credit facility 29% Debt to Total Capitalization at December 31, 2011	We improved our attractive cost of capital and strengthened our liquidity and balance sheet, including through the following:

•

Ratings upgrades from each of Fitch Ratings, Moody's Investors Service and Standard & Poor's Ratings Services

•

Issuance of an aggregate of 130.3 million shares of our common stock at a weighted average price of $55.50, which is 97% of the 2011 high closing price of our common stock ($57.19)

•

Entrance into a new $2.0 billion unsecured revolving credit facility due 2015 with attractive pricing, as of December 31, 2011, of LIBOR plus 110 basis points

•

Entrance into a new $500 million unsecured term loan facility with a weighted average maturity of 4.5 years and attractive pricing, as of December 31, 2011, of LIBOR plus 125 basis points

•

Issuance and sale of $700.0 million aggregate principal amount of 4.750% senior notes due 2021

2011 Executive Compensation

Elements of Executive Compensation

       The principal components of our executive compensation are base salary, annual cash incentive compensation and long-term incentive compensation. We emphasize variable pay and long-term incentive compensation to achieve greater alignment with stockholders, focus decision makers on long-term value and encourage prudent evaluation of risks. See page 36 for a discussion of the elements of our compensation program.

2011 Compensation Practices at a Glance

•

DO maintain a Compensation Committee comprised solely of independent directors

•

DO continue the Compensation Committee's engagement of an outside independent compensation consultant

•

DO link a substantial portion of total direct compensation to goals established by the Compensation Committee to measure executive officer performance and contributions to stockholder value

•

DO require significant share ownership for our executive officers and directors to further align interests with our stockholders

•

DO NOT provide executive officers with excessive perquisites

•

DO NOT enter into new agreements that provide tax gross-up payments on severance benefits or single trigger change of control benefits

•

DO NOT permit executive officers and directors to engage in derivative and other hedging transactions in our securities

2011 Chief Executive Officer Total Direct Compensation (Target %) 2011 Named Executive Officers (other than Chief Executive Officer) Average Total Direct Compensation (Target %)

       Our 2011 compensation decisions supported our general executive compensation philosophy of promoting a performance- and achievement-oriented environment that provides the opportunity for our executive officers to earn market-competitive levels of compensation. In this regard, our Named Executive Officers' 2011 compensation reflected our exceptional financial and operational performance during the year. See page 31 for a discussion of the compensation earned by our Named Executive Officers for their 2011 performance and the factors considered by our Compensation Committee and the independent members of our Board of Directors in determining this compensation.

2012 Annual Meeting of Stockholders

Attending the Annual Meeting

Who:    Stockholders of record on March 20, 2012
 When:    Thursday, May 17, 2012, 8:00 a.m. local time (Central)
 Where:    353 North Clark Street, Mesirow Financial Auditorium, Chicago, Illinois 60654

Voting at the Annual Meeting

Vote by Telephone:  Call (800) 690-6903, 24 hours a day, seven days a week through May 16, 2012
 Vote on the Internet:  Visit www.proxyvote.com, 24 hours a day, seven days a week through May 16, 2012
 Vote by Mail:  Request, complete and return a copy of the proxy card in the postage-paid envelope provided
 Vote in Person:  Request, complete and deposit a copy of the proxy card or complete a ballot at the Annual Meeting

Proposals Requiring Your Vote

Proposal 1 – Election of Directors (see page 67)

       The following table provides summary information about our eleven director-nominees, each of whom currently serves on our Board of Directors. Thomas C. Theobald, a current director, will retire and will not stand for reelection at the Annual Meeting in accordance with the age limit contained in our Guidelines on Governance. In addition, Robert D. Paulson, a current director, has advised our Nominating Committee that he will retire and will not stand for reelection at the Annual Meeting. Directors are elected annually by a majority of votes cast in uncontested elections. The Board recommends that you vote "FOR" each of the named director-nominees.

Name	Age	Served since	Independence Status	Committees	Areas of Expertise
Debra A. Cafaro Chairman and CEO of Ventas	54	1999	Employed by Ventas	Executive Investment	Real Estate Industry, Corporate Finance, Capital Markets, Strategic Planning
Douglas Crocker II* Chairman and Chief Investment Officer of Pearlmark Multifamily Partners, L.L.C.	72	1998	Independent	Executive Investment (Chair) Nominating	Real Estate Industry, Corporate Finance, Mergers and Acquisitions, Strategic Planning, Executive Compensation
Ronald G. Geary President of Ellis Park Race Course, Inc.	64	1998	Independent	Investment Nominating	Healthcare Industry, Corporate Finance, Government Relations, International Operations, Strategic Planning
Jay M. Gellert President and CEO of Health Net, Inc.	58	2001	Independent	Compensation (Chair)	Healthcare Industry, Government Relations, Executive Compensation, Mergers and Acquisitions, Strategic Planning
Richard I. Gilchrist Senior Advisor to The Irvine Company	66	2011	Independent	Compensation	Real Estate Industry, Strategic Planning
Matthew J. Lustig Managing Principal and CEO of Lazard Real Estate Partners LLC	51	2011	Affiliated with Atria Senior Living, Inc., which does business with Ventas	—	Real Estate Industry, Corporate Finance, Capital Structure, Mergers and Acquisitions, Strategic Transactions
Douglas M. Pasquale Former Chairman, President and CEO of NHP	57	2011	Former employee of Ventas	—	Healthcare Industry, Real Estate Industry, Mergers & Acquisitions, Strategic Planning
Robert D. Reed Senior Vice President and Chief Financial Officer of Sutter Health	59	2008	Independent	Audit (Chair)	Healthcare Industry, Corporate Finance, Capital Intensive Operations, Strategic Planning
Sheli Z. Rosenberg Of Counsel of Skadden, Arps, Slate, Meagher & Flom LLP	70	2001	Independent	Audit Executive Nominating (Chair)	Real Estate Industry, Corporate Finance, Strategic Planning, Executive Compensation
Glenn J. Rufrano President and CEO of Cushman & Wakefield, Inc.	62	2010	Independent	Audit	Real Estate Industry, Strategic Planning, International Operations, Corporate Finance
James D. Shelton Chairman of Legacy Hospital Partners, Inc. and Chairman of Omnicare, Inc.	58	2008	Independent	Compensation Investment	Healthcare Industry, Capital Intensive Operations, Strategic Planning, Government Relations
*
Presiding Director

Proposal 2 – Ratification of the Selection of Ernst & Young LLP
as Our Independent Registered Public Accounting Firm for Fiscal Year 2012 (see page 74)

       Ernst & Young audited our financial statements for the year ended December 31, 2011 and has been our independent registered public accounting firm since May 1998. The Board recommends that you vote "FOR" the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2012.

Proposal 3 – Advisory Vote to Approve Our Executive Compensation (see page 77)

       At our 2011 Annual Meeting of Stockholders, holders of approximately 96% of shares represented at the meeting voted to approve, on an advisory basis, our executive compensation. Our stockholders' strong support for our executive compensation at our 2011 Annual Meeting of Stockholders was a factor considered by the Compensation Committee in 2011 in continuing the structure of our executive compensation program without significant changes. The Board recommends that you vote "FOR" the approval, on an advisory basis, of our executive compensation.

Proposal 4 – Adoption of the Ventas, Inc. 2012 Incentive Plan (see page 79)

       We have not requested the approval of a new equity incentive plan or an increase in the number of shares available for issuance under our existing incentive plans since 2006. To enable us to continue to attract, retain and motivate talented employees and to attract and retain individuals of the highest quality to serve as non-employee directors, as well as to continue our alignment of director and executive officer interests with long-term stockholder interests, we are asking our stockholders to approve the adoption of the Ventas, Inc. 2012 Incentive Plan, which will replace the existing Ventas, Inc. 2006 Incentive Plan and Ventas, Inc. 2006 Stock Plan for Directors. The Board recommends that you vote "FOR" the adoption of the Ventas, Inc. 2012 Incentive Plan.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Information about this Proxy Statement

Solicitation of Proxies

              This Proxy Statement is being furnished in connection with the solicitation of proxies by or on behalf of the Board of Directors (the "Board") of Ventas, Inc. ("Ventas," "we" or "us") for use at our Annual Meeting of Stockholders (the "Annual Meeting") to be held at 8:00 a.m. local time (Central) on Thursday, May 17, 2012 at 353 North Clark Street, Mesirow Financial Auditorium, Chicago, Illinois 60654, and at any adjournments thereof. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE") and that is designed to assist you in voting your shares.

Notice of Electronic Availability of Proxy Statement and Annual Report

              We are making this Proxy Statement and the materials accompanying it available to our stockholders electronically via the Internet, as permitted by the SEC's rules. We will mail to stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials and how to vote online. Starting on or about April 2, 2012, we will also mail this Proxy Statement and the materials accompanying it to stockholders who have requested paper copies. If you would like to receive a printed copy of our proxy materials by mail, you should follow the instructions for requesting those materials included in the Notice described above.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON MAY 17, 2012:

This Proxy Statement, our 2011 Annual Report and our 2011 Form 10-K are available at
www.proxyvote.com.

Householding

              We have adopted a procedure, approved by the SEC, which permits us to deliver a single set of proxy materials (other than proxy cards, which will remain separate) to stockholders who have the same address and consent in writing to this delivery method or to stockholders who have the same address and last name, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure, known as "householding," is designed to eliminate duplicate mailings and conserve natural resources and will reduce our printing costs and postage fees.

              If you share an address with another stockholder and currently receive multiple copies of our proxy materials, but wish to receive only a single copy of such documents for your household, please contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Similarly, if you currently participate in householding and wish to receive a separate copy of our proxy materials, please contact Broadridge as indicated above. Upon receipt of your request, we will promptly deliver the requested materials to you.

Cost of Proxy Solicitation

              We will bear the cost of soliciting proxies by the Board. In addition to mail, proxies may be solicited in person or by telephone or electronic communication by our directors, officers and employees, none of whom will receive additional compensation for these services. We have engaged Georgeson Inc. to distribute and solicit proxies. We will pay Georgeson Inc. a fee of $9,500, plus reimbursement of reasonable out-of-pocket expenses, for these services. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to the beneficial owners of our common stock.

Information about Voting

Who Can Vote

              Only stockholders of record at the close of business on March 20, 2012 are entitled to vote at the Annual Meeting. As of that date, 289,026,857 shares of our common stock, par value $0.25 per share, were outstanding. Each share of our common stock entitles the owner to one vote on each matter properly brought before the Annual Meeting. However, certain shares designated as "Excess Shares" (which are generally any shares owned in excess of 9.0% of the outstanding common stock) or as "Special Excess Shares" pursuant to our Amended and Restated Certificate of Incorporation, as amended ("Charter"), may not be voted by the record owner thereof, but will instead be voted in accordance with Article IX of our Charter.

              A list of all stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose reasonably related to the Annual Meeting during ordinary business hours for a period of ten days prior to the meeting at our principal executive offices located at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654.

How to Vote

              You may vote your shares in one of several ways, depending on how you own your shares. If you own shares registered in your name (a "stockholder of record"), you may vote in one of the following ways:

  •
  By telephone—You may vote your shares by calling 1-800-690-6903. You may vote by telephone 24 hours a day, seven days a week until 11:59 p.m. Eastern time on the day before the meeting date. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your vote. Have your proxy card in hand when you call and follow the instructions. If you vote by telephone, you do not need to return your proxy card.

  •
  Over the Internet—You may vote your shares via the website www.proxyvote.com. You may vote over the Internet 24 hours a day, seven days a week until 11:59 p.m. Eastern time on the day before the meeting date. As with telephone voting, you may confirm that the system has properly recorded your vote. Have your proxy card in hand when you access the website and follow the instructions. If you vote over the Internet, you do not need to return your proxy card. Please note that you may incur costs charged by telephone companies or Internet access providers if you vote over the Internet.

  •
  By mail—If you have requested paper copies of our proxy materials by mail, you may vote your shares by signing, dating and returning the proxy card in the postage-paid envelope provided.

  •
  In person—You may vote your shares by attending the Annual Meeting in person and depositing your proxy card at the registration desk (if you have requested paper copies of our proxy materials by mail) or completing a ballot that will be distributed at the Annual Meeting.

              If you own shares registered in the name of a bank, broker or other holder of record (a "beneficial owner"), you should follow the instructions provided by your broker or nominee in order for your shares to be voted. If you are a beneficial owner and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or nominee to obtain a legal proxy or broker's proxy card and bring it to the Annual Meeting in order to vote.

              All shares that have been properly voted by proxy and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. Shares represented by proxy cards that are signed and returned but do not contain any voting instructions will be voted as the Board recommends, which is:

              Proposal 1 – FOR the election of all nominees for director named in this Proxy Statement;

              Proposal 2 – FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2012;

              Proposal 3 – FOR the approval, on an advisory basis, of our executive compensation;

              Proposal 4 – FOR the adoption of the Ventas, Inc. 2012 Incentive Plan; and

              In the discretion of the proxy holders, on such other business as may properly come before the Annual Meeting.

Revocation of Proxies

              Stockholders of record may revoke a proxy at any time before it is voted at the Annual Meeting by:

  •
  Executing and returning a later-dated proxy card;

  •
  Subsequently voting by telephone or over the Internet (until 11:59 p.m. Eastern time on the day before the meeting date); or

  •
  Submitting a written notice of revocation to our Corporate Secretary at our principal executive offices located at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654.

              A stockholder of record may also attend the Annual Meeting and vote in person, in which event any prior proxy given by the stockholder will be revoked automatically. Attendance at the Annual Meeting by itself will not constitute revocation of a proxy. Beneficial owners should follow the instructions provided by their broker or nominee to revoke a proxy, if applicable. No dissenters' or appraisal rights are available with respect to the proposals presently being submitted to the stockholders for their consideration at the Annual Meeting.

Quorum Requirement

              The holders of a majority of the shares of our common stock outstanding as of the record date must be present, in person or represented by proxy, to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of establishing a quorum.

A broker non-vote occurs when a beneficial owner does not provide voting instructions to the broker or nominee with respect to a proposal on which the broker or nominee does not have discretionary authority to vote.

              If you are a beneficial owner, your broker or nominee has discretionary authority, under current NYSE rules, to vote your shares on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2012 (Proposal 2), even if you do not provide voting instructions. However, your broker or nominee does not have discretionary authority to vote on the election of directors (Proposal 1), the advisory vote to approve our executive compensation (Proposal 3), or the adoption of the Ventas, Inc. 2012 Incentive Plan (Proposal 4) without instructions from you, in which case your shares will not be voted on these matters.

Votes Necessary for Action to Be Taken

Election of Directors (Proposal 1)

              Under our Fourth Amended and Restated By-Laws, as amended ("By-Laws"), directors must be elected by a majority of votes cast in uncontested elections. This means that the number of votes cast "for" a director-nominee must exceed the number of votes cast "against" that nominee. Abstentions and broker non-votes are not counted as votes "for" or "against" a director-nominee and, therefore, will have no effect. Under our Director Resignation Policy, in an uncontested election, any incumbent director-nominee who does not receive a majority of votes cast "for" his or her election must tender his or her resignation promptly following the certification of the election results. Following consideration, our Nominating and Corporate Governance Committee (the "Nominating Committee") will then make a recommendation to the Board as to whether it should accept or reject such resignation. Thereafter, the Board must decide whether to accept or reject such resignation and to publicly disclose its decision. In contested elections, the required vote is a plurality of votes cast.

Ratification of the Selection of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for Fiscal Year 2012 (Proposal 2)

              Under our By-Laws, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2012. Abstentions will have the same effect as votes against such proposal, and broker non-votes will have no effect.

Advisory Vote to Approve Our Executive Compensation (Proposal 3)

              The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required to approve, on an advisory basis, our executive compensation. Abstentions will have the same effect as votes against such proposal, and broker non-votes will have no effect.

Adoption of the Ventas, Inc. 2012 Incentive Plan (Proposal 4)

              The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required to approve the adoption of the Ventas, Inc. 2012 Incentive Plan, provided that the number of votes cast represents more than 50% of the shares entitled to vote thereon. Abstentions will have the same effect as votes against such proposal, and broker non-votes will have no effect unless they represent, in the aggregate, 50% or more of the shares entitled to vote on the proposal.

              The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting will be necessary to approve any other proposal that may properly come before the Annual Meeting. Accordingly, abstentions will have the same effect as votes against any such proposal, and broker non-votes will have no effect.

CORPORATE GOVERNANCE

Our Guidelines on Governance

              Our Guidelines on Governance reflect the fundamental corporate governance principles by which our Board and its committees operate. These guidelines set forth general practices the Board follows with respect to Board structure and function, Board and committee organization and composition, and Board conduct. These guidelines are reviewed at least annually by the Nominating Committee and updated periodically in response to changing regulatory requirements, evolving corporate governance practices, input from our stockholders and otherwise as circumstances warrant.

              Our Guidelines on Governance are available in the Corporate Governance section of our website at www.ventasreit.com/investor-relations/corporate-governance. In addition, we will provide a copy of our Guidelines on Governance, without charge, upon request to our Corporate Secretary at Ventas, Inc., 353 North Clark Street, Suite 3300, Chicago, Illinois 60654. The information on our website is not a part of this Proxy Statement.

Governance Information

              In general, our Board provides guidance and oversight with respect to our financial and operating performance, strategic plans, key corporate policies and decisions and enterprise risk management. Among other matters, our Board considers and approves significant acquisitions, dispositions and other transactions, advises and counsels senior management on key financial and business objectives, and monitors our progress with respect to these matters. Members of the Board are kept informed about matters affecting our business by various reports and materials provided to them on a regular basis by senior management, including presentations made at Board and committee meetings by our Chief Executive Officer, President, Chief Financial Officer and other members of senior management.

Our Board Leadership Structure

              Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that different structures may be appropriate for companies of varying sizes and performance characteristics and with different histories and culture. Consistent with this understanding, our Board (led by the Nominating Committee) considers its leadership structure as part of its annual self-evaluation process, taking into account our existing operations and the current governance environment, to determine the optimal leadership structure for us and for our stockholders.

              Pursuant to our By-Laws and Guidelines on Governance, the Board has discretion in evaluating its leadership structure to determine whether to separate or combine the roles of our Chief Executive Officer and Chairman of the Board. Debra A. Cafaro has served as both our Chief Executive Officer and Chairman of the Board since 2003, and the Board continues to believe that her combined role is the optimal structure for us and our stockholders because it enables decisive leadership, ensures clear accountability and enhances our ability to consistently communicate our message and strategy to all of our stakeholders. Moreover, Ms. Cafaro possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our business and, therefore, is best positioned to develop agendas that focus the Board's time and attention on the most critical matters.

              As required by our Guidelines on Governance, the independent members of our Board, after considering the recommendation of the Nominating Committee, annually select one independent director to serve as Presiding Director, whose specific responsibilities include, among other things, chairing the executive sessions and all other meetings of the independent directors. The Presiding Director also acts as the principal liaison between the Chairman and the independent directors, collaborating with the Chairman to set Board meeting agendas and schedules and to approve materials provided to directors, and has such additional duties as may be assigned from time to time by the independent directors or the Board. While the Presiding Director is elected on an annual basis, the Board generally expects that he or she will serve for more than one year, and Douglas Crocker II has been our Presiding Director since 2003. At this time, our Board believes that our current leadership structure – under which our Chief Executive Officer also serves as Chairman of the Board and a Presiding Director assumes specific responsibilities on behalf of the independent directors – is effective, provides the appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis and achieves the optimal governance model for us and for our stockholders.

Our Board's Role in Risk Oversight

              While management has responsibility for identifying and managing our exposure to risk on a daily basis, our Board plays an active and primary role in overseeing the processes we establish to assess, monitor and mitigate that exposure. The Board, directly and indirectly through its committees, routinely discusses with management the significant risks facing our company and reviews the guidelines, policies and procedures we have in place to address those risks, such as our approval process for investments. Directors regularly receive materials and information, including in-depth and in-person presentations from third-party experts, with respect to specific areas of risk, and the Board engages in comprehensive analyses and dialogue regarding those risks – a practice we have followed since 2008. This process enables the Board to focus on the strategic, financial, operational, legal, regulatory and other risks that are most significant to us and our business, and ensures that the risks we face are well understood, mitigated to the extent reasonable and consistent with the Board's view of our risk profile and risk tolerance.

              In addition to the risk oversight function administered directly by the Board, each of the Audit and Compliance, Executive Compensation, Nominating and Investment Committees exercises oversight related to the risks associated with the particular responsibilities of that committee. In accordance with NYSE requirements, the Audit and Compliance Committee (the "Audit Committee") reviews financial, accounting and internal control risks and the mechanisms through which we assess and manage risk. In addition, the Audit Committee has certain responsibilities with respect to our compliance programs, such as our Code of Ethics and Business Conduct and Whistleblower Policy and Procedures. Similarly, the Executive Compensation Committee (the "Compensation Committee") considers whether the structure of our compensation programs, as they relate to both executive officers and employees generally, encourages excessive risk-taking, and the Nominating Committee focuses on risks related to succession planning. The Investment Committee has responsibility for certain transaction-related risks, including the review of transactions in excess of established dollar thresholds or that involve investments in non-core assets. The chairs of these committees report on such matters to the full Board. We believe that this division of responsibilities is the most effective approach for identifying and addressing the risks facing us and that our Board leadership structure appropriately supports the Board's role in risk oversight.

 Attendance at Meetings

              Our Board held a total of twelve meetings during 2011. Each director attended at least 75% of the total meetings of the Board and the committees on which he or she served that were held during the time he or she was a director in 2011. See "—Board and Committee Membership" below.

              We encourage, but do not require, directors to attend our annual meetings of stockholders. All but two directors who were nominated for reelection at our 2011 Annual Meeting of Stockholders attended that meeting.

Executive Sessions of Independent Directors

              Our independent directors meet in executive session, outside the presence of management, at each regularly scheduled quarterly Board meeting and at other times as necessary or desirable. The Presiding Director chairs all regularly scheduled executive sessions and all other meetings of the independent directors.

              Members of our Audit, Compensation and Nominating Committees also meet in executive session, outside the presence of management, at each regularly scheduled committee meeting and at other times as necessary or desirable.

Communications with Directors

              Stockholders and other parties interested in communicating directly with our Board or any director on Board-related issues may do so by writing to Board of Directors, c/o Corporate Secretary, Ventas, Inc., 353 North Clark Street, Suite 3300, Chicago, Illinois 60654, or by submitting an e-mail to bod@ventasreit.com. Communications addressed to the Board are screened by our Corporate Secretary for appropriateness before distributing to the Board, or to any individual director or directors, as applicable.

              Additionally, stockholders and other parties interested in communicating directly with the Presiding Director of the Board or with the independent directors as a group may do so by writing to Presiding Director, Ventas, Inc., 353 North Clark Street, Suite 3300, Chicago, Illinois 60654, or by sending an e-mail to independentbod@ventasreit.com.

Director Nominations and Criteria for Board Membership

              Our Guidelines on Governance set forth, among other things, the process by which the Nominating Committee identifies and evaluates nominees for Board membership. Under this process, the Nominating Committee annually considers and recommends to the Board a slate of directors for election at the next annual meeting of stockholders. In selecting this slate, the Nominating Committee considers: incumbent directors who have indicated a willingness to continue to serve on our Board; candidates, if any, nominated by our stockholders; and other potential candidates identified by the Nominating Committee. Additionally, if at any time during the year a seat on the Board becomes vacant or a new seat is created, the Nominating Committee considers and recommends to the Board a candidate for appointment to fill the vacant or newly created seat.

              The Nominating Committee regularly reviews the size and composition of the Board in light of our changing requirements and seeks nominees who, taken together as a group, possess the skills and expertise appropriate for an effective Board. In evaluating potential director candidates, the Nominating Committee considers, among other factors, the experience, qualifications and attributes listed below and any additional characteristics that it believes one or more directors should possess, based on an assessment of the perceived needs of our Board at that time. The Nominating Committee considers different perspectives, skill sets, education, ages, genders, ethnic origins and business experience in its annual nomination process, although it has not established a formal policy regarding diversity in identifying potential director candidates. No single factor or group of factors is necessarily dispositive of whether a candidate will be recommended by the Nominating Committee. The Nominating Committee considers and applies these same standards in evaluating individuals recommended for nomination to our Board by our stockholders in accordance with the procedures described in this Proxy Statement under "Requirements for Submission of Stockholder Proposals, Director Nominations and Other Business."

              In general, the Nominating Committee seeks to include on our Board a complementary mix of individuals with diverse backgrounds, knowledge and viewpoints reflecting the broad set of challenges that the Board confronts without representing any particular interest group or constituency. Accordingly, our Guidelines on Governance provide that, in general, nominees for membership on the Board should:

  •
  Have demonstrated management or technical ability at high levels in successful organizations;

  •
  Be currently employed in positions of significant responsibility and decision making;

  •
  Have experience relevant to our operations, such as real estate, real estate investment trusts ("REITs"), healthcare, finance or general management;

  •
  Be well-respected in their business and home communities;

  •
  Have time to devote to Board duties; and

  •
  Be independent from us and not related to our other directors or employees.

In addition, our directors are expected to be active participants in governing our enterprise, and the Nominating Committee looks for certain characteristics common to all Board members, including integrity, independence, leadership ability, constructive and collegial personal attributes, candor and the ability and willingness to evaluate, challenge and stimulate.

              The Board's satisfaction of these criteria is implemented and assessed through ongoing consideration of directors and nominees by the Nominating Committee and the Board, as well as the Board's annual self-evaluation process. Based upon these activities, the Nominating Committee and the Board believe that the director-nominees named in this Proxy Statement satisfy these criteria.

              Matthew J. Lustig was appointed to our Board in May 2011 pursuant to the terms of a Director Appointment Letter we entered into in connection with our acquisition of substantially all of the real estate assets of ASLG. The Director Appointment Letter provided certain affiliates of Lazard Real Estate Partners LLC ("LREP") the right to designate one individual for nomination to our Board for so long as they collectively beneficially owned 3% or more of the outstanding shares of our common stock. Although our obligations under the Director Appointment Letter have terminated, the LREP affiliates continue to own a significant number of shares of our common stock and the Nominating Committee and the Board believe that Mr. Lustig's continued service as a director is beneficial to us and our stockholders. Douglas M. Pasquale, Richard I. Gilchrist and Robert D. Paulson are former NHP directors and were appointed to our Board in July 2011 in connection with our acquisition of NHP.

              We have from time to time retained search firms and other third parties to assist us in identifying potential candidates based on specific criteria that we provided to them, including the qualifications described above. We may retain search firms and other third parties on similar or other terms in the future.

Director Independence

              Our Guidelines on Governance require that at least a majority of the Board be comprised of directors who meet the criteria for independence under the rules and regulations of the NYSE. For a director to be considered independent under the NYSE's listing standards, the Board must affirmatively determine that the director has no direct or indirect material relationship with us. The Board has evaluated the independence of each non-management director on a case-by-case basis. The Board considered any matters that could affect the ability of the non-management director to exercise independent judgment in carrying out his or her responsibilities as a director, including all transactions and relationships between such director, his or her family members and organizations with which the director or his or her family members have an affiliation, on the one hand, and us, our subsidiaries and our management, on the other hand. Any such matters were evaluated from the standpoint of both the director and the persons or organizations with which the director has an affiliation, and each director abstained from the vote pertaining to the determination of his or her independence.

              Based on its review, the Board affirmatively determined that each of the following directors has no direct or indirect material relationship with us and therefore qualifies as independent under the NYSE's standards: Douglas Crocker II, Ronald G. Geary, Jay M. Gellert, Richard I. Gilchrist, Robert D. Paulson, Robert D. Reed, Sheli Z. Rosenberg, Glenn J. Rufrano, James D. Shelton and Thomas C. Theobald. Ms. Cafaro is not considered independent under the NYSE listing standards due to her employment as our Chairman and Chief Executive Officer. Mr. Lustig is not considered independent under the NYSE listing standards as a result of his affiliation with LREP and his service as Chairman of Atria Senior Living, Inc. ("Atria"), an entity that manages, as of December 31, 2011, 118 of our seniors housing properties. Mr. Pasquale is not considered independent under the NYSE listing standards because of his employment as Senior Advisor to our Chief Executive Officer from July 1, 2011 through December 31, 2011.

              In evaluating the independence of Mr. Gilchrist, Mr. Reed and Mr. Rufrano, the Board considered the following:

  •
  our wholly owned subsidiary, Nationwide Health Properties, LLC, as successor to NHP, leased office space from The Irvine Company ("Irvine"), for which Mr. Gilchrist serves as Senior Advisor, from July 2011 to February 2012;

  •
  our joint venture with Pacific Medical Buildings LLC to develop a new MOB that is expected to be 100% leased by Sutter Health, for which Mr. Reed serves as Senior Vice President and Chief Financial Officer; and

  •
  our engagement, from time to time, of Cushman & Wakefield, Inc. ("Cushman"), a global commercial real estate firm for which Mr. Rufrano serves as President and Chief Executive Officer, to act as a leasing agent or broker with respect to certain of our properties.

The Board does not believe these relationships will affect the ability of Mr. Gilchrist, Mr. Reed or Mr. Rufrano to exercise independent judgment in carrying out their responsibilities as directors of Ventas. See "Transactions with Related Persons."

 Code of Ethics and Business Conduct

              All of our directors and employees, including our Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer and Controller, as well as all of the directors and officers of our subsidiaries, are required to comply with our Code of Ethics and Business Conduct to ensure that our business is conducted in accordance with consistent legal and ethical standards. Our Code of Ethics and Business Conduct covers all major areas of professional conduct, including employment practices, conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information and other company assets, compliance with applicable laws and regulations, and proper and timely reporting of financial results.

              Our Code of Ethics and Business Conduct is available in the Corporate Governance section of our website at www.ventasreit.com/investor-relations/corporate-governance. In addition, we will provide a copy of our Code of Ethics and Business Conduct, without charge, upon request to our Corporate Secretary at Ventas, Inc., 353 North Clark Street, Suite 3300, Chicago, Illinois 60654. Waivers from, and amendments to, our Code of Ethics and Business Conduct that apply to our Chief Executive Officer, Chief Financial Officer or persons performing similar functions will be timely posted on our website at www.ventasreit.com. The information on our website is not a part of this Proxy Statement.

Board and Committee Membership

              Our Board has five standing committees that perform certain functions for the Board: the Audit Committee; the Compensation Committee; the Executive Committee; the Investment Committee; and the Nominating Committee.

              The table below provides current membership and 2011 meeting information for each of our Board committees:

Name	Audit Committee	Compensation Committee	Executive Committee	Investment Committee	Nominating Committee
Debra A. Cafaro			M	M
Douglas Crocker II*			M	C	M
Ronald G. Geary				M	M
Jay M. Gellert		C
Richard I. Gilchrist		M
Matthew J. Lustig
Douglas M. Pasquale
Robert D. Paulson			M
Robert D. Reed	C
Sheli Z. Rosenberg	M		M		C
Glenn J. Rufrano	M
James D. Shelton		M		M
Thomas C. Theobald		M	C
Total Meetings in 2011	5	8	0	4	5

* Presiding Director
C = Committee chair
M = Committee member

              Each of the Audit, Compensation and Nominating Committees operates pursuant to a written charter. These charters are available in the Corporate Governance section of our website at www.ventasreit.com/investor-relations/corporate-governance. In addition, we will provide copies of the Audit, Compensation and Nominating Committee charters, without charge, upon request to our Corporate Secretary at Ventas, Inc., 353 North Clark Street, Suite 3300, Chicago, Illinois, 60654. Information on our website is not a part of this Proxy Statement.

Audit and Compliance Committee

              The Audit Committee assists the Board in fulfilling its responsibilities relating to our accounting and reporting practices, including oversight of the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm. Among other things, the Audit Committee:

  •
  Prepares the report required by SEC rules to be included in our annual proxy statement;

  •
  Annually assesses the adequacy of its charter and reviews its performance;

  •
  Appoints and evaluates our independent registered public accounting firm;

  •
  Compensates, retains and oversees the work of the independent registered public accounting firm (including the resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

  •
  Reviews and approves our annual audited financial statements, quarterly financial statements and other reports and statements filed with the SEC;

  •
  Approves all audit services and permitted non-audit services (including the fees and terms thereof);

  •
  Reviews significant issues and judgments concerning our financial statements, regulatory and accounting initiatives, and internal controls;

  •
  Reviews quarterly reports from the independent registered public accounting firm on all critical accounting policies to be used, alternative treatment of financial information and other material written communications between the independent registered public accounting firm and management;

  •
  Reviews our earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies;

  •
  Reviews our risk exposures, including our risk assessment and risk management policies and guidelines;

  •
  Reviews disclosures by our Chief Executive Officer and Chief Financial Officer about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;

  •
  Discusses with the independent registered public accounting firm any problems relating to the conduct of the audit and management's response thereto;

  •
  Reviews and evaluates the qualifications, performance and independence of the independent registered public accounting firm, including the lead partner of the audit team;

  •
  Annually reviews a report from the independent registered public accounting firm regarding (i) the independent registered public accounting firm's internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent registered public accounting firm and our company;

  •
  Oversees our internal audit function;

  •
  Reviews conflicts of interest and similar matters involving our directors or officers;

  •
  Establishes procedures for the receipt, retention and treatment of complaints concerning financial matters;

  •
  Reviews correspondence with regulators or governmental agencies and published reports concerning our financial statements; and

  •
  Reviews accounting and financial personnel.

              The Audit Committee maintains free and open communication with the Board, our independent registered public accounting firm, our internal auditors and our financial and accounting management. The Audit Committee meets separately in executive session, outside the presence of management, with each of the independent registered public accounting firm and the internal auditors at each regularly scheduled meeting and at other times as necessary or desirable.

              The Board has determined that each member of the Audit Committee is independent and satisfies the independence standards of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and related rules and regulations of the SEC and the NYSE listing standards, including the additional independence requirements for audit committee members. The Board has also determined that each member of the Audit Committee is financially literate and qualifies as an "audit committee financial expert" for purposes of the SEC's rules.

Executive Committee

              The Board has delegated to the Executive Committee the power to direct the management of our business and affairs in emergency situations during the intervals between meetings of the Board, except for matters specifically reserved for the Board and its other committees. The Executive Committee exercises its delegated authority only under extraordinary circumstances and has not held a meeting since 2002.

Executive Compensation Committee

              The Compensation Committee has primary responsibility for the design, review, approval and administration of all aspects of our executive compensation program. The Compensation Committee makes all compensation decisions for, and reviews the performance of, each of our executive officers other than our Chief Executive Officer. The Compensation Committee also reviews the performance of, and makes compensation recommendations for, our Chief Executive Officer. Final decisions regarding compensation for our Chief Executive Officer are made by the independent members of the Board, taking into consideration the Compensation Committee's recommendations.

              The Compensation Committee meets throughout the year to review our compensation philosophy and its continued alignment with our business goals and to consider and approve the executive compensation program for the coming year. The Compensation Committee, with the assistance of a nationally recognized independent compensation consultant, discusses changes, if any, to the program structure, assesses the appropriate peer comparators, sets base salaries, determines annual and long-term incentive award levels and establishes the applicable performance goals for annual and long-term incentive awards for our executive officers.

              Our executive officers provide support to the Compensation Committee by coordinating meeting logistics, preparing and disseminating relevant financial and non-financial company information and relevant data concerning our peer comparators as a supplement to the comparative market data prepared by the compensation consultant, and making recommendations with respect to goals and related performance metrics. Our Chief Executive Officer attends meetings at the Compensation Committee's request and recommends to the Compensation Committee compensation changes affecting the other executive officers. However, our Chief Executive Officer does not play any role in setting her own compensation. In addition, at the Compensation Committee's request, our General Counsel, Corporate Secretary or Senior Vice President, Human Resources will attend meetings to act as secretary and record the minutes of the meetings. At a minimum at each regularly scheduled meeting, the Compensation Committee meets in executive session without management present.

              The Compensation Committee meets during the first quarter of each year, typically in January, to review the achievement of performance goals for executives, to determine annual and long-term incentive awards for the prior year and to approve equity award grants to our executive officers and, based on management's recommendation, other employees. Our executive officers provide support to the Compensation Committee in this process, and the Chief Executive Officer makes award recommendations with respect to the other executive officers.

              The Board has determined that each member of the Compensation Committee is independent and satisfies the NYSE listing standards. The Board has also determined that each member of the Compensation Committee meets the additional requirements for compensation committee members under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Independent Compensation Consultant

              Under its charter, the Compensation Committee has authority to retain compensation consultants, outside counsel and other advisors that the Compensation Committee deems appropriate, in its sole discretion, to assist it in discharging its duties and to approve the terms of retention and fees to be paid to those consultants and advisors. The compensation consultant reports to the Compensation Committee and receives no fees from us that are unrelated to its role as advisor to our Board and its committees. Although the compensation consultant periodically interacts with company employees to gather and review information related to our executive compensation program, this work is done at the direction of the Compensation Committee. Pursuant to our Compensation Consultant Independence Policy, any compensation consultant retained by the Compensation Committee must be independent, as determined annually by the Compensation Committee in its reasonable business judgment, considering all relevant facts and circumstances.

              Pearl Meyer & Partners ("PM&P") has served as the Compensation Committee's independent consultant since 2006. In 2011, the Compensation Committee retained PM&P to advise it and the independent members of the Board, as applicable, on matters related to our executive compensation levels and program design for 2012. The Compensation Committee reviews the scope of work provided by PM&P on an annual basis and, in connection with PM&P's engagement in 2011, determined that PM&P met the independence criteria under our Compensation Consultant Independence Policy and applicable SEC guidelines. Also in 2011, the Nominating Committee retained PM&P to advise it and the Board on matters related to non-employee director compensation levels and program design for 2012. PM&P and its affiliates did not perform any other consulting services for us during the year ended December 31, 2011.

  Compensation Risk Assessment

              The Compensation Committee annually considers whether our compensation policies and practices for all employees, including our executive officers, create risks that are reasonably likely to have a material adverse effect on our company. As part of this risk assessment in 2012, management reviewed our existing compensation plans and programs, including our severance and change-in-control arrangements, in the context of our business risk environment. In its review, the Compensation Committee noted several design features of our compensation programs that reduce the likelihood of excessive risk-taking, including, without limitation: a balanced mix of cash and equity compensation and annual and long-term incentives; multiple performance measures with payouts capped and subject to the Compensation Committee's or the Board's overall assessment of performance; equity compensation weighted more heavily towards restricted stock than stock options to provide greater incentive to create and preserve long-term stockholder value; and minimum stock ownership guidelines that align with long-term stockholder interests. Based on its evaluation, the Compensation Committee determined, in its reasonable business judgment, that our compensation practices and policies for all employees do not encourage excessive risk-taking and instead promote behaviors that support long-term sustainability and stockholder value creation.

  Compensation Committee Interlocks and Insider Participation

              During the year ended December 31, 2011, Messrs. Gellert, Gilchrist, Shelton and Theobald served on the Compensation Committee. No member of the Compensation Committee is, or has been, employed by us or our subsidiaries or is an employee of any entity for which any of our executive officers serves on the board of directors.

Investment Committee

              The function of the Investment Committee is to review and approve certain investments in, and acquisitions or development of, seniors housing and healthcare properties, as well as divestitures of properties, in accordance with our Amended and Restated Investment and Divestiture Approval Policy.

Nominating and Corporate Governance Committee

              The Nominating Committee is responsible for matters of corporate governance and matters relating to the practices, policies and procedures of the Board, such as: identifying individuals qualified to become members of the Board; selecting, or recommending to the Board for selection, director-nominees; overseeing evaluation of the Board and Board committees; developing and recommending to the Board a set of corporate governance guidelines and the corporate code of ethics; and generally advising the Board on corporate governance and related matters. Under the terms of its charter, the Nominating Committee also:

  •
  Establishes or approves the criteria for Board membership;

  •
  Makes recommendations to the Board regarding its size and composition and the tenure of directors;

  •
  Reviews stockholder proposals and proposed responses;

  •
  Advises the Board on appropriate structure and operations of all committees of the Board, including committee member qualifications;

  •
  Reviews and recommends to the Board committee assignments and additional committee members to fill vacancies as needed;

  •
  Annually reviews and recommends to the Board the amount and types of compensation to be paid to our non-employee directors;

  •
  Annually reviews with the Board succession planning with respect to our Chief Executive Officer and other executive officers;

  •
  Periodically reviews our policies and procedures, including without limitation our Guidelines on Governance and Code of Ethics and Business Conduct, as it deems appropriate, and recommends any changes or modifications to the Board for approval;

  •
  Develops, implements, reviews and monitors an orientation program for new directors, as well as a continuing education program for existing directors;

  •
  Monitors developments, trends and best practices in corporate governance and takes such actions in accordance therewith, as it deems appropriate; and

  •
  Oversees, as it deems appropriate, an evaluation process of the Board and each of the Board committees, as well as an annual self-performance evaluation.

              The Nominating Committee has the authority to form subcommittees of independent directors and delegate its authority, to the extent not otherwise inconsistent with its obligations and responsibilities.

              The Board has determined that each member of the Nominating Committee is independent and satisfies the NYSE listing standards.

Non-Employee Director Compensation

              Our Board believes that the compensation paid to our non-employee directors should be competitive with comparable companies and should enable us to attract and retain individuals of the highest quality to serve as our directors. In addition, the Board believes that a significant portion of that compensation should align director interests with the long-term interests of our stockholders. Accordingly, non-employee directors receive a combination of cash and equity-based compensation for their services. Each of these components is described below. We also reimburse each non-employee director for travel and other expenses associated with attending Board and committee meetings, director education programs and other Board-related activities.

              Ms. Cafaro, our only employee director, does not receive compensation for her service as a director. Mr. Pasquale, who served as Senior Advisor to our Chief Executive Officer from July 1, 2011 through December 31, 2011, did not receive compensation for his service as a director during 2011.

 Cash Compensation

              The cash compensation paid to, or earned by, our non-employee directors in 2011 was comprised of the following three components:

  •
  Quarterly Board retainer: Each non-employee director received a retainer of $18,750 for each calendar quarter in which he or she served as a director. The Presiding Director received an additional retainer of $6,250 for each calendar quarter of service.

  •
  Quarterly committee retainers: Each member (other than the chair) of the Audit, Compensation and Nominating Committees received a retainer of $5,000, $5,000 and $3,750, respectively, for each calendar quarter of service as a member of such committee. The chair of the Audit, Compensation and Nominating Committees received a retainer of $6,250, $6,250 and $5,000, respectively, for each calendar quarter of service as the chair of such committee.

  •
  Board and committee meeting fees: Each non-employee director received $1,500 for each Board meeting he or she attended in excess of the eighth Board meeting held during the year, $1,500 for each Audit, Compensation or Nominating Committee meeting he or she attended in excess of the sixth such committee meeting held during the year and $1,500 for each Investment or Executive Committee meeting he or she attended during the year (in each case, including telephonic meetings, unless the meeting was 30 minutes or less).

              Pursuant to our Nonemployee Directors' Deferred Stock Compensation Plan (the "Director Deferred Compensation Plan"), non-employee directors may elect to defer receipt of all or a portion of their retainer and meeting fees. Deferred fees are credited to each participating director in the form of stock units, based on the fair market value of our common stock on the deferral date. At the prior election of the participating director, dividend equivalents on the stock units are paid either in additional units or cash. After a participating director ceases to serve on the Board, or at such later time as he or she has previously designated, the director's stock unit account is settled in whole shares of our common stock on a one-for-one basis and distributed either in one lump sum or in installments over a period of not more than ten years, at the director's prior election. Fractional stock units are paid out in cash.

Equity-Based Compensation

              The equity-based compensation paid to our non-employee directors in 2011 consisted of stock options and shares of restricted stock or restricted stock units, at the director's prior election, granted pursuant to our 2006 Stock Plan for Directors as follows:

  •
  On January 1, each non-employee director who was serving on such date received: (1) options to purchase 5,000 shares of our common stock, having an exercise price equal to the fair market value of our common stock on the date of grant; and (2) shares of restricted stock or restricted stock units, at his or her prior election, having an aggregate value equal to $100,000 minus the value of the same-day grant of stock options described in clause (1).

  •
  Upon initial election or appointment to the Board, each non-employee director received: (1) options to purchase a number of shares of common stock equal to a pro rata portion of the number of stock options granted to the existing directors on January 1 (determined by reference to the number of days remaining in the calendar year), having an exercise price equal to the fair market value of our common stock on the date of grant; and (2) 2,000 shares of restricted stock or restricted stock units, at his or her prior election, plus a number of shares of restricted stock having an aggregate value equal to a pro rata portion of $100,000 minus the fair market value of the same-day grant of stock options described in clause (1) (in each case, determined by reference to the number of days remaining in the calendar year).

              Stock options granted to our non-employee directors generally vest in two equal annual installments, beginning on the date of grant, and are subject to a ten-year term. The stock option exercise price is the closing price of our common stock on the date of grant. Shares of restricted stock and restricted stock units granted to our non-employee directors generally vest in two equal annual installments, beginning on the first anniversary of the date of grant.

Non-Employee Director Compensation Review Practices

              The Nominating Committee is responsible for annually reviewing the amount and types of compensation to be paid to our non-employee directors, and any changes to our non-employee director compensation program must be recommended by the Nominating Committee for approval by the Board. As part of its annual review, the Nominating Committee may consider information contained in surveys compiled by the National Association of Corporate Directors or the National Association of Real Estate Investment Trusts ("NAREIT") and may retain an independent compensation consultant to advise it on appropriate director compensation levels. In 2011, the Nominating Committee retained PM&P to advise on matters related to non-employee director compensation levels and program design for 2012.

 2011 Non-Employee Director Compensation Table

              The following table sets forth the compensation awarded or paid to, or earned by, our non-employee directors during 2011:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
D. Crocker II	$125,500	$53,800	$46,200	—	—	—	$225,500
R. Geary	110,000	53,800	46,200	—	—	—	210,000
J. Gellert	104,500	53,800	46,200	—	—	—	204,500
R. Gilchrist(4)	42,000	28,185	22,226	—	—	—	92,411
M. Lustig(5)	42,000	35,531	28,304	—	—	—	105,835
R. Paulson(4)	42,000	28,185	22,226	—	—	—	92,411
R. Reed	102,000	53,800	46,200	—	—	—	202,000
S. Rosenberg	118,000	53,800	46,200	—	—	—	218,000
G. Rufrano	89,500	53,800	46,200	—	—	—	189,500
J. Shelton	104,000	53,800	46,200	—	—	—	204,000
T. Theobald	99,500	53,800	46,200	—	—	—	199,500
(1)
The amounts shown in this column reflect quarterly retainer and meeting fees described above under "—Cash Compensation." Mr. Crocker received an additional $25,000 retainer in 2011 for his service as the Presiding Director. Of the amounts shown in this column, the following directors elected to defer all or a portion of their retainer and meeting fees pursuant to the Director Deferred Compensation Plan described above and were credited with the following stock units: Mr. Crocker, $125,500 or 2,385 units; Mr. Gellert, $104,500 or 1,987 units; Mr. Lustig, $42,000 or 813 units; Mr. Rufrano, $89,500 or 1,707 units; and Mr. Shelton, $52,000 or 988 units.

(2)
The amounts shown in this column represent the full grant date fair value of shares of restricted stock or restricted stock units granted to each non-employee director, excluding stock units credited in lieu of retainer and meeting fees, calculated pursuant to Financial Accounting Standards Board ("FASB") guidance regarding fair value provisions for share-based awards. See Note 12 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the relevant assumptions used in calculating grant date fair value. Directors are generally entitled to dividends paid on vested and unvested shares of restricted stock and dividend equivalents on vested and unvested restricted stock units.

As of December 31, 2011, the aggregate number of unvested shares of restricted stock and restricted stock units held by each non-employee director was as follows:

Mr. Crocker	1,683 shares
Mr. Geary	1,683 shares
Mr. Gellert	1,683 shares
Mr. Gilchrist	2,524 shares
Mr. Lustig	2,656 shares
Mr. Paulson	2,524 shares
Mr. Reed	1,683 shares
Ms. Rosenberg	1,683 shares
Mr. Rufrano	2,406 shares
Mr. Shelton	1,683 shares
Mr. Theobald	1,683 shares

(3)
The amounts shown in this column represent the full grant date fair value of stock options granted to each non-employee director, calculated pursuant to FASB guidance regarding fair value provisions for share-based awards. See Note 12 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the relevant assumptions used in calculating grant date fair value.

As of December 31, 2011, the aggregate number of shares underlying unexercised (vested and unvested) stock options held by each non-employee director was as follows:

Mr. Crocker	40,000 shares
Mr. Geary	15,000 shares
Mr. Gellert	45,000 shares
Mr. Gilchrist	2,520 shares
Mr. Lustig	3,191 shares
Mr. Paulson	2,520 shares
Mr. Reed	15,000 shares
Ms. Rosenberg	40,000 shares
Mr. Rufrano	7,849 shares
Mr. Shelton	15,000 shares
Mr. Theobald	25,000 shares
(4)
Messrs. Gilchrist and Paulson were appointed to our Board, effective July 1, 2011. Upon their initial appointment, they were each granted 2,524 shares of restricted stock and 2,520 stock options in accordance with our non-employee director compensation program.

(5)
Mr. Lustig was appointed to our Board, effective May 13, 2011. Upon his initial appointment, he was granted 2,656 shares of restricted stock and 3,191 stock options in accordance with our non-employee director compensation program.

Minimum Share Ownership Guidelines for Non-Employee Directors

              In 2011, we amended our minimum share ownership guidelines to require each non-employee director to maintain a minimum number of shares of our common stock with a value not less than five times the current annual cash retainer (currently $75,000) paid to such director for service on our Board (excluding, among other things, any additional retainer paid for committee membership or chairmanship or service as the Presiding Director). Each non-employee director has five years from the date that he or she first becomes subject to the guidelines to satisfy the minimum share ownership levels, and until such time, that director must retain 100% of the common stock or stock units granted to him or her as compensation minus any shares forfeited by the director under our share withholding program to pay taxes on the vesting of shares. Compliance with the guidelines is reviewed on July 1 of each year. Taking into account any permitted transition period, all of our non-employee directors are currently in compliance with these guidelines.

EXECUTIVE OFFICERS

              Set forth below is certain biographical information concerning each of our executive officers. Ages shown for all executive officers are as of the date of the Annual Meeting.

Name, Age and Position	Business Experience
Debra A. Cafaro, 54 Chairman and Chief Executive Officer	Ms. Cafaro's biographical information is set forth in this Proxy Statement under "Proposals Requiring Your Vote – Proposal 1: Election of Directors."
Raymond J. Lewis, 47 President	Mr. Lewis was named President of Ventas in November 2010. He previously served as our Executive Vice President and Chief Investment Officer from January 2006 to November 2010 and as our Senior Vice President and Chief Investment Officer from 2002 to 2006. Prior to joining us in 2002, he was managing director of business development for GE Capital Healthcare Financial Services, a division of General Electric Capital Corporation ("GECC"), which is a subsidiary of General Electric Corporation, where he led a team focused on mergers and portfolio acquisitions of healthcare assets. Before that, Mr. Lewis was Executive Vice President of Healthcare Finance for Heller Financial, Inc. (which was acquired by GECC in 2001), where he had primary responsibility for healthcare lending. Mr. Lewis is Chairman Emeritus of the National Investment Center for the Seniors Housing & Care Industry (NIC). He is also currently a member of the Executive Board of the American Seniors Housing Association where he serves as Secretary and Treasurer on the Executive Committee.
Todd W. Lillibridge, 56 Executive Vice President, Medical Property Operations and President and Chief Executive Officer, Lillibridge Healthcare Services, Inc.	Mr. Lillibridge joined us as Executive Vice President, Medical Property Operations in July 2010. Mr. Lillibridge also serves as President and Chief Executive Officer of our subsidiary, Lillibridge Healthcare Services, Inc. ("Lillibridge"), where he is responsible for the strategic focus, vision and overall leadership of our medical office building operations. Prior to joining Lillibridge's predecessor in 1982, and subsequently establishing Lillibridge & Company, Mr. Lillibridge was employed by Baird & Warner, Inc., of Chicago, Illinois, serving in the real estate finance group and the development division. He is a member of the Economic Club of Chicago, the World Presidents' Organization of Chicago and the Board of Directors of the Joffrey Ballet.
T. Richard Riney, 54 Executive Vice President, Chief Administrative Officer and General Counsel	Mr. Riney has been our Executive Vice President and General Counsel since 1998, was named our Chief Administrative Officer in February 2007 and also served as our Corporate Secretary from 1998 to 2012. From 1996 to 1998, he served as Transactions Counsel for our predecessor, Vencor, Inc. Prior to that, Mr. Riney practiced law with the law firm of Hirn, Reed & Harper, where his areas of concentration were real estate and corporate finance. He is admitted to the Bar in Kentucky and is a member of NAREIT.
Richard A. Schweinhart, 62 Executive Vice President and Chief Financial Officer	Mr. Schweinhart has been our Executive Vice President and Chief Financial Officer since January 2006. He joined us in 2002 as our Senior Vice President and Chief Financial Officer, after briefly serving as a full-time consultant to Ventas. From 1998 to 2002, he served as Senior Vice President and Chief Financial Officer for Kindred Healthcare, Inc. (NYSE: KND), where he was responsible for all financial aspects of the company, including accounting, finance, purchasing, insurance, tax, reimbursement and internal control. Prior to that, Mr. Schweinhart was Senior Vice President of Finance for HCA, Chief Financial Officer at Galen Health Care, Inc. (a spin-off of Humana Inc. ("Humana")) prior to its acquisition by HCA and Senior Vice President of Finance at Humana. He is a Certified Public Accountant.

SECURITIES OWNERSHIP

Directors, Director-Nominees and Executive Officers

              The following table shows, as of March 20, 2012, the number of shares of our common stock beneficially owned by each of our directors and director-nominees, each of our Named Executive Officers (defined in this Proxy Statement under "Executive Compensation—Compensation Discussion and Analysis"), and all of our directors, director-nominees and executive officers as a group:

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)(2)		Percent of Class(1)
D. Cafaro	1,771,767	(3)(4)	*
D. Crocker II	119,401	(3)(5)	*
R. Geary	35,664	(3)(5)	*
J. Gellert	107,611	(3)(5)	*
R. Gilchrist	14,747	(3)	*
R. Lewis	273,134	(3)	*
T. Lillibridge	113,103	(3)	*
M. Lustig	3,710,725	(3)(5)(6)	1.3
D. Pasquale	222,469	(3)(7)	*
R. Paulson	34,089	(3)(8)	*
R. Reed	27,413	(3)(5)	*
T.R. Riney	432,762	(3)(9)	*
S. Rosenberg	111,196	(3)(5)	*
G. Rufrano	18,097	(3)(5)	*
R. Schweinhart	439,246	(3)(10)	*
J. Shelton	26,687	(3)(5)	*
T. Theobald	49,477	(3)(5)(11)	*
All directors, director-nominees and executive officers as a group (17 persons)	7,507,588		2.6%
*
Less than 1%

(1)
For purposes of this Proxy Statement, shares beneficially owned, as determined in accordance with applicable rules of the SEC, includes shares over which a person has or shares voting power or investment power (whether or not vested). Each named person is deemed to be the beneficial owner of shares of our common stock that may be acquired within 60 days of March 20, 2012 through the exercise of options, warrants or rights, if any, and such shares are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person; however, any such shares are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person. Subject to the preceding sentence, percentages are based on 289,026,857 shares of our common stock outstanding on March 20, 2012.

(2)
Except as set forth in these footnotes, the named persons have sole voting and investment power over the shares of our common stock beneficially owned by them. The number of shares shown does not include the interests of certain persons in shares held by family members in their own right.

(3)
Includes the following number of shares of common stock that the respective directors, director-nominees and Named Executive Officers have or will have the right to acquire pursuant to stock options exercisable as of or within 60 days after

  March 20, 2012: Ms. Cafaro, 1,007,915 (including 422,720 stock options held in trust for the benefit of Ms. Cafaro's immediate family, as to which Ms. Cafaro's spouse is a co-trustee); Mr. Crocker, 42,500; Mr. Geary, 17,500; Mr. Gellert, 47,500; Mr. Gilchrist, 3,760; Mr. Lewis, 112,624; Mr. Lillibridge, 13,621; Mr. Lustig, 5,691; Mr. Pasquale, 86,103; Mr. Paulson, 3,760; Mr. Reed, 17,500; Mr. Riney, 186,903; Ms. Rosenberg, 42,500; Mr. Rufrano, 10,349; Mr. Schweinhart, 307,448; Mr. Shelton, 17,500; and Mr. Theobald, 27,500.

(4)
Includes 5,000 shares held in trust for the benefit of Ms. Cafaro's immediate family, as to which Ms. Cafaro's spouse is the trustee. Ms. Cafaro disclaims beneficial ownership of these 5,000 shares.

(5)
Includes the following number of restricted stock units held by the respective directors: Mr. Crocker, 4,713; Mr. Gellert, 10,141; Mr. Lustig, 1,028; Mr. Pasquale, 16,938; Mr. Shelton, 1,028; and Mr. Theobald, 10,141. Also includes the following number of stock units credited to the respective directors' stock unit accounts pursuant to the Director Deferred Compensation Plan: Mr. Crocker, 21,517; Mr. Geary, 2,098; Mr. Gellert, 15,071; Mr. Lustig, 1,164; Mr. Reed, 2,485; Ms. Rosenberg, 4,134; Mr. Rufrano, 2,932; Mr. Shelton, 1,759; and Mr. Theobald, 7,836.

(6)
In his capacity as Chief Executive Officer and Managing Principal of LREP and a Managing Director of Lazard Alternative Investments LLC, an affiliate of LREP, Mr. Lustig may be deemed to be the beneficial owner of 3.7 million shares of our common stock that are owned by LREP and its affiliates. Mr. Lustig disclaims beneficial ownership of these 3.7 million shares, except to the extent of his pecuniary interest therein, if any.

(7)
Includes 4,326 shares held in Mr. Pasquale's IRA.

(8)
Includes 8,012 shares held in trust for the benefit of Mr. Paulson's wife and children, as to which Mr. Paulson is the trustee. Mr. Paulson disclaims beneficial ownership of these 8,012 shares.

(9)
Includes 1,300 shares held in Mr. Riney's IRA.

(10)
Includes 805 shares held in Mr. Schweinhart's IRA and 800 shares held in Mr. Schweinhart's spouse's IRA. Mr. Schweinhart disclaims beneficial ownership of these 800 shares. Mr. Schweinhart has shared voting and investment power over 10,078 shares of common stock.

(11)
Includes 3,000 shares held in trust for the benefit of Mr. Theobald's son, as to which Mr. Theobald is the trustee, and 1,000 shares held in a custody account for Mr. Theobald's daughter. Mr. Theobald disclaims beneficial ownership of these 4,000 shares.

Director and Executive Officer 10b5-1 Plans

              From time to time, certain of our directors and executive officers may adopt non-discretionary, written trading plans that comply with Rule 10b5-1 under the Exchange Act. 10b5-1 plans permit our directors and executive officers to monetize their equity-based compensation in an automatic and non-discretionary manner over time and are generally adopted for estate, tax and financial planning purposes. Each of Ms. Cafaro, Mr. Pasquale and Mr. Riney currently has in effect such a plan.

              Ms. Cafaro's 10b5-1 plan currently covers the sale of up to 210,000 shares of our common stock either owned by her or expected to be acquired by her through the exercise of stock options previously granted to her as a portion of her long-term compensation, subject to certain conditions (including an average minimum sale price of $67 per share), and is expected to be in effect until June 2012. In addition, a trust of which Ms. Cafaro's spouse is the trustee has adopted a 10b5-1 plan covering the sale of 30,000 shares of our common stock expected to be acquired by the trust through the exercise of stock options previously granted to, and gifted by, Ms. Cafaro, subject to certain conditions (including an average minimum sale price of $67 per share), which is expected to be in effect until June 2012. At March 20, 2012, Ms. Cafaro beneficially owned approximately 1.9 million shares of common stock (including all unexercised stock options).

              Mr. Pasquale's 10b5-1 plan currently covers the sale of up to 44,200 shares of our common stock owned by him, subject to certain conditions (including an average minimum sale price exceeding $60 per share), and is expected to be in effect until December 2012. At March 20, 2012, Mr. Pasquale beneficially owned approximately 0.2 million shares of common stock (including all unexercised stock options).

              Mr. Riney's 10b5-1 plan covers the sale of 146,704 shares of our common stock expected to be acquired by him through the exercise of stock options previously granted to him as a portion of his long-term compensation, subject to certain conditions (including an average minimum sale price exceeding $51 per share), and is expected to be in effect until January 2013. At March 20, 2012, Mr. Riney beneficially owned approximately 0.5 million shares of common stock (including all unexercised stock options).

              See "—Directors, Director-Nominees and Executive Officers" above for information regarding the number of shares of our common stock beneficially owned by each of our directors and executive officers.

Principal Stockholders

              The following table shows, as of March 20, 2012, the number of shares of our common stock beneficially owned by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owner	Common Stock Beneficially Owned		Percent of Class(1)
BlackRock, Inc. 40 East 52nd Street New York, NY10022	20,544,041	(2)	7.1%
FMR LLC 82 Devonshire Street Boston, MA 02109	19,290,908	(3)	6.7%
Invesco Ltd. 1555 Peachtree Street NE Atlanta, GA 30309	15,600,003	(4)	5.4%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	26,495,950	(5)	9.2%
Vanguard Specialized Funds—Vanguard REIT Index Fund 100 Vanguard Boulevard Malvern, PA 19355	15,158,784	(6)	5.2%
(1)
Percentages are based on 289,026,857 shares of our common stock outstanding on March 20, 2012.

(2)
Based solely on information contained in a Schedule 13G/A filed by BlackRock, Inc., for itself and for certain of its affiliates (collectively, "BlackRock"), on February 10, 2012. BlackRock reported that, as of December 30, 2011, it had sole voting and dispositive power over 20,544,041 shares of our common stock. BlackRock, Inc. is a parent holding company.

(3)
Based solely on information contained in a Schedule 13G/A filed jointly by FMR LLC, for itself and on behalf of its subsidiaries, Edward C. Johnson 3d and Fidelity Management & Research Company (collectively, "FMR") on February 14, 2012. FMR reported that, as of December 31, 2011, it had sole voting power over 3,726,498 shares of our common stock and sole dispositive power over 19,290,908 shares of our common stock. Each of Fidelity Management & Research Company, Strategic Advisers, Inc. and Pyramis Global Advisors, LLC is an investment adviser registered under Section 203 of the Investment Advisers Act and a wholly owned subsidiary of FMR LLC. Pyramis Global Advisors Trust Company, a bank, is also a wholly owned subsidiary of FMR LLC. Mr. Johnson, Chairman of FMR LLC, and members of his family collectively own, directly or through trusts, (a) shares of FMR LLC representing 49% of the voting power of FMR LLC and (b) shares of FIL Limited, a qualified institution that provides investment advisory and management services, representing more than 25% and less than 50% of the voting power of FIL Limited. FMR reported that it prepared the Schedule 13G/A as if all of the shares of our common stock reported therein are beneficially owned by FMR LLC and FIL Limited on a joint basis.

(4)
Based solely on information contained in a Schedule 13G filed jointly by Invesco Ltd., for itself and behalf of its subsidiaries, Invesco Advisers Inc., Invesco Investment Advisers, LLC, Invesco PowerShares Capital Management, Invesco Asset Management (Japan) Limited, Invesco National Trust Company, Stein Roe Investment Counsel, Inc. and Invesco PowerShares Capital Management Ireland Limited (collectively, "Invesco") on February 14, 2012. Invesco reported that, as of December 31, 2011, it had sole voting power over 5,731,903 shares of our common stock, sole dispositive power over 15,557,469 shares of our common stock, shared voting power over 60,883 shares of our common stock and shared dispositive power over 42,534 shares of our common stock. Each of the Invesco subsidiaries is an investment adviser registered under Section 203 of the Investment Advisers Act.

(5)
Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group, Inc. ("Vanguard") on February 10, 2012. Vanguard reported that, as of December 31, 2011, it had sole voting power over 383,227 shares of our common stock, sole dispositive power over 26,112,723 shares of our common stock and shared dispositive power over 383,227 shares of our common stock. Vanguard is an investment advisor registered under Section 203 of the Investment Advisors Act. Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 383,227 shares of our common stock as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

(6)
Based solely on information contained in a Schedule 13G/A filed by Vanguard Specialized Funds—Vanguard REIT Index Fund ("Vanguard REIT Fund") on January 26, 2012. Vanguard REIT Fund reported that, as of December 31, 2011, it had sole voting power over 15,158,784 shares of our common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Exchange Act requires our directors, officers (as defined in Rule 16a-1 under the Exchange Act) and persons who own more than 10% of our outstanding common stock to file reports of beneficial ownership and changes in such ownership with the SEC. Based solely on our records and on written representations from certain reporting persons that no Form 5 was required for such persons, we believe that during 2011 all of our directors, officers and persons who owned more than 10% of our common stock complied with all applicable Section 16(a) filing requirements.

TRANSACTIONS WITH RELATED PERSONS

              Our Board has an unwritten policy requiring that any transaction between us and any of our officers, directors or their affiliates be approved by the disinterested members of the Board and be on terms no less favorable to us than those available from unaffiliated parties. In addition, our Audit Committee charter provides that any such transaction and all other conflicts of interest or similar matters involving any of our officers or directors must also be reviewed by the Audit Committee. Pursuant to our Code of Ethics and Business Conduct, officers and directors must disclose in writing to our General Counsel, who will review the matter with the Presiding Director, any existing or proposed transaction in which he or she has a personal interest, or in which there is or might appear to be a conflict of interest by reason of his or her connection to another business organization, and must refrain from voting on any such transaction.

Transactions with Atria and ASLG

              On May 12, 2011, we acquired substantially all of the real estate assets and working capital of ASLG from private equity funds managed by LREP or its affiliates for a total purchase price of approximately $3.4 billion, which we funded in part through the issuance of 24.9 million shares of our common stock. Prior to the closing, ASLG spun off its management operations to a newly formed entity, Atria, that continues to operate the acquired assets under long-term management agreements with us. Mr. Lustig, Chief Executive Officer and Managing Principal of LREP and Atria Chairman, has served as a member of our Board since May 2011. In 2011, we paid Atria $20.2 million in management fees. The Board approved the terms of the management agreements in connection with its approval of the ASLG transaction, and we believe that the terms of the management agreements are no less favorable to us than those available from an unaffiliated party.

Transactions with Cushman

              From time to time, we may engage Cushman to act as a leasing agent or broker with respect to certain of our properties. Mr. Rufrano is President and Chief Executive Officer of Cushman and has served as a member of our Board of Directors since June 2010. We believe any fees we pay to Cushman in connection with the provision of these services are customary, represent market rates and are no less favorable to us than the terms available from an unaffiliated party. Total fees we paid to Cushman during 2011 were de minimis.

Transactions with Irvine

              From July 2011 to February 2012, our wholly owned subsidiary, Nationwide Health Properties, LLC, as successor to NHP, leased office space from Irvine. Mr. Gilchrist, Senior Advisor to Irvine and former President of Irvine's Investment Properties Group, has served as a member of our Board since July 2011. In 2011, we paid $280,000 in rent to Irvine. We believe the rent we paid to Irvine in 2011 was customary, represented market rates and was no less favorable to us than the terms available from an unaffiliated party.

Transactions with Mr. Pasquale

              In connection with our acquisition of NHP, we entered into an agreement (the "Pasquale Employment Agreement") with Mr. Pasquale pursuant to which he served as Senior Advisor to our Chief Executive Officer from July 1, 2011 through December 31, 2011. Pursuant to the Pasquale Employment Agreement, Mr. Pasquale has received approximately $5.8 million, certain benefits to which he was entitled under his prior employment agreement with NHP, and 97,642 shares of our common stock in settlement of his 2009, 2010 and 2011 NHP performance share awards. Mr. Pasquale is also entitled to receive substantially the same severance benefits that he would have received if he had resigned for "Good Reason" under his prior employment agreement with NHP. Future benefits under the Pasquale Employment Agreement are expected to include an additional $6.0 million, vesting of certain equity awards, payment of previously deferred compensation, and continued medical and life insurance coverage and payment of certain dividend equivalent rights through December 31, 2014.

              Mr. Pasquale has agreed to certain noncompetition and nonsolicitation restrictive covenants until June 30, 2012, provided that, on or after January 1, 2012, he has the option to terminate the noncompetition restrictive covenant by making a lump-sum cash payment of $8.0 million to us.

              The disinterested members of the Board approved the terms of the Pasquale Employment Agreement in connection with its approval of the NHP acquisition, and we believe that its terms are no less favorable to us than those available from an unaffiliated party.

Transactions with Sutter Health

              In December 2011, we entered into a joint venture with Pacific Medical Buildings LLC to develop a new MOB to be located on the Sutter Medical Center – Castro Valley campus. Our 82.8% interest in the building will be subject to a ground lease from Sutter Health, and the MOB, when completed, is expected to be 100% leased by Sutter Health pursuant to long-term triple net leases. Mr. Reed, Senior Vice President and Chief Financial Officer of Sutter Health, has served as a member of our Board since March 2008. We believe the terms of the leases with Sutter Health are no less favorable to us than those available from an unaffiliated party.

EXECUTIVE COMPENSATION

Compensation Committee Report

              The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      COMPENSATION COMMITTEE

                      Jay M. Gellert, Chair
                      Richard I. Gilchrist
                      James D. Shelton
                      Thomas C. Theobald

Compensation Discussion and Analysis

              This Compensation Discussion and Analysis (or "CD&A") describes our 2011 compensation program for our principal executive officer (Ms. Cafaro), our principal financial officer (Mr. Schweinhart) and our three other executive officers (Messrs. Lewis, Lillibridge and Riney) (collectively, our "Named Executive Officers"). In particular, this CD&A explains the overall objectives of our executive compensation program, how each element of our executive compensation program attempts to satisfy those objectives, the policies underlying our 2011 compensation program and the compensation awarded to our Named Executive Officers for 2011. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Future compensation programs that we adopt may differ materially from currently planned programs.

Executive Summary

              Through our executive compensation program, we strive to attract, retain and motivate talented executives and link the compensation realized by our executive officers to the achievement of financial and strategic corporate goals and individual goals. Our executive compensation program emphasizes variable pay, and a significant portion of total direct compensation is in the form of equity awards that vest over time. Our approach to performance – based compensation provides balanced incentives for our executive officers that align their interests with our stockholders and discourage excessive risk-taking.

  2011 Accomplishments

              2011 was a transformational year for Ventas. We successfully integrated over $11 billion of acquisitions while improving our attractive cost of capital and strengthening our liquidity and balance sheet. The Board's 2011 compensation decisions supported our general executive compensation philosophy and reflected our exceptional financial and operational performance during the year. In particular:

  •
  We performed well against established financial performance objectives in 2011. Our normalized FFO per diluted share increased 17% year-over-year, from $2.88 per share in 2010 to $3.37 per share in 2011. In addition, cash flow from operations and same-store cash net operating income ("NOI") for our total portfolio increased 73% and 3%, respectively, year-over-year.

  •
  Our TSR exceeded the returns of the S&P 500® index and the MSCI US REIT (RMZ) index for the one, three, five and ten years ended December 31, 2011.

  •
  Reflecting our strong financial performance, we delivered TSR of 9.8% in 2011, which approximated the 55th percentile of our peer group. We also delivered TSR of 721.3% for the ten-year period ended December 31, 2011, which ranked us first among our peer group. Our TSR for the five- and three-year periods ended December 31, 2011 ranked us above the 90th percentile and 65th percentile, respectively, of our peer group.

  •
  In May 2011, we added to our senior living operating portfolio 117 private pay seniors housing communities with strong growth potential located in affluent coastal markets such as the New York metropolitan area, New England and California.

  •
  In July 2011, we successfully completed the acquisition of NHP, adding 643 seniors housing and healthcare properties to our portfolio (including properties that are owned through joint ventures). The acquisition was immediately accretive to earnings, expanded and diversified our portfolio, and improved our balance sheet and credit ratings.

  •
  In addition to the transactions described above, in 2011, we continued to diversify and expand our portfolio by investing approximately $329.5 million in MOBs and seniors housing communities.

  •
  In December 2011, we entered into an agreement to acquire Cogdell and its 72 high quality MOBs, which would expand our MOB business to over 21 million square feet.

  •
  In August 2011, HCP paid us $102.8 million in compensatory damages arising out of our lawsuit against HCP related to our 2007 acquisition of Sunrise Senior Living REIT ("Sunrise REIT"). In November 2011, HCP paid us an additional $125.0 million to settle our outstanding lawsuit against HCP related to the Sunrise REIT acquisition. From the litigation proceeds, we made a donation to the Ventas Charitable Foundation, which supports worthwhile causes important to our customers, employees and communities.

  •
  In 2011, we issued an aggregate of 130.3 million shares of our common stock at a weighted average price of $55.50, which is 97% of the 2011 high closing price of our common stock ($57.19).

  •
  We achieved ratings upgrades from each of the major ratings agencies. In July 2011, Fitch Ratings upgraded our corporate credit rating to BBB+ (stable) and Moody's Investors Service upgraded our corporate credit rating to Baa2 (stable). In November 2011, Standard & Poor's Ratings Services upgraded our corporate credit rating to BBB (stable).

  •
  In October 2011, we entered into a new $2.0 billion unsecured revolving credit facility, which replaced our previously existing unsecured revolving credit facilities. As of December 31, 2011, pricing under our new unsecured revolving credit facility was an attractive LIBOR plus 110 basis points.

  •
  Reinforcing our excellent balance sheet and liquidity position, in December 2011, we entered into a new fully funded $500 million unsecured term loan facility with a weighted average maturity of 4.5 years and attractive pricing at LIBOR plus 125 basis points.

  •
  In May 2011, we issued and sold $700.0 million aggregate principal amount of 4.750% senior notes due 2021 for total proceeds of $693.9 million, before the underwriting discount and expenses, demonstrating our commitment to prudent balance sheet management and optimal capital markets execution.

  •
  In 2011, we provided our stockholders with an 8% year-over-year increase in our cash dividend and ended the year as the sixth largest REIT by equity market capitalization. Since 2004, our cash dividend has increased at a compound annual growth rate of 8%.

  •
  Our leadership team continued to be recognized for their excellence. During 2011, Ms. Cafaro was named to the Institutional Investor "All-America Executive Team" for the second year in a row and was named one of the top 50 women in world business by Financial Times. Our Investor Relations was named "Best Investor Relations" by Institutional Investor.

  2011 Compensation Practices

              In recognition of our Named Executive Officers' contributions to the achievements described above and the additional factors described below under "Elements of Our Compensation Program":

  •
  the cash incentive awards granted to our Named Executive Officers for 2011 ranged from 76% to 95% of their respective maximum levels; and

  •
  the long-term incentive awards granted to our Named Executive Officers for 2011 equaled 100% of their respective maximum levels.

Following a review of individual performance and compensation data from a group of peer comparators, four of our Named Executive Officers received an increase in base salary for 2011 to more closely align with market competitive levels and, in certain cases, to recognize future advancement potential or past contributions to our success.

              In March 2011, we continued our commitment to responsible compensation and corporate governance practices by amending Ms. Cafaro's employment agreement and Mr. Riney's change-in-control severance agreement to eliminate the change of control "modified single trigger" from both agreements and to eliminate certain tax gross-up payments from Ms. Cafaro's agreement. In addition, we:

  •
  continued the Compensation Committee's engagement of an independent compensation consultant;

  •
  provided a balanced mix of cash and equity compensation and annual and long-term incentives;

  •
  based incentive awards on multiple performance measures with payouts capped and subject to the Compensation Committee's or the Board's overall assessment of performance;

  •
  maintained meaningful share ownership guidelines for our executive officers and non-employee directors;

  •
  assessed potential risks of our compensation policies and practices;

  •
  provided our executive officers with limited perquisites that are not otherwise generally available to all of our employees; and

  •
  continued to prohibit executive officers and directors from engaging in derivative and other hedging transactions in our securities.

  2011 Advisory Vote on Executive Compensation

              We believe that our executive compensation program is appropriately structured to achieve our objectives of attracting and retaining talented executives and rewarding superior performance. At our 2011 Annual Meeting of Stockholders, holders of approximately 96% of shares represented at the meeting voted to approve, on an advisory basis, our executive compensation. In light of the strong shareholder support for our executive compensation program, we did not make significant changes in 2011 to the structure of our executive compensation program. Our Board values continuing and constructive feedback from our stockholders on executive compensation and will continue to consider the views of our stockholders, including the results of our annual shareholder advisory vote on executive compensation, when making future executive compensation decisions.

Objectives of Our Compensation Program

              We recognize that effective compensation strategies are critical to recruiting and retaining key employees who contribute to our long-term success and thereby build value for our stockholders. Accordingly, our compensation program is designed to achieve the following primary objectives:

  •
  Attract, retain and motivate talented executives;

  •
  Link compensation realized to the achievement of our financial and strategic goals, as well as individual goals;

  •
  Reward performance that meets or exceeds these established goals;

  •
  Encourage executives to become and remain long-term stockholders of Ventas;

  •
  Provide balanced incentives that do not promote excessive risk-taking; and

  •
  Maintain compensation and corporate governance best practices.

We align the interests of our executives and stockholders by establishing and maintaining a performance- and achievement-oriented environment that provides executives with the opportunity to earn market-competitive levels of cash and equity compensation.

 Compensation Consultant and Benchmarking

              The Compensation Committee retained PM&P as its compensation consultant to advise it and the independent members of our Board on matters related to our Named Executive Officers' compensation and compensation program design for 2011. At the time of engagement, the Compensation Committee affirmatively determined that PM&P met the criteria for an independent consultant pursuant to our Compensation Consultant Independence Policy and in accordance with SEC guidelines for such services.

              In 2011, PM&P provided the Compensation Committee and the independent members of our Board with comparative market data on compensation practices and programs based on an analysis of peer comparators and provided guidance on best practices. Using this market data, PM&P advised the Compensation Committee and the independent members of our Board and made recommendations with respect to setting salary levels and establishing incentive award levels. For 2011, PM&P compared our executive compensation structure and levels to executive compensation at a comparative group of 21 companies. Our comparative group consisted of (i) REITs similar to us in terms of operations and FFO and generally falling within a range of 50% to 200% of our enterprise value and market capitalization and (ii) selected healthcare operators that operate the types of properties we own.

              The comparative group identified below (the "Comparable Companies") was approved by the Compensation Committee at its August 18, 2010 meeting as the appropriate benchmark for 2011 comparative purposes and is consistent with the comparative group approved by the Compensation Committee in 2009 and used for 2010 comparative purposes. These companies reported compensation data for executive positions with responsibilities similar in breadth and scope to those of our executive officers, and we believe these companies generally competed with us for executive talent and stockholder investment in 2011:

AMB Property Corporation*	HCP, Inc.	ProLogis
AvalonBay Communities, Inc.	Health Care REIT Inc.	Public Storage, Inc.
Boston Properties, Inc.	Host Hotels & Resorts, Inc.	Regency Centers Corp.
Community Health Systems, Inc.	Kimco Realty Corporation	SL Green Realty Corp.
Duke Realty Corp.	Kindred Healthcare, Inc.	The Macerich Company
Equity Residential Properties Trust	Liberty Property Trust	Vornado Realty Trust
Federal Realty Investment Trust	Nationwide Health Properties, Inc.**	Weingarten Realty Investors

*
Merged with ProLogis in June 2011.
**
Acquired by Ventas in July 2011.

              The Compensation Committee annually reviews the Comparable Companies to ensure that the companies included remain comparable to us in terms of size and operations. The Compensation Committee may change the composition of the group from time to time as appropriate.

              In determining 2011 compensation targets for our Named Executive Officers, the Compensation Committee, in consultation with PM&P, considered the competitive positioning of our executive compensation levels relative to market data for the following components of pay: base salary; total annual compensation (base salary plus annual incentives); long-term incentives (annualized expected value of long-term incentives); and total direct compensation (base salary plus annual incentives plus annualized expected value of long-term incentives). We generally targeted the 50th percentile of the Comparable Companies for base salary and the 65th percentile of the Comparable

Companies for total annual compensation, long-term incentives and total direct compensation. The Compensation Committee established these targets based on our larger size and superior historical performance relative to the Comparable Companies. Our 2011 compensation program was designed to deliver compensation levels above or below these targets if executive officer performance was well above or below established goals. We believe this methodology is appropriate for our operating style and reflects the need to attract, retain and stretch top executive talent.

              In addition to evaluating the compensation data described above, the Compensation Committee considers the unique roles held by some of our Named Executive Officers in determining appropriate compensation levels. Specifically, certain of our Named Executive Officers perform duties that are traditionally assigned to multiple senior officers at competitive companies. For example, Mr. Riney, in his capacity as our Executive Vice President, Chief Administrative Officer and General Counsel, is not only responsible for all legal matters, but plays a critical role in our asset management and acquisition strategies. Our uncommon division of responsibilities fosters a cohesive and streamlined management team, which enables us to operate with a smaller staff of senior executives than is typically found at companies of our size. Therefore, the Compensation Committee considers available compensation data for executives at the Comparable Companies, but also recognizes the need for adjustments in certain cases to set appropriate compensation targets for each Named Executive Officer.

Elements of Our Compensation Program

              For 2011, the compensation provided to our Named Executive Officers consisted of the same elements generally available to our non-executive officers, including base salary, annual cash incentive compensation, long-term incentive compensation, and other perquisites and benefits, each of which is described in more detail below. The structure of our executive compensation program has been in place for several years, and our stockholders' strong support for our executive compensation at our 2011 Annual Meeting of Stockholders was a factor considered by the Compensation Committee in continuing this structure without significant changes.

              Our executive compensation philosophy promotes a compensation mix that emphasizes variable pay and long-term value. Accordingly, our compensation structure is designed to grant a significant portion of total direct compensation in the form of equity awards that vest over time. Our emphasis on variable compensation creates greater alignment with the interests of our stockholders, ensures that risk is managed by decision makers in a manner that focuses on the creation of long-term value rather than only short-term results, and diminishes the probability of excessive risk-taking. We believe that our executive compensation program is well balanced between cash and equity-based compensation and between fixed and performance-based compensation to support our compensation philosophy.

              The following charts illustrate each Named Executive Officer's target base salary, annual cash incentive compensation and long-term incentive compensation as a percentage of total direct compensation for 2011.

  Base Salary

              The base salary payable to each Named Executive Officer provides a fixed component of compensation that reflects the executive's position and responsibilities. Base salary is generally targeted to approximate the competitive market median of the Comparable Companies, but may deviate from this target based on an individual's sustained performance, contribution, experience, expertise and specific roles within our company as compared to the benchmark data. Base salary is reviewed annually and may be adjusted to better match competitive market levels or to recognize an executive's professional growth and development or increased responsibility. The Compensation Committee also considers the success of the executive officer in developing and executing our strategic plans, exercising leadership and creating stockholder value, but does not assign any specific weights to these factors.

              In connection with its review of 2011 base salaries for our Named Executive Officers, the Compensation Committee analyzed and evaluated base salary information from a compensation study of the Comparable Companies prepared by PM&P. Although the Compensation Committee periodically considers data from REIT industry and other compensation surveys, the Compensation Committee places primary emphasis on publicly available data from the Comparable Companies' proxy statements, which is more detailed by individual executive officer position than the data typically provided in compensation surveys.

              For 2011, the Compensation Committee and, in the case of the Chief Executive Officer, the independent members of our Board approved the following increases in base salary for the Named Executive Officers:

	Base Salary		Year-Over-Year % Growth
	2011	2010
D. Cafaro	$915,000	$725,000	26.2%
R. Schweinhart	407,000	395,000	3.0%
R. Lewis	498,000	470,000	6.0%
T. Lillibridge	375,000	375,000	—
T.R. Riney	381,000	370,000	3.0%

With these increases, the 2011 base salary for each Named Executive Officer generally approximated the market median for the Comparable Companies. Mr. Lewis received a higher base salary increase than Messrs. Schweinhart and Riney to reflect his new role as President and his leadership development and future advancement potential. Ms. Cafaro received a higher base salary increase in connection with a rebalancing of her target mix of pay elements to better align with competitive market practice. See "Other 2011 Compensation Decisions – Rebalancing of Chief Executive Officer Compensation and Special Equity Incentive Award" below.

  Annual Cash Incentive Compensation

              We provide our Named Executive Officers with the opportunity to earn cash incentive awards for achievement of corporate and individual goals on an annual basis. Prior to the beginning of each performance year, an earnings opportunity range, expressed as multiples of base salary and corresponding to three levels of performance (threshold, target and maximum), is established for each executive officer. In the first quarter of the year following the performance year, annual cash incentive awards are then determined and paid based on each executive officer's performance with respect to the corporate and individual goals.

              The Compensation Committee and, in the case of the Chief Executive Officer, the independent members of our Board approved the following annual cash incentive award opportunities for performance in fiscal 2011:

2011 Annual Cash Incentive Opportunity
(as a multiple of base salary)

At the target opportunities shown in the above table, the 2011 annual cash incentive award for each Named Executive Officer would result in total annual compensation levels that generally approximate the 65th percentile of the Comparable Companies. The Compensation Committee believes that the Chief Executive Officer should have the greatest alignment with our shareholders, and, therefore, Ms. Cafaro's annual cash incentive compensation is more sensitive to our performance than the annual cash incentive compensation of our other Named Executive Officers.

              We believe that the annual cash incentive award goals set by the Compensation Committee are stretch goals, such that significant performance is expected in order to pay out at target levels. Consistent with prior years, the 2011 goals were challenging, but achievable. In December 2010, the Compensation Committee and, in the case of the Chief Executive Officer, the independent members of our Board determined the performance measures and their weightings for the 2011 annual cash incentive award opportunities for our Named Executive Officers. The performance measures and the weightings for Ms. Cafaro and Messrs Schweinhart, Lewis and Riney were:

  •
  One-year relative TSR (25% of annual cash incentive awards):  Our TSR for 2011 compared to the TSR of the Comparable Companies for the same period. Goals established by the Compensation Committee for this performance measure were 33rd percentile at the threshold level, 50th percentile at the target level and 75th percentile at the maximum level. In evaluating performance under this measure, the Compensation Committee determined that it could take into account, in its reasonable discretion, the effects of unusual year-end trading, any peers that were takeover targets and other factors it deemed appropriate.

  •
  Company Performance Based upon Specified Criteria (40% of annual cash incentive awards):  Company performance based upon certain criteria as determined by the Compensation Committee, including normalized FFO per share outcome, value enhancing investments, prudent balance sheet and liquidity, optimizing capital markets execution, management of our senior living operating portfolio, and management of tenant/borrower defaults (if any), in each case at the discretion of the Compensation Committee. For 2011, the Compensation Committee determined weightings of 15%, 15% and 10% of the annual cash incentive awards for normalized FFO per share, year-end balance sheet, and management of the ASLG closing and performance of the acquired ASLG assets, respectively.

For the computation of normalized FFO per share, we use the NAREIT definition of FFO, with adjustments to exclude items (which may be recurring in nature) such as: (i) gains and losses on the sales of real property assets; (ii) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to our lawsuit against HCP; (iii) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of our debt; (iv) the non-cash effect of income tax benefits or expenses; (v) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (vi) the financial impact of contingent consideration; and (vii) charitable donations made to the Ventas Charitable Foundation. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

  •
  Individual performance (35% of annual cash incentive awards):  To be determined in the discretion of the Compensation Committee taking into account the individual's performance under his or her specified management objectives established for 2011. Individual management objectives cover areas of special emphasis related to the particular responsibilities and duties of the Named Executive Officer, as well as other matters such as succession planning, departmental team building, professional development, personal growth and extraordinary or unusual accomplishments or contributions.

Due to Mr. Lillibridge's responsibility for the strategic focus, vision and overall leadership of our MOB operations, 70% of his 2011 annual cash incentive award was based on the 2011 financial performance of our MOB operations segment. Of the remaining portion of his 2011 annual cash incentive award, 15% was based on the one-year relative TSR and company performance goals described above, and 15% was based on his individual performance as described above.

              In January 2012, the Compensation Committee and, in the case of the Chief Executive Officer, the independent members of our Board determined that each of the Named Executive Officers had achieved a high level of performance between the target and maximum levels overall under the annual cash incentive plan for 2011, with several specific accomplishments, including:

  •
  TSR of 9.8% for the year, which approximated the 55th percentile of the Comparable Companies;

  •
  A 17% increase in normalized FFO per diluted share (from $2.88 per share in 2010 to $3.37 per share in 2011), notwithstanding a 46% increase in weighted average diluted shares outstanding;

  •
  Cash flow from operations growth of 73%;

  •
  An increase of 3% in same-store cash NOI;

  •
  Our successful completion of the NHP and ASLG acquisitions, which added 643 seniors housing and healthcare properties and 117 private pay seniors housing communities, respectively, to our portfolio and made us the largest owner of seniors housing in the United States;

  •
  The execution of a definitive agreement to acquire Cogdell and its 72 high quality MOBs, which would expand our MOB business to over 21 million square feet;

  •
  In addition to the transactions described above, the investment of approximately $329.5 million in MOBs and seniors housing communities;

  •
  The issuance of an aggregate of 130.3 million shares of our common stock at a weighted average price of $55.50, which is 97% of the 2011 high closing price of our common stock ($57.19);

  •
  Maintenance of an excellent balance sheet and credit statistics, evidenced by a debt to enterprise value of 29% at December 31, 2011, the entrance into a new $2.0 billion unsecured revolving credit facility due 2015 with pricing, as of December 31, 2011, of LIBOR plus 110 basis points, the entrance into a new $500 million unsecured term loan with a weighted average maturity of 4.5 years and pricing, as of December 31, 2011, of LIBOR plus 125 basis points, ample coverage of $320 million of debt maturing in 2012 by cash on hand and undrawn borrowing capacity under our unsecured revolving credit facility, favorable credit statistics (net debt to EBITDA (earnings before interest, taxes, depreciation and amortization) and fixed charge coverage ratios), and credit rating upgrades by each of Fitch, Moody's and Standard & Poor's;

  •
  The issuance and sale of $700.0 million aggregate principal amount of 4.750% senior notes due 2021 in an underwritten public offering for total proceeds of $693.9 million, before the underwriting discount and expenses, which demonstrated our commitment to prudent balance sheet management and optimal capital markets execution; and

  •
  The receipt of approximately $219 million in final repayments on our loans receivable investments.

              Accordingly, as set forth below, the annual cash incentive awards granted to the Named Executive Officers for 2011 performance were between their respective target and maximum levels.

2011 Annual Cash Incentive Awards
(as a multiple of base salary)

The actual award amounts for the Named Executive Officers are set forth in the "Non-Equity Incentive Plan Compensation" column of the 2011 Summary Compensation Table below.

  Long-Term Incentive Compensation

              As explained above, the Compensation Committee believes that a substantial portion of each Named Executive Officer's compensation should be in the form of long-term incentive compensation. Long-term incentive awards are based on certain criteria as determined by the Compensation Committee, including the achievement of pre-established corporate and individual goals for the performance year. Prior to the beginning of each performance year, an earnings opportunity range, expressed as multiples of base salary and corresponding to three levels of performance (threshold, target and maximum), is established for each executive officer. The Compensation Committee annually reviews the long-term incentive compensation performance criteria in the context of market pay and performance when setting the earnings opportunity range and when determining the actual award earned for each executive officer. Long-term incentive awards are then determined and granted in the first quarter of the year following the performance year.

              The Compensation Committee and, in the case of the Chief Executive Officer, the independent members of our Board approved the following long-term incentive award opportunities for performance in fiscal 2011:

2011 Long-Term Incentive Opportunity
(as a multiple of base salary)

At the target opportunities shown in the above table, the 2011 long-term incentive award for each Named Executive Officer would result in total direct compensation levels that generally approximate the 65th percentile of the Comparable Companies. Similar to our philosophy regarding the annual cash incentive opportunities, the Compensation Committee believes that our Chief Executive Officer should have the greatest alignment with our shareholders, and, therefore, Ms. Cafaro's long-term incentive compensation is more sensitive to performance than the long-term incentive compensation of our other Named Executive Officers.

              For 2011, the value of the long-term incentive awards was based on the following factors, in each case at the discretion of the Compensation Committee:

  •
  TSR (absolute and relative to our healthcare REIT peers and the Comparable Companies) over various time periods and in light of market conditions and our strategic objectives and risk profile;

  •
  Factors contributing to our long-term stockholder value, such as: expansion and growth to the extent then current market conditions are appropriate; proactive identification and mitigation of risks in our existing portfolio, capital structure and organization, and future acquisitions; expansion and management of MOB business; management of ASLG closing and performance of ASLG assets following closing; accretive investments that provide excellent risk-adjusted returns; optimal capital markets execution; strong credit statistics and ratings, balance sheet and liquidity management; infrastructure investments; effective management of our triple-net leased properties and our senior living operating and MOB portfolios; management of the HCP litigation appeals process to a favorable outcome; consideration of environmental/green initiatives; and values, business ethics, reputation and industry leadership;

  •
  Individual performance; and

  •
  Other factors deemed appropriate by the Compensation Committee.

While there was no specific weighting or target level attributed to any of these factors, the Compensation Committee carefully analyzed these factors in determining the 2011 long-term incentive awards for our Named Executive Officers.

              In January 2012, the Compensation Committee and, in the case of the Chief Executive Officer, the independent members of our Board determined that each of our Named Executive Officers had performed well against the performance objectives under the long-term incentive plan for 2011 based on the accomplishments described above under "—Annual Cash Incentive Compensation" and several other key long-term value creating achievements, including:

  •
  Superior TSR performance relative to peers, including significantly outperforming the MSCI US REIT Index over the ten, five and three years ended December 31, 2011, ranking us second among our peer group for the five years ended December 31, 2011 and ranking us first among our peer group with a TSR of 721.3% for the ten years ended December 31, 2011;

  •
  Continued value creation for our stockholders with an 8% year-over-year increase in our cash dividend and by ending the year as the sixth largest REIT by equity market capitalization, the ninth largest REIT by enterprise value and the largest owner of seniors housing in the United States;

  •
  Outperformance of the S&P 500® index by 11.1% for the three years ended December 31, 2011, by 11.1% for the five years ended December 31, 2011 and by 19.8% for the ten years ended December 31, 2011;

  •
  As of December 31, 2011, the highest expected 2012 FFO multiple among healthcare REITs;

  •
  A reduction in tenant/operator concentration (our largest tenant's share of our annualized fourth quarter NOI declined from 35% in 2010 to 18% in 2011) and an increase in private pay assets, diversification and tenant/operator relationships (increased more than 6x year-over-year) as a result of the NHP and ASLG acquisitions;

  •
  Proactive management of enterprise risk, including through aggressive asset management, strong processes, disciplined integration of acquisitions and experienced personnel additions;

  •
  Significant expansion of our MOB portfolio, as MOB operations segment NOI more than doubled from $50.2 million in 2010 to $116.6 million in 2011 and MOB operations segment assets increased from approximately $750 million at December 31, 2010 to approximately $2.4 billion at December 31, 2011;

  •
  Exceptional management of our senior living operating portfolio through extensive work with Atria and Sunrise on their pricing, marketing and expense strategies, enhanced capital spending and redevelopment approval processes, and comprehensive visits to more than 190 communities, which contributed to the portfolio's strong performance in 2011;

  •
  Optimal capital markets execution, including through our issuance and sale of $700.0 million aggregate principal amount of 4.750% senior notes due 2021, our entrance into a new $2.0 billion unsecured revolving credit facility with attractive pricing, as of December 31, 2011, of LIBOR plus 110 basis points, and the entrance into a new $500 million unsecured term loan with attractive pricing, as of December 31, 2011, of LIBOR plus 125 basis points;

  •
  The repayment of $489 million of secured debt and the redemption of $200 million aggregate principal amount of our 6 1/2% senior notes due 2016 pursuant to the call option contained in the indenture governing the notes;

  •
  Our receipt of $228 million in total proceeds in connection with the successful completion of the HCP litigation;

  •
  Expanded depth across the enterprise to reflect our increased size and scale;

  •
  Continued evaluation of environmental/green initiatives, including the acquisition of two LEED certified MOBs, three Atria redevelopments that have received or applied for LEED status and the installation of "smart" water meters at Sunrise communities; and

  •
  The external recognition of our leadership team for their excellence, including Ms. Cafaro being named one of three REIT chief executive officers to the "All-America Executive Team" for the second year in a row and named one of the top 50 women in world business by Financial Times and one of the top 25 women in healthcare by Modern Healthcare, and our Investor Relations being named "Best Investor Relations" by Institutional Investor.

              Accordingly, as set forth below, the long-term incentive awards granted to the Named Executive Officers for 2011 performance equaled 100% of their respective maximum levels.

2011 Long-Term Incentive Awards
(as a multiple of base salary)

              For 2011, long-term incentive compensation consisted of equity awards in the form of stock options and shares of restricted stock granted pursuant to our 2006 Incentive Plan. The Compensation Committee recognizes that while the annual cash incentive plan rewards management actions that impact short- and mid-term performance, the interests of our stockholders are also served by giving key employees the opportunity to participate in the long-term appreciation of our common stock through grants of stock options and restricted stock awards. Equity awards encourage management to create stockholder value over the long term because the value of the equity awards is directly attributable to changes in the price of our common stock over time. In addition, equity awards are an effective tool for management retention because full vesting of the awards generally requires continued employment for multiple years.

              For 2011, the Compensation Committee determined that 70% of the value of the long-term incentive awards should be granted in the form of shares of restricted stock and 30% should be granted in the form of stock options. The Compensation Committee believes that restricted stock provides a stronger incentive to create and preserve long-term stockholder value and, therefore, has weighted the long-term incentive awards more heavily toward restricted stock. Furthermore, restricted stock is the most prevalent form of long-term incentive compensation among the Comparable Companies. The actual award amounts earned by the Named Executive Officers for 2011 will be reflected in next year's Summary Compensation Table as restricted stock and stock option awards granted in 2012.

              Shares of restricted stock and stock options are granted to our Named Executive Officers, other than the Chief Executive Officer, on the date that the Compensation Committee meets to review annual performance and determine the value of the long-term incentive awards. Shares of restricted stock and stock options are granted to our Chief Executive Officer on the date that the independent members of our Board meet to review and approve the Compensation Committee's recommendations with respect to the value of the Chief Executive Officer's long-term incentive award. Typically, these meetings of the independent members of our Board and the Compensation Committee are held on the same day. The long-term incentive awards granted to our executive officers generally vest in three equal annual installments, beginning on the date of grant. Stock options are generally subject to a ten-year term, and the stock option exercise price is the closing price of our common stock on the date of grant.

  Benefits and Perquisites

              The Named Executive Officers are generally eligible to participate in the same benefit programs that we offer to other employees, including:

  •
  health, dental and vision insurance (of which we paid 100% of the premium in 2011);

  •
  short-term disability, long-term disability and life insurance coverage (at no cost to the employee);

  •
  paid time off and paid holidays; and

  •
  participation in a 401(k) plan (to which we made a contribution equal to 3% of the employee's base salary, up to the federal limit, in 2011).

We believe these benefits are competitive with overall market practices. In addition, we may provide certain perquisites and other personal benefits to enable us to attract and retain superior employees for key positions. For 2011, the only perquisites and benefits provided to our Named Executive Officers that were not otherwise available to all employees consisted of: supplemental disability and life insurance coverage for Ms. Cafaro; provision of a parking space (with no incremental cost to us) for Ms. Cafaro and Mr. Lewis; and reimbursement for the cost of parking and membership in certain professional and social organizations for Mr. Lillibridge. The Compensation Committee periodically reviews the perquisites and other personal benefits provided to each Named Executive Officer and has determined that they are consistent with current market practice. Except for the eligibility to participate in our 401(k) plan and our contributions to the 401(k) plan, as described above, we do not provide our Named Executive Officers with any retirement benefits.

Other 2011 Compensation Decisions

  Review of Comparable Companies

              In the second half of 2011, the Compensation Committee reviewed the Comparable Companies and approved several changes for 2012 comparative purposes. Due to our significant growth in 2010 and 2011, primarily as a result of the Lillibridge, ASLG and NHP transactions, our relative positioning in the Comparable Companies had risen to the 74th percentile with respect to enterprise value and the 77th percentile with respect to equity market capitalization. To position us closer to the median of our peer group for 2012 comparative purposes, the Compensation Committee, after consultation with PM&P, removed Duke Realty Corp., Federal Realty Investment Trust, Liberty Property Trust, Regency Centers Corp., Weingarten Realty Investors, and Kindred Healthcare, Inc. due to their smaller size, AMB Property Corporation, which merged with ProLogis in June 2011, and Nationwide Health Properties, Inc., which was acquired by us in July 2011. In addition, at the recommendation of PM&P, the Compensation Committee added Simon Property Group, Inc., General Growth Properties, Inc. and Brookfield Office Properties, Inc. because they met the applicable selection criteria (50% to 200%) in terms of enterprise value and market capitalization.

  Rebalancing of Chief Executive Officer Compensation and Special Equity Incentive Award

              In March 2011, the independent members of our Board reviewed Ms. Cafaro's compensation and determined to rebalance her target mix of pay elements to better align with competitive market practice. In connection with this review, the independent members of our Board determined that a higher base salary was appropriate to reflect our significant growth and Ms. Cafaro's strong leadership, contributions to our superior performance and continuing value to our company. Accordingly, the independent members of our Board approved a 2011 base salary for Ms. Cafaro of $915,000, effective as of January 1, 2011, and approved a concurrent rebalancing of Ms. Cafaro's target direct compensation by adjusting downward Ms. Cafaro's target annual cash incentive award from 1.75x to 1.60x and Ms. Cafaro's target long-term incentive award from 4.5x to 3.2x.

              In connection with the rebalancing of Ms. Cafaro's compensation, the independent members of our Board approved an amendment to the terms of Ms. Cafaro's employment agreement to eliminate certain provisions to reflect compensation practices more favorable to us and our stockholders. In particular, the amendment eliminated (1) a provision that provided for payment of severance benefits if Ms. Cafaro were to terminate employment with us without Good Reason (as defined under "—Employment and Change of Control Severance Agreement with Named Executive Officers—Employment Agreement: Cafaro" below) within the 30-day period commencing one year after a change of control (a so-called "modified single trigger") and (2) certain tax gross-up payments with respect to severance and certain other benefits in connection with a change of control. The material provisions of Ms. Cafaro's employment agreement are summarized under "—Employment and Change of Control Severance Agreement with Named Executive Officers—Employment Agreement: Cafaro" below.

              To support Ms. Cafaro's continued retention, in recognition of her superior performance and contributions to our success, and in consideration for the elimination of the change of control "modified single trigger" and change of control tax gross-up payments from her employment agreement, concurrent with the actions described above, the independent members of our Board granted Ms. Cafaro a special equity incentive award in the form of 152,934 shares of restricted stock having an aggregate fair market value of $8,000,000 on the date of grant. These shares vest in five equal annual installments beginning on the first anniversary of the date of grant. The shares are subject to accelerated vesting in the event of death, disability, termination of employment by us without Cause or termination of employment by Ms. Cafaro with Good Reason (as such terms are defined under "—Employment and Change of Control Severance Agreement with Named Executive Officers—Employment Agreement: Cafaro" below), but are not subject to accelerated vesting solely upon a change of control.

              Other than Ms. Cafaro's rebalanced compensation, each Named Executive Officer's target annual cash incentive and target long-term incentive opportunities in 2011 were consistent with such Named Executive Officer's target opportunities in 2010.

Compensation of Our Named Executive Officers for 2011, 2010 and 2009 Performance

              In order to provide stockholders with a more complete picture of our Named Executive Officers' compensation, we are providing additional information not required by the SEC. The table below shows each Named Executive Officer's total direct compensation for services performed in 2011, 2010 and 2009 (with the exception of Mr. Lillibridge, who joined us in July 2010 and was not a Named Executive Officer for 2009). In contrast to the Summary Compensation Table, which discloses the grant date fair value of equity awards granted in a given year, the table below discloses the grant date fair value of equity awards granted in the first quarter of the subsequent year for performance during a given year (e.g., equity awards granted in January 2012 for 2011 performance). This table supplements, and does not replace, the Summary Compensation Table.

				Long-Term Incentive Award
	Performance Year		Annual Cash Incentive Award	Restricted Stock		Stock Options		Total Direct Compensation(2)
Name		Salary		# of Shares	Value(1)	# of Shares	Value(1)
D. Cafaro(3)	2011	$915,000	$3,019,500	82,808	$4,611,600	182,560	$1,976,400	$10,522,500
	2010	725,000	2,186,328	85,437	4,567,500	171,906	1,957,500	9,436,328
	2009	652,000	2,013,865	87,572	3,902,220	171,350	1,672,380	8,240,465
R. Schweinhart	2011	407,000	782,051	15,347	854,700	33,835	366,300	2,410,051
	2010	395,000	743,094	15,504	829,500	31,195	355,500	2,323,094
	2009	375,000	693,656	14,727	656,250	28,816	281,250	2,006,156
R. Lewis	2011	498,000	1,064,475	30,985	1,725,570	68,310	739,530	4,027,575
	2010	470,000	947,344	30,440	1,617,675	61,245	693,280	3,728,299
	2009	407,000	854,700	25,055	1,116,452	49,024	478,479	2,856,631
T. Lillibridge(4)	2011	375,000	599,574	11,312	630,000	24,939	270,000	1,874,574
	2010	187,500	264,658	3,957	211,726	7,962	90,740	754,624
T.R. Riney	2011	381,000	760,095	14,367	800,100	31,673	342,900	2,284,095
	2010	370,000	696,063	14,523	777,000	29,220	333,000	2,176,063
	2009	348,000	682,080	15,580	694,260	30,485	297,540	2,021,880
(1)
Amounts shown represent the full grant date fair value, calculated pursuant to FASB guidance relating to fair value provisions for share-based payments, of the restricted stock and stock option portions of each Named Executive Officer's long-term incentive award.

(2)
Total direct compensation consists of base salary, plus annual cash incentive awards and long-term incentive awards, and therefore excludes amounts shown in the "All Other Compensation" column of the 2011 Summary Compensation Table.

(3)
Ms. Cafaro's total direct compensation for 2011 excludes the $8 million special equity incentive award granted to her in March 2011 because this award was not related solely to 2011 performance. The special equity incentive award was granted to support her continued retention, in recognition of her superior performance and contributions to our success, and in consideration for the elimination of the change of control "modified single trigger" and change of control tax gross-up payments from her prior employment agreement. See "Other 2011 Compensation Decisions—Rebalancing of Chief Executive Officer Compensation and Special Equity Incentive Award" above.

(4)
Mr. Lillibridge's total direct compensation for 2010 excludes the $5.3 million special equity incentive awards that were granted to him in connection with the closing of our Lillibridge acquisition and the negotiation and execution of his employment agreement in July 2010 because these awards were not related solely to 2010 performance.

Severance Benefits

              Under existing employment or change of control severance agreements, our Named Executive Officers are entitled to receive severance benefits upon certain qualifying terminations of employment (subject to any required payment delay pursuant to Section 409A of the Code). Generally, the severance arrangements support executive retention and continuity of management and provide replacement income if an executive is terminated involuntarily other than for cause.

              As previously discussed, we amended Ms. Cafaro's employment agreement in 2011 to eliminate certain tax gross-up payments with respect to severance and certain other benefits in connection with a change of control (see "Other 2011 Compensation Decisions—Rebalancing of Chief Executive Officer Compensation and Special Equity Incentive Award" above), and the employment agreement we entered into with Mr. Lillibridge in July 2010 does not provide tax gross-up payments with respect to severance benefits. Legacy arrangements with Messrs. Schweinhart, Lewis and Riney, which have been in existence and have not been amended (other than certain amendments to comply with Section 409A of the Code and as described below) for several years, provide certain tax gross-up payments with respect to payments made in connection with a change of control. However, no tax gross-up would have been payable to any of our Named Executive Officers under the scenarios and assumptions presented under "—Potential Payments Upon Termination or Change of Control" in this Proxy Statement. At the time we entered into each such arrangement, the Compensation Committee considered the potential severance benefits, including any potential tax gross-up, to be necessary to attract and retain top executives and, based on the market compensation analysis of the Compensation Committee's independent compensation consultant, to be consistent with then current competitive market practices.

Tax Considerations

              Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to each of our Named Executive Officers other than the Chief Financial Officer, unless the compensation is performance-based compensation and meets certain other requirements, as described in Section 162(m) and the related regulations. We generally consider qualification for deductibility under Section 162(m) for compensation paid to our Named Executive Officers, including stock options granted under our 2006 Incentive Plan. The Compensation Committee believes, however, that our executive compensation program should be flexible, maximize our ability to recruit, retain and reward high-performing executives and promote varying corporate goals. Accordingly, the Compensation Committee may approve compensation that exceeds the $1 million limit or does not otherwise meet the requirements of Section 162(m), but that is deemed to be in our best interests and the best interests of our stockholders.

Minimum Share Ownership Guidelines for Executive Officers

              Our minimum share ownership guidelines require each executive officer to maintain a minimum equity investment in our company based upon a multiple (five times, in the case of the Chief Executive Officer, and three times, in the case of all other executive officers) of his or her then current base salary. Each executive officer must achieve the minimum equity investment within five years from the date he or she first becomes subject to the guidelines and, until such time, must retain at least 60% of our common stock granted to the executive officer or purchased by the executive officer through the exercise of stock options. The independent members of our Board annually review each executive officer's compliance with the guidelines as of July 1. Taking into account any permitted transition period, all of our executive officers are currently in compliance with the minimum share ownership guidelines. Except as described above, our minimum share ownership guidelines and our 2006 Incentive Plan do not require a minimum holding period for stock options, restricted stock or other equity grants.

Adjustment or Recovery of Awards

              Under Section 304 of the Sarbanes-Oxley Act, if we are required to restate our financial results due to material noncompliance with any financial reporting requirement as a result of misconduct, our Chief Executive Officer and Chief Financial Officer must reimburse us for (i) any bonus or other incentive-based or equity-based compensation received during the twelve months following the public issuance of the non-compliant document and (ii) any profits realized from the sale of our securities during those twelve months. Following the SEC's adoption of final rules regarding executive compensation recoupment policies pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will consider and adopt a separate executive compensation recoupment policy in accordance with the final rules.

 Amendments to Employment and Change of Control Severance Agreements

              As discussed above under "Other 2011 Compensation Decisions—Rebalancing of Chief Executive Officer Compensation and Special Equity Incentive Award," in March 2011, we amended the terms of Ms. Cafaro's employment agreement to eliminate the change of control "modified single trigger" and certain tax gross-up payments with respect to severance and certain other benefits in connection with a change of control. The material provisions of Ms. Cafaro's employment agreement are summarized under "—Employment and Change of Control Severance Agreement with Named Executive Officers—Employment Agreement: Cafaro" below.

              Also in March 2011, we amended the terms of Mr. Riney's change-in-control severance agreement to eliminate a provision that provided for payment of severance benefits if Mr. Riney were to terminate employment with us without Good Reason (as defined under "—Employment and Change of Control Severance Agreement with Named Executive Officers—Employment Agreement and Change of Control Severance Agreement: Riney" below) within the 30-day period commencing 30 days after a change of control or within the 30-day period commencing one year after a change of control. The material provisions of Mr. Riney's change-in-control severance agreement are summarized under "—Employment and Change of Control Severance Agreement with Named Executive Officers—Employment Agreement and Change of Control Severance Agreement: Riney" below.

Compensation Tables

2011 Summary Compensation Table

              The following table sets forth the compensation awarded or paid to, or earned by, each of the Named Executive Officers during 2011, 2010 and 2009 (for supplemental information regarding the total direct compensation earned by the Named Executive Officers for 2011 performance, see "Compensation Discussion and Analysis" above):

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
D. Cafaro	2011	$915,000	$—	$12,567,500	$1,957,500	$3,019,500	—	$39,331	$18,498,831
Chairman of the Board and	2010	725,000	—	3,902,220	1,672,380	2,186,328	—	55,178	8,541,106
Chief Executive Officer	2009	652,000	—	2,482,830	1,064,070	2,013,865	—	38,660	6,251,425
R. Schweinhart	2011	407,000	—	829,500	355,500	782,051	—	7,391	2,381,442
Executive Vice President and	2010	395,000	—	656,250	281,250	743,094	—	17,579	2,093,173
Chief Financial Officer	2009	375,000	—	570,540	244,519	693,656	—	10,524	1,894,239
R. Lewis	2011	498,000	—	1,617,675	693,280	1,064,475	—	7,391	3,880,821
President	2010	470,000	—	1,116,452	478,479	947,344	—	26,678	3,038,953
	2009	407,000	—	747,460	320,340	854,700	—	8,627	2,338,127
T. Lillibridge(6)	2011	375,000	—	211,726	90,740	599,574	—	30,549	1,307,589
Executive Vice President, Medical Property Operations and President and Chief Executive Officer, Lillibridge Healthcare Services, Inc.	2010	187,500	264,658	5,335,000	—	—	—	765	5,787,923
T.R. Riney	2011	381,000	—	777,000	333,000	760,095	—	7,391	2,258,486
Executive Vice President,	2010	370,000	—	694,260	297,540	696,063	—	27,236	2,085,099
Chief Administrative Officer and General Counsel	2009	348,000	—	529,200	226,800	682,080	—	9,262	1,795,342
(1)
The amount shown in this column represents Mr. Lillibridge's annual cash incentive award for 2010, which was predetermined in connection with the negotiation and execution of his employment agreement, prorated to reflect the portion of 2010 for which he was employed by us. Annual cash incentive awards earned by our Named Executive Officers (other than Mr. Lillibridge for 2010) for performance in fiscal 2011, 2010 and 2009 are included in the column entitled "Non-Equity Incentive Plan Compensation." See footnote (4).

(2)
The amounts shown in this column reflect the full grant date fair value of the restricted stock granted to our Named Executive Officers in fiscal 2011, 2010 and 2009, calculated pursuant to FASB guidance relating to fair value provisions for share-based payments. The amount shown for Ms. Cafaro in 2011 includes the $8 million special equity incentive award granted to her in March 2011 to support her continued retention, in recognition of her superior performance and contributions to our success, and in consideration for the elimination of the change of control "modified single trigger" and change of control tax gross-up payments from her prior employment agreement. See Note 12 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the relevant assumptions used in calculating grant date fair value. For further information on these awards, see the 2011 Grants of Plan-Based Awards Table and 2011 Outstanding Equity Awards at Fiscal Year-End Table included in this Proxy Statement.

(3)
The amounts shown in this column reflect the full grant date fair value of the stock options granted to our Named Executive Officers in fiscal 2011, 2010 and 2009, calculated pursuant to FASB guidance regarding fair value provisions for share-based payments. See Note 12 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the relevant assumptions used in calculating grant date fair value. For further information on these awards, see the 2011 Grants of Plan-Based Awards Table and 2011 Outstanding Equity Awards at Fiscal Year-End Table included in this Proxy Statement.

(4)
The amounts shown in this column reflect annual cash incentive awards earned by our Named Executive Officers (other than Mr. Lillibridge for 2010) for performance in fiscal 2011, 2010 and 2009. Mr. Lillibridge's annual cash incentive award for 2010 was predetermined in connection with the negotiation and execution of his employment agreement in July 2010 and is included in the column entitled "Bonus."

(5)
The amounts shown in this column for 2011 include: supplemental disability insurance premiums (in the amount of $28,795) and supplemental life insurance premiums paid on behalf of Ms. Cafaro; group term life insurance premiums paid on behalf of our Named Executive Officers; reimbursement for the payment of taxes relating to such group term life insurance for Ms. Cafaro; our contributions to the Named Executive Officers' 401(k) plan accounts; provision of a parking space for Ms. Cafaro and Mr. Lewis (for which there was no incremental cost to us); and reimbursement for the cost of parking and membership in certain professional and social organizations for Mr. Lillibridge.

(6)
Mr. Lillibridge joined us effective July 1, 2010 as Executive Vice President, Medical Property Operations and was not a Named Executive Officer for 2009; therefore, only information for 2011 and for the period from July 1, 2010 through December 31, 2010 is provided. Pursuant to his employment agreement, on July 1, 2010, Mr. Lillibridge received two special equity incentive awards in the form of 55,561 shares of restricted stock each, having an aggregate fair market value of $5,335,000 on the date of grant, to encourage his long-term retention. The awards vest over five years following the date of grant.

 2011 Grants of Plan-Based Awards Table

              The following table provides additional information relating to grants of plan-based awards made to our Named Executive Officers during 2011:

									All Other Stock Awards: Number of Shares of Stock or Units (#)(1)
										All Other Option Awards: Number of Securities Underlying Options (#)(2)		Grant Date Fair Value of Stock and Option Awards ($)(4)
											Exercise or Base Price of Option Awards ($/Sh)(3)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
D. Cafaro	—	(5)	$732,000	$1,464,000	$3,294,000	$—	$—	$—	—	—	$—	$—
	—	(6)	—	—	—	1,464,000	2,928,000	6,588,000	—	—	—	—
	1/24/2011	(7)	—	—	—	—	—	—	85,437	—	—	4,567,500
	1/24/2011	(7)	—	—	—	—	—	—	—	171,906	53.46	1,957,500
	3/22/2011	(8)	—	—	—	—	—	—	152,934	—	—	8,000,000
R. Schweinhart	—	(5)	284,900	569,800	854,700	—	—	—	—	—	—	—
	—	(6)	—	—	—	407,000	814,000	1,221,000	—	—	—	—
	1/20/2011	(7)	—	—	—	—	—	—	15,504	—	—	829,500
	1/20/2011	(7)	—	—	—	—	—	—	—	31,195	53.50	355,500
R. Lewis	—	(5)	373,500	747,000	1,120,500	—	—	—	—	—	—	—
	—	(6)	—	—	—	821,700	1,643,400	2,465,100	—	—	—	—
	1/20/2011	(7)	—	—	—	—	—	—	25,366	—	—	1,357,125
	1/20/2011	(7)	—	—	—	—	—	—	—	51,037	53.50	581,625
	3/16/2011	(7)	—	—	—	—	—	—	5,074	—	—	260,550
	3/16/2011	(7)	—	—	—	—	—	—	—	10,208	53.50	111,655
T. Lillibridge	—	(5)	262,500	525,000	787,500	—	—	—	—	—	—	—
	—	(6)	—	—	—	300,000	600,000	900,000	—	—	—	—
	1/20/2011	(7)	—	—	—	—	—	—	3,957	—	—	211,726
	1/20/2011	(7)	—	—	—	—	—	—	—	7,962	53.50	90,740
T.R. Riney	—	(5)	266,700	533,400	800,100	—	—	—	—	—	—	—
	—	(6)	—	—	—	381,000	762,000	1,143,000	—	—	—	—
	1/20/2011	(7)	—	—	—	—	—	—	14,523	—	—	777,000
	1/20/2011	(7)	—	—	—	—	—	—	—	29,220	53.50	333,000
(1)
The amounts shown reflect shares of restricted stock granted to our Named Executive Officers. These shares vest in three equal annual installments beginning on the date of grant, except for (a) the shares granted to Ms. Cafaro on March 22, 2011, which vest in five equal annual installments beginning on the first anniversary of the date of grant and (b) the shares granted to Mr. Lewis on March 16, 2011, which vest in three equal installments on each of March 16, 2011, January 20, 2012 and January 20, 2013.

(2)
The stock options vest in three equal annual installments beginning on the date of grant, except for the stock options granted to Mr. Lewis on March 16, 2011, which vest in three equal installments on each of March 16, 2011, January 20, 2012 and January 20, 2013.

(3)
The stock option exercise price equals the closing price of our common stock on the date of grant, except that the closing price of our common stock on March 16, 2011 was $51.35.

(4)
The amounts shown reflect the full grant date fair value of the awards calculated pursuant to FASB guidance regarding fair value provisions for share-based payments. See Note 12 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the relevant assumptions used in calculating grant date fair value.

(5)
The amounts shown represent the threshold, target and maximum annual cash incentive award opportunities of each of our Named Executive Officers for performance in fiscal 2011. The earnings opportunities were approved by the Compensation Committee and, in the case of the Chief Executive Officer, by the independent members of our Board. The actual amount of each Named Executive Officer's award is based on the achievement of certain corporate and individual performance goals as discussed in the Compensation Discussion and Analysis. The annual cash incentive awards earned by our Named Executive Officers for performance in fiscal 2011 were granted between the target and maximum levels in January 2012 and paid during the first quarter of 2012. The amounts of the earned awards are shown in the "Non-Equity Incentive Plan Compensation" column of the 2011 Summary Compensation Table.

(6)
The amounts shown represent the threshold, target and maximum long-term incentive award opportunities of each of our Named Executive Officers for performance in fiscal 2011. The earnings opportunities were approved by the Compensation Committee and, in the case of the Chief Executive Officer, by the independent members of our Board. The actual amount of each Named Executive Officer's award is based on the achievement of certain corporate and individual performance goals as discussed in the Compensation Discussion and Analysis. The long-term incentive awards earned by our Named Executive Officers for performance in fiscal 2011 were granted at the maximum levels in January 2012 in the form of restricted stock (70%) and stock options (30%). The amounts of the earned awards will be reported as restricted stock and stock option grants made during 2012 and are not included in the 2011 Grants of Plan-Based Awards Table above; however, the amounts of these awards are shown in the table under "Compensation Discussion and Analysis—Compensation of Our Named Executive Officers for 2011, 2010 and 2009 Performance" in this Proxy Statement.

(7)
The amounts shown reflect the long-term incentive awards granted as restricted stock and stock options (rounded down to the nearest whole share) to our Named Executive Officers in January 2011 and, in the case of Mr. Lewis, March 2011 for performance in fiscal 2010. Under Mr. Lillibridge's employment agreement, Mr. Lillibridge's long-term incentive award for 2010 was predetermined to have a value of $600,000, prorated to reflect the portion of 2010 for which he was employed by us.

(8)
The amount shown reflects a special equity incentive award granted to Ms. Cafaro in March 2011 to support her continued retention, in recognition of her superior performance and contributions to our success, and in consideration for the elimination of the change of control "modified single trigger" and change of control tax gross-up payments from her prior employment agreement. See "Compensation Discussion and Analysis—Chief Executive Officer Special Equity Incentive Award."

 2011 Outstanding Equity Awards at Fiscal Year-End Table

              The following table sets forth information regarding equity-based awards granted to our Named Executive Officers that were outstanding at December 31, 2011:

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)		Option Expiration Date		Number of Shares or Units That Have Not Vested (#)(2)	Market Value of Shares or Units That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
D. Cafaro	89,246	—	—		$43.26		1/17/2017		—	$—	—		$—
	428,560	—	—		41.54		1/22/2018		—	—	—		—
	143,301	—	—		28.96		1/21/2019		—	—	—		—
	114,234	57,116	—		44.56		1/20/2020		—	—	—		—
	57,302	114,604	—		53.46		1/24/2021		—	—	—		—
	—	—	—		—		—		239,082	13,180,591	—		—
	—	—	—		—		—		—	—	82,808	(4)	4,611,600	(4)
	—	—	182,560	(4)	55.69	(4)	1/18/2022	(4)	—	—	—		1,976,400	(4)
R. Schweinhart	41,604	—	—		25.19		1/18/2015		—	—	—		—
	50,276	—	—		30.83		1/27/2016		—	—	—		—
	32,713	—	—		43.26		1/17/2017		—	—	—		—
	82,140	—	—		41.54		1/22/2018		—	—	—		—
	39,823	—	—		28.96		1/21/2019		—	—	—		—
	19,211	9,605	—		44.56		1/20/2020		—	—	—		—
	10,399	20,796	—		53.50		1/20/2021		—	—	—		—
	—	—	—		—		—		22,890	1,261,926	—		—
	—	—	—		—		—		—	—	15,347	(4)	854,700	(4)
	—	—	33,835	(4)	55.69	(4)	1/18/2022	(4)	—	—	—		366,300	(4)
R. Lewis	32,683	16,341	—		44.56		1/20/2020		—	—	—		—
	20,415	40,830	—		53.50		1/20/2021		—	—	—		—
	—	—	—		—		—		43,934	2,422,081	—		—
	—	—	—		—		—		—	—	30,985	(4)	1,725,570	(4)
	—	—	68,310	(4)	55.69	(4)	1/18/2022	(4)	—	—	—		739,530	(4)
T. Lillibridge	2,654	5,308	—		53.50		1/20/2021		—	—	—		—
	—	—	—		—		—		97,091	5,352,627	—		—
	—	—	—		—		—		—	—	11,312	(4)	630,000	(4)
	—	—	24,939	(4)	55.69	(4)	1/18/2022	(4)	—	—	—		270,000	(4)
T.R. Riney	28,492	—	—		43.26		1/17/2017		—	—	—		—
	60,950	—	—		41.54		1/22/2018		—	—	—		—
	36,938	—	—		28.96		1/21/2019		—	—	—		—
	20,324	10,161	—		44.56		1/20/2020		—	—	—		—
	9,740	19,480	—		53.50		1/20/2021		—	—	—		—
	—	—	—		—		—		22,520	1,241,528	—		—
	—	—	—		—		—		—	—	14,367	(4)	800,100	(4)
	—	—	31,673	(4)	55.69	(4)	1/18/2022	(4)	—	—	—		342,900	(4)
(1)
Option awards granted to our Named Executive Officers vest in three equal annual installments beginning on the date of grant and expire on the tenth anniversary of the date of grant, except for 10,208 stock options granted to Mr. Lewis on March 16, 2011, which vest in equal installments on March 16, 2011, January 20, 2012 and January 20, 2013 and expire on January 20, 2021.

(2)
Restricted stock awards granted to our Named Executive Officers vest in three equal annual installments beginning on the date of grant, except for: 152,934 shares of restricted stock granted to Ms. Cafaro on March 22, 2011, which vest in five equal annual installments beginning on March 22, 2012; 22,935, 45,871 and 22,935 shares of restricted stock granted to Messrs. Schweinhart, Lewis and Riney, respectively, on November 30, 2007, which vest in three equal annual installments beginning on November 30, 2010; 5,074 shares of restricted stock granted to Mr. Lewis on March 16, 2011, which vest in equal installments on March 16, 2011, January 20, 2012 and January 20, 2013; and 111,122 shares of restricted stock granted to Mr. Lillibridge on July 1, 2010, of which 55,561 shares vest 30%, 60% and 100% on the first, second and third anniversaries, respectively, of the date of grant, and 55,561 shares vest in equal installments on the fourth and fifth anniversaries of the date of grant. Accordingly, the shares of restricted stock shown in this column vest (or have vested) as follows:

Ms. Cafaro	29,190 shares on 1/20/2012; 28,479 shares on 1/24/2012; 30,587 shares on 3/22/2012; 28,479 shares on 1/24/2013; 30,587 shares on 3/22/2013; 30,587 shares on 3/22/2014; 30,587 shares on 3/22/2015; and 30,586 shares on 3/22/2016.
Mr. Schweinhart	10,077 shares on 1/20/2012; 7,645 shares on 11/30/2012; and 5,168 shares on 1/20/2013.
Mr. Lewis	18,498 shares on 1/20/2012; 15,290 shares on 11/30/2012; and 10,146 shares on 1/20/2013.
Mr. Lillibridge	1,319 shares on 1/20/2012; 16,668 shares on 7/1/2012; 1,319 shares on 1/20/2013; 22,224 shares on 7/1/2013; 27,781 shares on 7/1/2014; and 27,780 shares on 7/1/2015.
Mr. Riney	10,034 shares on 1/20/2012; 7,645 shares on 11/30/2012; and 4,841 shares on 1/20/2013.

Our Named Executive Officers are generally entitled to dividends paid on vested and unvested shares of restricted stock.

(3)
For purposes of the table, the market value of restricted stock that has not vested is determined by multiplying the number of shares by $55.13, the closing price of our common stock on December 30, 2011, the last trading day of fiscal 2011.

(4)
The amounts shown represent the long-term incentive awards for our Named Executive Officers for performance in fiscal 2011, which had not been earned as of December 31, 2011. The long-term incentive awards consist of restricted stock (70%) and stock options (30%).

2011 Options Exercised and Stock Vested Table

              The following table sets forth information regarding the value realized by our Named Executive Officers pursuant to the vesting or exercise of equity-based awards during 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)(1)
D. Cafaro	—	$—	122,209	$6,591,907
R. Schweinhart	—	—	24,289	1,294,264
R. Lewis	34,781	875,057	42,392	2,253,624
T. Lillibridge	—	—	17,988	966,359
T.R. Riney	—	—	23,770	1,266,464
(1)
The amounts shown in this column reflect the value of the vested shares based on the closing price of our common stock on the vesting date.

              To the extent that a Named Executive Officer used stock to pay the exercise price of options or to satisfy the tax obligations with respect to the vesting of restricted stock, the number of shares acquired was less than the amount shown. The value realized has not been reduced to reflect the payment of any tax obligations.

Employment and Change of Control Severance Agreements with Named Executive Officers

              We are parties to the following employment and change of control severance agreements with our Named Executive Officers:

  •
  a second amended and restated employment agreement with Ms. Cafaro dated March 22, 2011 (the "Cafaro Employment Agreement");

  •
  an amended and restated employment agreement with Mr. Schweinhart dated December 31, 2004, as amended (the "Schweinhart Employment Agreement");

  •
  an employment agreement with Mr. Lewis dated September 18, 2002, as amended (the "Lewis Employment Agreement");

  •
  an employment agreement with Mr. Lillibridge dated July 1, 2010 (the "Lillibridge Employment Agreement"); and

  •
  an amended and restated employment agreement with Mr. Riney dated July 31, 1998, as amended (the "Riney Employment Agreement"), and an amended and restated change-in-control severance agreement with Mr. Riney dated March 22, 2011 (the "Riney Severance Agreement").

Under these agreements, our Named Executive Officers are entitled to receive severance benefits upon certain qualifying terminations of employment (subject to any required payment delay pursuant to Section 409A of the Code). At the time we entered into each of the agreements, the Compensation Committee considered the potential severance benefits, including any potential tax gross-up, to be necessary to attract and retain top executives and, based on the market compensation analysis of the Compensation Committee's independent compensation consultant, to be consistent with competitive market practices.

Employment Agreement: Cafaro

              The Cafaro Employment Agreement provides Ms. Cafaro with an annual base salary of not less than $915,000, effective as of January 1, 2011 and subject to increases, if any, as determined by the Compensation Committee. Ms. Cafaro is also eligible to participate in our incentive and other employee benefit plans. The Cafaro Employment Agreement requires that we provide Ms. Cafaro with $2 million of life insurance coverage and executive disability coverage that would provide annual benefits of at least 100% of her base salary. Under the Cafaro Employment Agreement, the term of Ms. Cafaro's employment will continue until terminated or the Cafaro Employment Agreement is amended. Upon termination of the Cafaro Employment Agreement for any reason, Ms. Cafaro will be subject to noncompetition and nonsolicitation restrictions for a period of one year following such termination. Ms. Cafaro will also be subject to certain confidentiality and nondisparagement restrictions.

              Under the terms of the Cafaro Employment Agreement and our 2006 Incentive Plan, Ms. Cafaro is entitled to the benefits summarized below upon the event specified. Under certain circumstances, Ms. Cafaro's severance payments or other benefits are subject to reduction such that there will be no taxes imposed upon her by Section 4999 of the Code or any similar state or local tax.

For Cause* or Without Good Reason*
• None

Other Than For Cause or With Good Reason (In connection with a Change of Control or otherwise)

•

Prorated portion of Target Bonus* for year of termination

•

3x sum of (x) base salary in effect, plus (y) Target Bonus for year of termination

•

Full vesting of all restricted stock, stock options and other performance-related compensation (assuming maximum individual and company performance), including special equity incentive award

•

Continuation of medical, dental, life and disability insurance benefits for two years

•

Outplacement services, including executive office space and an executive secretary, for one year following termination, with an aggregate cost not to exceed $50,000

Change of Control Without a Termination of Employment
• Full vesting of stock options and restricted stock, except for special equity incentive award, pursuant to terms of our 2006 Incentive Plan

Death/Disability

•

Prorated portion of Target Bonus for year of termination

•

Continuation of medical and dental insurance for two years (disability only)

•

Full vesting of stock options and restricted stock, including special equity incentive award, pursuant to terms of our 2006 Incentive Plan

*
"Cause" means Ms. Cafaro's (i) conviction of or plea of nolo contendere to a crime involving moral turpitude or (ii) willful and material breach of her duties and responsibilities that is directly and materially harmful to our business and reputation and that is committed in bad faith or without reasonable belief that such conduct is in our best interests, but with respect to (ii) only if the Board adopts a resolution by a vote of at least 75% of its members so finding after giving Ms. Cafaro and her attorney an opportunity to be heard.

"Good Reason" means the occurrence of any of the following events: (i) a diminution in Ms. Cafaro's position, authority, duties or responsibilities as Chief Executive Officer (Ms. Cafaro ceasing to be the chief executive officer of a publicly traded company following a transaction in which we are a participant will constitute a diminution under this clause (i)); (ii) a reduction in Ms. Cafaro's base salary, annual maximum bonus opportunity or, except as uniformly applicable to all of our similarly situated executives, benefits and perquisites; (iii) our requiring Ms. Cafaro to relocate her principal business office to a location more than 30 miles from her existing office; (iv) our failure or refusal to comply with any provision of the Cafaro Employment Agreement; (v) certain events of bankruptcy involving our company; and (vi) our failure to obtain the assumption of the Cafaro Employment Agreement by any successor to all or substantially all of our business or assets.

"Target Bonus" means the greater of (i) the highest bonus paid to Ms. Cafaro pursuant to our annual incentive plan for any of the three preceding calendar years and (ii) the full amount of Ms. Cafaro's annual bonus (assuming maximum individual and company performance) in respect of service for the year of termination.

Employment Agreements: Schweinhart and Lewis

              The Schweinhart Employment Agreement and the Lewis Employment Agreement (collectively, the "Executive Employment Agreements") contain substantially similar terms. The Executive Employment Agreements provide Mr. Schweinhart and Mr. Lewis (each, an "Executive") with annual base salaries of not less than $262,000 and not less than $210,000, respectively. The Executive Employment Agreements provide that the Executives are eligible for bonuses and to participate in our incentive and other employee benefit plans and may receive increases in their base salaries from time to time with the approval of the Chief Executive Officer and the Compensation Committee. The Executive Employment Agreements further provide for a gross-up for any taxes imposed upon them by Section 4999 of the Code, or any similar state or local tax, as a result of payments or benefits to which the Executives may be entitled under the Executive Employment Agreements. Under certain circumstances, however, such payments or benefits are subject to reduction such that there will be no taxes imposed upon the Executives by Section 4999 of the Code or any similar state or local tax.

              The initial terms of the Schweinhart Employment Agreement and the Lewis Employment Agreement expired on December 31, 2005 and September 30, 2003, respectively; however, the term of the applicable Executive Employment Agreement is automatically extended by one additional day for each day following the effective date of the Executive Employment Agreement that Mr. Schweinhart or Mr. Lewis, as applicable, remains employed by us unless we elect to cease such automatic extension by giving notice to the Executive. Upon such notice, the Executive Employment Agreement will terminate no sooner than twelve months after the giving of such notice. Upon termination of an Executive Employment Agreement for any reason, the Executive will be subject to noncompetition, nonsolicitation and noninterference restrictions for a period of one year following such termination. The Executive will also be subject to certain confidentiality and nondisparagement restrictions.

              Under the terms of the Executive Employment Agreements and our 2006 Incentive Plan, the Executives are entitled to the benefits summarized below upon the event specified.

For Cause* or Without Good Reason*
• None

Other Than For Cause or With Good Reason (Not in connection with Change of Control*)

•

Lump sum payment (not to exceed $3 million, as adjusted annually to reflect increases in the Consumer Price Index (the "CPI")) equal to base salary as then in effect plus Maximum Annual Bonus* for year of termination

•

Credited with one additional year of service for purposes of vesting of restricted stock and one additional year in which to exercise stock options

•

Continuation of medical, dental, life and long-term disability insurance benefits for up to one year

Change of Control Without a Termination of Employment
• Full vesting of stock options and restricted stock pursuant to terms of our 2006 Incentive Plan

Other Than For Cause or With Good Reason (Within one year of Change of Control)

•

Lump sum payment (not to exceed $3 million, as adjusted annually to reflect increases in the CPI) equal to 2x (x) the sum of base salary and Maximum Annual Bonus for the year of termination, plus (y) the fair market value of the maximum number of shares of restricted stock authorized to be issued to the Executive for year of termination

•

Full vesting of all stock options and restricted stock

•

Continuation of medical, dental, life and long-term disability insurance benefits for two years

Death/Disability
• Prorated portion of Maximum Annual Bonus for year of termination
• Full vesting of stock options and restricted stock pursuant to terms of our 2006 Incentive Plan

*
"Cause" means the Executive's: (i) indictment for, conviction of or plea of nolo contendere to any felony or misdemeanor involving fraud, dishonesty or moral turpitude; (ii) willful or intentional material breach of his duties and responsibilities; (iii) willful or intentional material misconduct in the performance of his duties under the Executive Employment Agreement; or (iv) willful or intentional failure to comply with any lawful instruction or directive of the Chief Executive Officer. In the case of Mr. Schweinhart, "Cause" also means an order of any federal or state agency or court prohibiting Mr. Schweinhart from serving as our officer or Chief Financial Officer.

"Good Reason" means the occurrence of any of the following events: (i) the assignment to the Executive of any duties materially and adversely inconsistent with his position, authority or duties as prescribed by the Executive Employment Agreement, any other action by us that results in a diminution or other material adverse change in such position, authority or duties or our requiring him to be based at any office or location other than that described in the Executive Employment Agreement; (ii) our failure to pay the Executive's minimum specified base salary; (iii) our failure to provide the annual bonus opportunity prescribed by the Executive Employment Agreement; (iv) our failure to provide any equity award, plan or benefits or perquisites prescribed by the Executive Employment Agreement; (v) any other material adverse change to the terms and conditions of the Executive's employment; and (vi) our failure to cause the assumption of the Executive Employment Agreement by any successor to all or substantially all of our business or assets, in each case, that is not cured within 30 days after written notice from the Executive.

"Change of Control" means the occurrence of any of the following events: (i) beneficial ownership by any "person" or "group" (as those terms are defined in the Exchange Act), other than us, our subsidiaries or any employee benefit plan maintained by us, of 35% or more of any class of our outstanding equity securities or the combined voting power of our outstanding voting securities entitled to vote generally in the election of directors; (ii) persons who constituted our Board as of December 31, 2004 (in the case of Mr. Schweinhart) or as of August 2, 2002 (in the case of Mr. Lewis), together with any new director whose election or nomination for election was approved by a vote of a majority of those persons, cease for any reason to constitute a majority of our Board; (iii) consummation of a merger, consolidation or reorganization involving us (subject to certain exceptions); (iv) approval by our stockholders of a complete liquidation or dissolution of our company; (v) approval by our stockholders of an agreement for the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of our assets to any person, other than our subsidiaries; and (vi) any other event that the Board determines constitutes an effective Change of Control.

"Maximum Annual Bonus" means the Executive's annual bonus, assuming maximum individual and company performance.

Employment Agreement: Lillibridge

              The Lillibridge Employment Agreement provides Mr. Lillibridge with an annual base salary of not less than $375,000. In addition, Mr. Lillibridge is eligible for bonuses and to participate in our incentive and other employee benefit plans and may receive increases in his base salary from time to time as approved by the Compensation Committee, with input from the Chief Executive Officer. Under the Lillibridge Employment Agreement, Mr. Lillibridge received two special equity incentive awards in the form of 55,561 shares of restricted stock each, to encourage his long-term retention. The first award vests 30%, 60% and 100% on the first, second and third anniversaries, respectively, of the date of grant, and the second award vests in equal annual installments on the fourth and fifth anniversaries of the date of grant. In addition to vesting upon certain events as specified below, the shares of restricted stock will vest in full upon certain sales of substantially all of our medical office and outpatient healthcare properties or operations.

              The Lillibridge Employment Agreement also obligates us to reimburse Mr. Lillibridge for the cost of parking one automobile at his office location and for the cost of membership in three professional organizations (four organizations in 2011 only), not to exceed $22,000 in the aggregate annually.

              The term of the Lillibridge Employment Agreement expires on July 1, 2015. The Lillibridge Employment Agreement subjects Mr. Lillibridge to certain noncompetition, nonsolicitation and noninterference restrictions until the later of July 1, 2015 and the second anniversary of the termination of his employment. In consideration of such restrictions, Mr. Lillibridge received a cash payment of $1.9 million on July 1, 2010. Mr. Lillibridge is also subject to certain confidentiality and nondisparagement restrictions.

              Under the terms of the Lillibridge Employment Agreement and our 2006 Incentive Plan, Mr. Lillibridge is entitled to the benefits summarized below upon the event specified.

For Cause* or Without Good Reason*
• None

Other Than For Cause or With Good Reason (Not in connection with Change of Control*)

•

Lump sum payment (not to exceed $3 million, as adjusted annually to reflect increases in the CPI) equal to base salary as then in effect plus Maximum Annual Bonus* for year of termination

•

Full vesting of special equity incentive awards

•

Continuation of medical, dental, life and long-term disability insurance benefits for up to one year

Change of Control Without a Termination of Employment

•

Full vesting of stock options and restricted stock, except for special equity incentive awards, pursuant to terms of our 2006 Incentive Plan

•

Full vesting of special equity incentive awards upon one-year anniversary of change of control

Other Than For Cause or With Good Reason (Within one year of Change of Control)

•

Lump sum payment (not to exceed $3 million, as adjusted annually to reflect increases in the CPI) equal to 2x (x) the sum of base salary and Maximum Annual Bonus for the year of termination, plus (y) the fair market value of the target number of shares of restricted stock authorized to be issued to Mr. Lillibridge for year of termination

•

Full vesting of all stock options and restricted stock

•

Continuation of medical, dental, life and long-term disability insurance benefits for 18 months

Death/Disability

•

Prorated portion of Maximum Annual Bonus for year of termination

•

Full vesting of stock options and restricted stock, including special equity incentive awards, pursuant to terms of our 2006 Incentive Plan

*
"Cause" means Mr. Lillibridge's: (i) indictment for, conviction of or plea of nolo contendere to any felony or misdemeanor involving fraud, dishonesty or moral turpitude; (ii) willful or intentional material breach of his duties and responsibilities; (iii) willful or intentional material misconduct in the performance of his duties under the Lillibridge Employment Agreement; or (iv) willful or intentional failure to comply with any lawful instruction or directive of the Chief Executive Officer.

"Good Reason" means the occurrence of any of the following events: (i) the assignment to Mr. Lillibridge of any duties materially and adversely inconsistent with, or a material diminution of, his position, authority or duties as prescribed by the Lillibridge Employment Agreement; (ii) our requiring Mr. Lillibridge to be based at any office or location that is more than 50 miles from Chicago, Illinois; (iii) our failure to pay Mr. Lillibridge's minimum specified base salary; (iv) our failure to provide the annual bonus opportunity or any benefits or perquisites prescribed by the Lillibridge Employment Agreement; (v) our medical property operations ceasing to be operated under the Lillibridge brand and name without Mr. Lillibridge's consent; (vi) any other material breach by us of the Lillibridge Employment Agreement; and (vii) our failure to cause the assumption of the Lillibridge Employment Agreement by any successor to all or substantially all of our business or assets, in each case, that is not cured within 30 days after written notice from Mr. Lillibridge.

"Change of Control" means the occurrence of any of the following events: (i) beneficial ownership by any "person" or "group" (as those terms are defined in the Exchange Act), other than us, our subsidiaries or any employee benefit plan maintained by us, of more than 50% of the combined voting power of our outstanding voting securities; (ii) during any twelve month period, persons who constituted our Board as of July 1, 2010, together with any new director whose election or nomination for election was approved by a vote of a majority of those persons, cease for any reason to constitute a majority of our Board; (iii) consummation of a merger, consolidation or reorganization involving us (subject to certain exceptions); (iv) a complete liquidation or dissolution of our company; and (v) approval by our stockholders of an agreement for, and the consummation of, the sale or other disposition of all or substantially all of our assets to any person, other than our subsidiaries.

"Maximum Annual Bonus" means Mr. Lillibridge's annual bonus, assuming maximum individual and company performance.

Employment Agreement and Change of Control Severance Agreement: Riney

              The Riney Employment Agreement provides Mr. Riney with an annual base salary of not less than $137,000, subject to increases, if any, as determined by the Compensation Committee, and eligibility to participate in our incentive and other employee benefit plans. The initial term of the Riney Employment Agreement expired on July 31, 1999; however, the term of the Riney Employment Agreement is automatically extended by one additional day for each day following the effective date of the agreement that Mr. Riney remains employed by us unless we elect to cease such automatic extension by giving notice to Mr. Riney. Upon such notification, the Riney Employment Agreement will terminate in one year.

              Under the terms of the Riney Employment Agreement, the Riney Severance Agreement and our 2006 Incentive Plan, Mr. Riney is entitled to the benefits summarized below upon the event specified. The Riney Employment Agreement and the Riney Severance Agreement provide for a gross-up for any taxes imposed upon him by Section 4999 of the Code, or any similar state or local tax, as a result of any payment or benefits to which he may be entitled under such agreements or any other agreement. Any severance benefits payable to Mr. Riney under the Riney Employment Agreement, including any tax gross-up, will be offset by any severance benefits payable to Mr. Riney under the Riney Severance Agreement.

For Cause* or Without Good Reason*
• None

Other Than For Cause or With Good Reason (Not in connection with Change of Control*)

•

Lump sum payment (not to exceed $3 million, as adjusted annually to reflect increases in the CPI) equal to (x) prorated portion of Target Bonus* for year of termination, plus (y) the sum of base salary as then in effect and Target Bonus for year of termination

•

Credited with one additional year of service for purposes of vesting of restricted stock and one additional year in which to exercise stock options

•

Continuation of medical, dental, life and long-term disability insurance benefits for up to one year

Change of Control Without a Termination of Employment
• Full vesting of stock options and restricted stock pursuant to terms of our 2006 Incentive Plan

Other Than For Cause or With Good Reason (Within two years of Change of Control)

•

Lump sum payment (not to exceed $3 million, as adjusted annually to reflect increases in the CPI) equal to 2x the greater of (a) the sum of (x) base salary and Target Bonus as of the date of termination, plus (y) the fair market value of the maximum number of shares of restricted stock authorized to be issued to Mr. Riney for year of termination, and (b) the sum of (x) base salary and Target Bonus as of the date immediately prior to the effectiveness of the Change of Control, plus (y) the fair market value of the maximum number of shares of restricted stock authorized to be issued to him for the year in which the date immediately prior to the effectiveness of the Change of Control occurs

•

Continuation of medical, dental, life and disability insurance benefits for two years

•

Payment for any excise taxes he may incur as a result of the Change of Control

Death/Disability
• Prorated portion of Target Bonus for year of termination • Full vesting of stock options and restricted stock pursuant to terms of our 2006 Incentive Plan

*
"Cause" means Mr. Riney's (i) conviction of or plea of nolo contendere to a crime involving moral turpitude or (ii) willful and material breach of his duties and responsibilities that is committed in bad faith or without reasonable belief that such conduct is in our best interests, but with respect to (ii) only if the Board adopts a resolution by a vote of at least 75% of its members so finding after giving Mr. Riney and his attorney an opportunity to be heard.

"Good Reason" means the occurrence of any of the following events: (i) the assignment to Mr. Riney of duties substantially of a non-executive or non-managerial nature; (ii) an adverse change in Mr. Riney's status or position as an executive officer, including as a result of a diminution in his duties and responsibilities (other than a change directly attributable to our ceasing to be a publicly owned company); (iii) a reduction in Mr. Riney's base salary, bonus opportunity or, except as uniformly applicable to all of our similarly situated executives, benefits and perquisites (which reduction, for purposes of the Riney Employment Agreement, is material); (iv) our requiring Mr. Riney to relocate his principal business office to a location more than 30 miles from his existing office; and (v) our failure to obtain the assumption of the Riney Employment Agreement by any successor to all or substantially all of our business or assets, in each case, for purposes of the Riney Employment Agreement, that is not cured within 30 days after written notice from Mr. Riney.

"Change of Control" means the occurrence of any of the following events: (i) beneficial ownership by any "person" or "group" (as those terms are defined in the Exchange Act), other than us, our subsidiaries or any employee benefit plan maintained by us, of 20% or more of the combined voting power of our outstanding voting securities; (ii) persons who constituted our Board as of May 1, 1998, together with any new director whose election or nomination for election was approved by a vote of a majority of those persons, cease for any reason to constitute a majority of our Board; (iii) consummation of a merger, consolidation or reorganization involving us (subject to certain exceptions); (iv) approval by our stockholders of a complete liquidation or dissolution of our company; (v) approval by our stockholders of an agreement for the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of our assets to any person, other than our subsidiaries; and (vi) any other event that the Board determines constitutes an effective Change of Control.

"Target Bonus" means the full amount of bonuses and performance compensation that would be payable to Mr. Riney, assuming satisfaction of all performance criteria on which such bonuses and performance compensation are based, in respect of services for the year of termination.

Potential Payments upon Termination or Change of Control

              The table below reflects the amount of compensation and benefits payable to each Named Executive Officer in the event of:

  •
  termination for Cause or without Good Reason;

  •
  termination other than for Cause or with Good Reason ("involuntary termination");

  •
  a Change of Control (without any termination of employment);

  •
  involuntary termination following a Change of Control;

  •
  death; and

  •
  disability.

              The amounts shown assume a termination date and Change of Control date of December 31, 2011 and, therefore, are estimates of the amounts that would be paid to the Named Executive Officers upon such events. The actual amounts can be determined only if and when the Named Executive Officer's employment is terminated or the Change of Control occurs. Receipt of benefits upon termination is subject to the execution of a general release of claims by the Named Executive Officer or his or her beneficiary. Although the Cafaro Employment Agreement, the Executive Employment Agreements and the Lillibridge Employment Agreement contain certain restrictive covenants, including noncompetition and nonsolicitation provisions, no specific value to the company has been ascribed to these covenants.

Benefit	Termination for Cause or without Good Reason	Involuntary Termination (without Change of Control)	Change of Control (without Termination)	Involuntary Termination Following Change of Control(1)	Death	Disability
D. Cafaro
Prorated portion of Target Bonus for the year of termination(2)	$—	$3,294,000	$—	$3,294,000	$3,294,000	$3,294,000
Payment equal to multiple of base salary in effect at termination(3)	—	2,745,000	—	2,745,000	—	—
Payment equal to multiple of Target Bonus for the year of termination(2)(3)	—	9,882,000	—	9,882,000	—	—
Vesting of restricted stock and stock options(4)(5)	—	13,975,684	5,544,433	13,975,684	13,975,684	13,975,684
Continued insurance benefits	—	137,301	—	137,301	—	35,968
Office space and administrative services	—	50,000	—	50,000	—	—
Reduction(6)	—	—	—	—	—	—

Total for D. Cafaro(7)	$—	$30,083,985	$5,544,433	$30,083,985	$17,269,684	$17,305,652
R. Schweinhart
Prorated portion of Maximum Annual Bonus for the year of termination(2)	$—	$—	$—	$—	$854,700	$854,700
Payment equal to multiple of base salary in effect at termination(3)(8)	—	407,000	—	814,000	—	—
Payment equal to multiple of Maximum Annual Bonus for the year of termination(2)(3)(8)	—	854,700	—	1,709,400	—	—
Payment equal to multiple of fair market value of maximum restricted stock grant under LTIP for the year of termination(3)(8)(9)	—	—	—	734,960	—	—
Vesting of restricted stock and stock options(4)(5)	—	977,014	1,397,360	1,397,360	1,397,360	1,397,360
Continued insurance benefits	—	12,979	—	25,957	—	—
Reduction(6)	—	—	—	—	—	—
Excise tax gross-up(5)	—	—	—	—	—	—

Total for R. Schweinhart	$—	$2,251,693	$1,397,360	$4,681,677	$2,252,060	$2,252,060

Benefit	Termination for Cause or without Good Reason	Involuntary Termination (without Change of Control)	Change of Control (without Termination)	Involuntary Termination Following Change of Control(1)	Death	Disability
R. Lewis
Prorated portion of Maximum Annual Bonus for the year of termination(2)	$—	$—	$—	$—	$1,120,500	$1,120,500
Payment equal to multiple of base salary in effect at termination(3)(8)	—	498,000	—	996,000	—	—
Payment equal to multiple of Maximum Annual Bonus for the year of termination(2)(3)(8)	—	1,120,500	—	2,241,000	—	—
Payment equal to multiple of fair market value of maximum restricted stock grant under LTIP for the year of termination(3)(8)(9)	—	—	—	21,360	—	—
Vesting of restricted stock and stock options(4)(5)	—	1,862,677	2,661,424	2,661,424	2,661,424	2,661,424
Continued insurance benefits	—	18,706	—	37,412	—	—
Reduction(6)	—	—	—	—	—	—
Excise tax gross-up(5)	—	—	—	—	—	—

Total for R. Lewis	$—	$3,499,884	$2,661,424	$5,957,197	$3,781,924	$3,781,924
T. Lillibridge
Prorated portion of Maximum Annual Bonus for the year of termination(2)	$—	$—	$—	$—	$787,500	$787,500
Payment equal to multiple of base salary in effect at termination(3)(8)	—	375,000	—	750,000	—	—
Payment equal to multiple of Maximum Annual Bonus for the year of termination(2)(3)(8)	—	787,500	—	1,575,000	—	—
Payment equal to multiple of fair market value of target restricted stock grant under LTIP for the year of termination(3)(8)(9)	—	—	—	675,000	—	—
Vesting of restricted stock and stock options(4)(5)	—	5,207,249	5,361,334	5,361,334	5,361,334	5,361,334
Continued insurance benefits	—	18,296	—	27,444	—	—

Total for T. Lillibridge	$—	$6,388,045	$5,361,334	$8,388,778	$6,148,834	$6,148,834

Benefit	Termination for Cause or without Good Reason	Involuntary Termination (without Change of Control)	Change of Control (without Termination)	Involuntary Termination Following Change of Control(1)	Death	Disability
T.R. Riney
Prorated portion of Target Bonus for the year of termination(2)	$—	$800,100	$—	$—	$800,100	$800,100
Payment equal to multiple of base salary in effect at termination(3)(8)	—	381,000	—	762,000	—	—
Payment equal to multiple of Target Bonus for the year of termination(2)(3)(8)	—	800,100	—	1,600,200	—	—
Payment equal to multiple of fair market value of maximum restricted stock grant under LTIP for the year of termination(3)(8)(9)	—	—	—	896,160	—	—
Vesting of restricted stock and stock options(4)(5)	—	974,698	1,380,737	1,380,737	1,380,737	1,380,737
Continued insurance benefits	—	19,276	—	38,552	—	—
Excise tax gross-up(5)	—	—	—	—	—	—

Total for T.R. Riney	$—	$2,975,175	$1,380,737	$4,677,649	$2,180,837	$2,180,837
(1)
Involuntary termination following Change of Control for Ms. Cafaro, involuntary termination within one year of Change of Control for Messrs. Schweinhart, Lewis and Lillibridge, and involuntary termination within two years of Change of Control for Mr. Riney.

(2)
"Target Bonus" or "Maximum Annual Bonus," as applicable, for each Named Executive Officer is defined above under "Employment and Change of Control Severance Agreements with Named Executive Officers."

(3)
Multiples for the Named Executive Officers are as follows:

	Involuntary Termination (without Change of Control)	Involuntary Termination Following Change of Control
Ms. Cafaro	3x	3x
Mr. Schweinhart	1x	2x
Mr. Lewis	1x	2x
Mr. Lillibridge	1x	2x
Mr. Riney	1x	2x
(4)
Pursuant to our 2006 Incentive Plan, upon a change of control or in the event of death or disability of a participant while employed by us, generally, all stock options held by the participant become fully vested and immediately exercisable and all restrictions and other conditions pertaining to shares of restricted stock and restricted stock units held by the participant immediately lapse (other than, in the event of a change of control, the special equity incentive awards granted to Ms. Cafaro on March 22, 2011 and Mr. Lillibridge on July 1, 2010). In the event of involuntary termination: Ms. Cafaro would become fully vested in all restricted stock awards and stock options; Messrs. Schweinhart, Lewis and Riney would be treated as having one additional year of service for purposes of vesting of restricted stock; and all shares of restricted stock granted to Mr. Lillibridge as part of his special equity incentive awards on July 1, 2010 would vest in full.

(5)
Assumes a stock price of $55.13, the closing price of our common stock on December 30, 2011, the last trading day of fiscal 2011. For purposes of the table, the value of vesting of restricted stock is determined by multiplying the number of shares by $55.13, and the value of vesting of stock options is determined by subtracting the stock option exercise price from $55.13 and multiplying by the number of options.

(6)
Pursuant to the Cafaro Employment Agreement, and the Executive Employment Agreements, under certain circumstances, payments or benefits to Ms. Cafaro and Messrs. Schweinhart and Lewis are subject to reduction such that there will be no taxes imposed upon them by Section 4999 of the Code or any similar state or local tax.

(7)
In March 2011, the Cafaro Employment Agreement was amended to eliminate the excise tax gross-up with respect to severance and certain other benefits in connection with a change of control.

(8)
Pursuant to the Executive Employment Agreements, the Lillibridge Employment Agreement, the Riney Employment Agreement and the Riney Severance Agreement, the amount of certain severance benefits payable to each of Messrs. Schweinhart, Lewis, Lillibridge and Riney is limited to a maximum of $3 million, as adjusted annually to reflect increases in the CPI.

(9)
The fair market value of the maximum or target restricted stock grant under the long-term incentive plan is determined by multiplying the maximum or target 2011 long-term incentive opportunity, as applicable, by 0.70.

EQUITY COMPENSATION PLAN INFORMATION

              The following table summarizes information with respect to our equity compensation plans as of December 31, 2011 but does not include information with respect to the 2012 Incentive Plan that we are asking our stockholders to approve under "Proposal 4—Adoption of the Ventas, Inc. 2012 Incentive Plan" below:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	2,047,005	$42.10	4,526,413
Equity compensation plans not approved by stockholders(2)	56,865	N/A	943,135

Total	2,103,870	42.10	5,469,548
(1)
These plans consist of: (i) the 2000 Incentive Compensation Plan (Employee Plan) (formerly known as the 1997 Incentive Compensation Plan); (ii) the 2004 Stock Plan for Directors (which amended and restated the 2000 Stock Option Plan for Directors (formerly known as the 1997 Stock Option Plan for Non-Employee Directors)); (iii) the Employee and Director Stock Purchase Plan; (iv) the 2006 Incentive Plan; (v) the 2006 Stock Plan for Directors; and (vi) the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan (101,863 shares at a weighted average exercise price of $48.60 pursuant to awards granted by NHP and assumed by us in connection with the NHP acquisition). As of December 31, 2011, 2,455,762 shares, 1,905,338 shares and 165,313 shares, respectively, remained available for grant under the Employee and Director Stock Purchase Plan, the 2006 Incentive Plan and the 2006 Stock Plan for Directors. No additional grants are permitted under the 2000 Incentive Compensation Plan, the 2004 Stock Plan for Directors or the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan.

(2)
These plans consist of: (i) the Director Deferred Compensation Plan, under which our non-employee directors may receive, in lieu of director fees, units that settle into shares of our common stock on a one-for-one basis; and (ii) the Executive Deferred Stock Compensation Plan, under which our executive officers may receive, in lieu of compensation, units that settle into shares of our common stock on a one-for-one basis.

PROPOSALS REQUIRING YOUR VOTE

Proposal 1: Election of Directors

              Thirteen directors currently serve on our Board. In accordance with the director retirement policy set forth in our Guidelines on Governance, Mr. Theobald has reached the mandatory retirement age and will retire from our Board effective at the Annual Meeting. In addition, Mr. Paulson has advised the Nominating Committee that he will retire from our Board effective at the Annual Meeting. Following the recommendation of the Nominating Committee, our Board has nominated each individual presently serving as a director, other than Messrs. Paulson and Theobald, for election at the Annual Meeting.

              In uncontested elections (which is the case for the Annual Meeting), a majority of votes cast is required for the election of each director, which means that the number of votes cast "for" a nominee must exceed the number of votes cast "against" that nominee. In contested elections, in which the number of nominees is greater than the number of directors to be elected, the vote standard would be a plurality of the votes cast. Each director elected at the Annual Meeting will hold office until the next succeeding annual meeting of stockholders and his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. We do not have a staggered Board.

              In accordance with our Director Resignation Policy, the Board will nominate an incumbent director for reelection only if the director agrees that, in the event the director fails to receive the required majority vote for reelection, he or she will tender, promptly following certification of the election results, an irrevocable resignation that will be effective upon acceptance by the Board. If an incumbent director fails to receive the required majority vote for reelection, the Nominating Committee will act on an expedited basis to determine whether to recommend acceptance or rejection of the director's resignation and submit its recommendation for prompt consideration by the Board. The Board will act on the Nominating Committee's recommendation and publicly disclose its decision regarding the tendered resignation by filing a Current Report on Form 8-K with the SEC no later than 90 days following certification of the election results.

              Any director who tenders his or her resignation pursuant to our Director Resignation Policy may not participate in any Nominating Committee or Board decision regarding that resignation. If less than a majority of the Nominating Committee members receive the required vote in favor of their reelection in the same election, then the independent directors who received the required vote will be constituted by the Board as a committee to consider the tendered resignation(s) and make a recommendation to the Board. However, if three or fewer independent directors receive the required vote in the same election, all directors not required by the Director Resignation Policy to tender a resignation may participate in considering and recommending to the Board whether to accept or reject the resignation(s).

              Under our Guidelines on Governance, a director is generally required to retire at the first annual meeting of stockholders following his or her 75th birthday. On the recommendation of the Nominating Committee, the Board may waive this requirement as to any director if it deems a waiver to be in our best interests.

              Each nominee listed below has consented to be named in this Proxy Statement and has agreed to serve as a director if elected, and we expect each nominee to be able to serve if elected. If any nominee is unable or unwilling to accept his or her election or is unavailable to serve for any reason, the persons named as proxies will have authority, according to their judgment, to vote or refrain from voting for such alternate nominee as may be designated by the Board.

              The following pages contain certain biographical and other information concerning the nominees proposed for election as directors. This information is based upon statements made or confirmed to us by or on behalf of these nominees, except to the extent certain information appears in our records. Ages shown for all nominees are as of the date of the Annual Meeting.

              Following each nominee's biographical information, we have provided information concerning the particular experience, qualifications, attributes and skills that led the Nominating Committee and the Board to determine that each nominee should serve as a director. In addition, a substantial majority of the nominees serve or have served on boards and board committees (including, in many cases, as board or committee chairs) of other public companies, which we believe provides them with essential leadership experience, exposure to corporate governance best practices and substantial knowledge and skills that enhance the functioning of our Board.

Name, Age and Length of Service	Principal Occupation, Business Experience, Directorships & Qualifications
Debra A. Cafaro, 54 Director since 1999	Ms. Cafaro has been our Chief Executive Officer and a director since 1999 and Chairman of the Board since 2003. She also served as our President from 1999 to November 2010. Ms. Cafaro is a former Chair of NAREIT, the worldwide representative voice for REITs. She is also a member of the Board of Directors of Weyerhaeuser Company (NYSE: WY), one of the world's largest integrated forest products companies, where she chairs its Finance Committee and is a member of its Compensation Committee; World Business Chicago, Chicago's non-for-profit economic development corporation chaired by Mayor Rahm Emanuel; and the Real Estate Roundtable. She also serves on the Business Advisory Council of the University of Chicago Law School. During the past five years, she has also served as a director of General Growth Properties, Inc. (NYSE: GGP) ("General Growth") (March-November 2010), a shopping center REIT. Prior to joining Ventas, Ms. Cafaro was President and a director of Ambassador Apartments, Inc. (formerly NYSE: AAH) ("Ambassador"), a multifamily REIT, from 1997 until it was acquired by Apartment Investment and Management Company (AIMCO) in 1998. Ms. Cafaro is admitted to the Bar in Illinois. She has substantial executive and legal experience, leadership ability and a proven record of accomplishment, with strong skills in real estate and corporate finance, capital markets, strategic planning and other public company matters.

Name, Age and Length of Service	Principal Occupation, Business Experience, Directorships & Qualifications
Douglas Crocker II, 72 Director since 1998	Mr. Crocker has been the Chairman and Chief Investment Officer of Pearlmark Multifamily Partners, L.L.C. (formerly known as Transwestern Multifamily Partners, L.L.C.), a commercial real estate firm, since 2006. From 2003 until 2006, he was a principal with DC Partners LLC, a consulting firm. Prior to that, Mr. Crocker was the President, Chief Executive Officer and a trustee of Equity Residential Properties Trust (NYSE: EQR) ("EQR"), a prominent multifamily REIT, from 1993 until 2003, most recently serving as Vice Chairman of the Board. During his more than 40 years of real estate experience, he has previously served as: Executive Vice President of Equity Financial and Management Company, a subsidiary of Equity Group Investments, Inc. ("EGI"), which provides strategic direction and services for EGI's real estate and corporate activities; President, Chief Executive Officer and a director of First Capital Corporation, a sponsor of public limited real estate partnerships; Managing Director of Prudential Securities Inc., a financial services brokerage firm; Chief Executive Officer of McKinley Finance Group, a privately held company involved with real estate, banking and corporate finance; President of American Invesco, the nation's largest condominium conversion company; and Vice President of Arlen Realty and Development Company, a diversified real estate and retail company. Mr. Crocker is currently a trustee of Acadia Realty Trust (NYSE: AKR), a shopping center REIT, Vice Chairman of the Board of Post Properties, Inc. (NYSE: PPS), a multi-family REIT, and a director of Cypress Sharpridge Investments, Inc. (NYSE: CYS), a specialty finance company that primarily invests in agency residential mortgage-backed securities. During the past five years, he has also served as a director of Wellsford Real Properties, Inc. (formerly AMEX: WRP) (1997-2007), a real estate merchant banking firm, Reckson Associates Realty Corp. (formerly NYSE: RA) (2004-2007), an office and industrial REIT, and Reis, Inc. (NASDAQ: REIS) (2007-2009), a real estate merchant banking firm. Mr. Crocker sits on the Advisory Board of the DePaul University Real Estate School and is a former trustee of DePaul University and the Multifamily Council of the Urban Land Institute, a past Chairman of the National Multi Housing Counsel and a former member of the Board of Governors of NAREIT. He is a successful, well-respected and recognized leader in the real estate industry, with extensive executive experience and strong skills in corporate finance, mergers and acquisitions, strategic planning, and public company executive compensation.

Name, Age and Length of Service	Principal Occupation, Business Experience, Directorships & Qualifications
Ronald G. Geary, 64 Director since 1998	Mr. Geary is President of Ellis Park Race Course, Inc., a thoroughbred racetrack in Henderson, Kentucky. He served as President of Res-Care, Inc. (formerly NASDAQ: RSCR) ("ResCare"), a provider of residential training and support services for persons with developmental disabilities and certain vocational training services from 1990 to 2006 and as its Chief Executive Officer from 1993 to 2006. Before he was named Chief Executive Officer, Mr. Geary was Chief Operating Officer of ResCare from 1990 to 1993. During the past five years, Mr. Geary served as a director of ResCare (1990-2010), most recently serving as Chairman of the Board from 1998 to 2010. Mr. Geary is an attorney and certified public accountant, with extensive executive experience in the healthcare industry and strong financial, government and international operations and strategic planning skills.
Jay M. Gellert, 58 Director since 2001	Mr. Gellert has been President and Chief Executive Officer of Health Net, Inc. (NYSE: HNT) ("Health Net"), an integrated managed care organization that administers the delivery of managed healthcare services, since 1998 and a director of Health Net since 1999. He served as President and Chief Operating Officer of Health Net from 1997 to 1998 and as President, Chief Operating Officer and a director of its predecessor, Health Systems International, Inc. ("HSI"), a health maintenance organization, from 1996 to 1997. Before joining HSI, Mr. Gellert directed strategic advisory engagements for Shattuck Hammond Partners in the area of integrated delivery systems development, managed care network formation and physician group practice integration. He has also previously served as President and Chief Executive Officer of Bay Pacific Health Corporation, Senior Vice President and Chief Operating Officer for California Healthcare System and as an independent consultant. Mr. Gellert is currently a member of the Board of Directors of America's Health Insurance Plans and the Board of Directors of the Council for Affordable Quality Healthcare (CAQH), serving on its Executive Committee. He has substantial healthcare executive experience, with strong skills in government relations, public company executive compensation, mergers and acquisitions and strategic planning.

Name, Age and Length of Service	Principal Occupation, Business Experience, Directorships & Qualifications
Richard I. Gilchrist, 66 Director since 2011	Mr. Gilchrist has served as Senior Advisor to Irvine since July 2011 and previously served as President of Irvine's Investment Properties Group ("IPG") from 2006 to July 2011. Irvine is a 140-year old privately held company known throughout the world as a best-of-class master planner and long-term owner, investor and operator of a large and diversified real estate portfolio. In his role as IPG President, Mr. Gilchrist guided all aspects of Irvine's office, retail, resort and apartment properties in Southern California and Silicon Valley, including development, marketing and management. Prior to joining Irvine, Mr. Gilchrist served as President and Co-Chief Executive of Maguire Properties, Inc., where he oversaw significant growth in the company's portfolio through acquisitions and development and spearheaded its successful initial public offering in 2003. Before joining Maguire Properties, Mr. Gilchrist served as President and Chief Executive Officer of the privately held REIT, Commonwealth Atlantic Properties. Mr. Gilchrist currently serves as a director of BioMed Realty Trust, Inc. (NYSE: BMR) and a member of the Whittier College Board of Trustees and the UCLA School of Law Board of Advisors. He previously served as Chairman of the Whittier College Board of Trustees and was also a co-founder and managing partner of CommonWealth Partners, LLC, an advisor and venture partner with the California Public Employees' Retirement System, and a senior partner of Maguire Thomas Partners, a national real estate developer and operator. Mr. Gilchrist served as a director of NHP (formerly NYSE: NHP) from August 2008 to July 2011. Mr. Gilchrist has a strong background in real estate and strategic planning and has served as chief executive and founder of several major public and private REITs and real estate operating companies with investments throughout the United States.
Matthew J. Lustig, 51 Director since 2011	Mr. Lustig is the Chief Executive Officer and a Managing Principal of LREP, a Managing Director of Lazard Alternative Investments LLC, an affiliate of LREP, and Vice Chairman of US Investment Banking and Head of Real Estate at Lazard Frères & Co. LLC. Mr. Lustig also serves as Chairman of the Board of Atria. In addition, Mr. Lustig is or has been a board member of several public and private portfolio investments of funds managed by LREP or its affiliates. Prior to joining Lazard Frères & Co. in 1989, Mr. Lustig was a First Vice President at Drexel Burnham Lambert and was previously a lending officer with Chase Manhattan Bank, specializing in credit, construction, and real estate finance. Mr. Lustig is a member of various industry organizations and serves on the Boards of Pension Real Estate Association, the Larson Leadership Initiative of the Urban Land Institute, The Wharton School Zell/Lurie Real Estate Center and the Real Estate Advisory Board at Columbia University School of Business. He is also on the Board of Directors of Boston Properties, Inc. (NYSE: BXP), an office property REIT, and the Board of Visitors of the School of Foreign Service at Georgetown University. He has extensive experience in investing in real estate companies and assets and advising on real estate and corporate finance, capital structure, mergers and acquisitions and strategic transactions.

Name, Age and Length of Service	Principal Occupation, Business Experience, Directorships & Qualifications
Douglas M. Pasquale, 57 Director since 2011	Mr. Pasquale served as Senior Advisor to our Chief Executive Officer from July 2011 to December 2011, following the closing of our acquisition of NHP (formerly NYSE: NHP). He served as Chairman of the Board of NHP from May 2009 to July 2011, as President and Chief Executive Officer of NHP from April 2004 to July 2011, and as Executive Vice President and Chief Operating Officer of NHP from November 2003 to April 2004. Mr. Pasquale was a director of NHP from November 2003 to July 2011. Mr. Pasquale previously served in various roles (most recently Chairman and Chief Executive Officer) at ARV Assisted Living, Inc., an operator of assisted living facilities, from June 1998 to September 2003 and concurrently served as President and Chief Executive Officer of ASLG from April 2003 to September 2003. Mr. Pasquale also served as President and Chief Executive Officer of Richfield Hospitality Services, Inc. and Regal Hotels International-North America, a hotel ownership and hotel management company, from 1996 to 1998, and as its Chief Financial Officer from 1994 to 1996. Mr. Pasquale is a member of the Executive Board of the American Seniors Housing Association, a director of Sunstone Hotel Investors, Inc. (NYSE: SHO), a lodging REIT, Alexander & Baldwin, Inc. (NYSE: ALEX), a Honolulu-headquartered ocean transportation, real estate and agribusiness company (and its subsidiary, Matson Navigation Company, Inc.), and Terreno Realty Corporation (NYSE: TRNO), an industrial REIT with a focus in six coastal U.S. markets, and a member of the Board of Trustees of the Newport Harbor Nautical Museum. Mr. Pasquale is a successful leader in the health care real estate industry with extensive experience and strong skills in mergers and acquisitions and strategic planning.
Robert D. Reed, 59 Director since 2008	Mr. Reed has been Senior Vice President and Chief Financial Officer of Sutter Health, a family of not-for-profit hospitals and physicians organizations in northern California, since 1997. Prior to that, he held various finance positions within Sutter Health and its affiliates. Before he became a hospital system executive, Mr. Reed was an investment banker specializing in healthcare finance for hospital systems at various national financial firms, including Eastdil, Paine Webber and American Health Capital. Mr. Reed is currently a director of Metta Fund, a private non-profit foundation. He has a strong background in healthcare finance and operations, managing capital intensive operations and strategic planning, as well as leading not-for-profit organizations.

Name, Age and Length of Service	Principal Occupation, Business Experience, Directorships & Qualifications
Sheli Z. Rosenberg, 70 Director since 2001	Ms. Rosenberg joined Skadden, Arps, Slate, Meagher & Flom LLP as Of Counsel in 2011. She was the Vice Chairman of Equity Group Investments, LLC, an investment company, from 2000 to 2003 and its President and Chief Executive Officer from 1999 to 2000. From 1994 to 1999, Ms. Rosenberg served as President, Chief Executive Officer and a director of EGI, an owner, manager and financier of real estate and corporations. She was also a principal in the law firm of Rosenberg & Liebentritt, P.C. from 1980 to 1997. Ms. Rosenberg is currently a director of Equity Life Style Properties (NYSE: ELS), a manufactured home community REIT, Nanosphere, Inc. (NASDAQ: NSPH), a developer, manufacturer and marketer of advanced molecular diagnostics systems, and Strategic Hotels & Resorts, Inc. (NYSE: BEE), a REIT that owns and manages high-end hotels and resorts in the United States, Mexico and Europe. During the past five years, she has also served as a trustee of EQR (1993-2010) and Equity Office Properties Trust (formerly NYSE: EOP) (1997-2007), an office REIT, and as a director of Avis Budget Group, Inc. (NYSE: CAR) (2006-2008), a provider of vehicle rental services, CVS Caremark Corporation (NYSE: CVS) (1997-2011), a drug store chain, and General Growth (NYSE: GGP) (2010-2011). Ms. Rosenberg is the co-founder and former President of the Center for Executive Women at the Kellogg School of Management, and she was an Adjunct Professor at Northwestern University's J.L. Kellogg Graduate School of Business from 2003 to 2007. She is a successful, well-respected and recognized leader in the real estate industry and general business community, with extensive executive and legal experience and strong skills in corporate finance, strategic planning, and public company executive compensation.
Glenn J. Rufrano, 62 Director since 2010	Mr. Rufrano has been President and Chief Executive Officer of Cushman, a privately held commercial property and real estate services company, and a member of its Board of Directors since March 2010. Prior to that, he served as Chief Executive Officer of Centro Properties Group, an Australian-based shopping center company, from 2008 to 2010 and Chief Executive Officer and a director of New Plan Excel Realty Trust (formerly NYSE: NXL) ("Excel Realty"), a commercial retail REIT, from 2000 to 2007, and he was a co-founder of O'Connor Capital Partners. He presently serves on the Board of New York University's Real Estate Institute. During the past five years, he has served as a director of Excel Realty (2000-2007), Trizec Properties, Inc. (formerly NYSE: TRZ) (2002-2006), an office REIT, and General Growth (NYSE: GGP) (2009-2010). He is a recognized leader in the real estate industry with extensive executive experience and strong skills in strategic planning, international operations and corporate finance.

Name, Age and Length of Service	Principal Occupation, Business Experience, Directorships & Qualifications
James D. Shelton, 58 Director since 2008	Mr. Shelton is Chairman of the Board of Legacy Hospital Partners, Inc., a privately held company established to provide essential capital and expertise to not-for-profit hospitals and hospital systems, and non-executive Chairman of the Board of Omnicare, Inc. (NYSE: OCR) ("Omnicare"), a pharmaceutical care provider for the elderly. He also serves as a Senior Advisor to CCMP Capital Advisors, LLC, a private equity firm. From August 2010 to January 2011, Mr. Shelton served as interim Chief Executive Officer of Omnicare. Previously, he served as Chief Executive Officer and Chairman of the Board of Triad Hospitals, Inc. (formerly NYSE: TRI) ("Triad"), an owner and manager of hospitals and ambulatory surgery centers, from 1999 until it was sold in July 2007. Before leading the formation and spin-off of Triad from Columbia/HCA Healthcare Corporation (now known as HCA Inc.) ("HCA"), Mr. Shelton was President of the Pacific Group of HCA from 1998 to 1999 and President of the Central Group of HCA from 1994 to 1998. During his more than 30 years of healthcare experience, he has also held various executive positions with National Medical Enterprises (now known as Tenet Healthcare Corporation). Mr. Shelton previously served on the Boards of Optimal IMX Inc., the Federation of American Hospitals and the American Hospital Association. He has extensive executive experience in the healthcare industry, with strong skills in hospital administration and finance, managing capital intensive operations, strategic planning and government relations.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NAMED DIRECTOR-NOMINEES.

Proposal 2: Ratification of the Selection of Ernst & Young as Our Independent Registered Public Accounting Firm for Fiscal Year 2012

              The Board has approved the Audit Committee's selection of Ernst & Young as our independent registered public accounting firm for fiscal year 2012. Although not required by our By-Laws or otherwise, we are submitting the selection of Ernst & Young to our stockholders for ratification because the Board values our stockholders' views and believes such submission is appropriate as a matter of good corporate practice. If our stockholders fail to ratify this selection, it will be considered a recommendation to the Audit Committee and the Board to consider the selection of a different firm, and the Audit Committee and the Board may select another independent registered public accounting firm without resubmitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our stockholders.

              We expect that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

              The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required to ratify the selection of Ernst & Young as our independent registered public accounting firm for fiscal year 2012.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

Audit and Non-Audit Fees

              Ernst & Young audited our financial statements for the year ended December 31, 2011 and has been our independent registered public accounting firm since May 1998. Fees billed by Ernst & Young for the years ended December 31, 2011 and 2010 were as follows:

	2011	2010
Audit Fees(1)	$2,677,267	$1,002,000
Audit-Related Fees(2)	51,000	347,500
Tax Fees(3)	798,935	324,645
All Other Fees(4)	2,115	2,115

Total	$3,529,317	$1,676,260
(1)
Audit Fees include the aggregate fees billed for professional services rendered by Ernst & Young for the audit of our annual consolidated financial statements (including debt covenant compliance letters), audit of internal control over financial reporting, review of interim financial statements included in our Quarterly Reports on Form 10-Q during such fiscal year, advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and work on securities offerings and other filings with the SEC, including comfort letters, consents and comment letters.

(2)
Audit-Related Fees consist principally of fees relating to acquisitions.

(3)
Tax Fees consist principally of reviews and preparation of tax returns ($105,007 in 2011 and $21,026 in 2010) and advice on tax-planning matters primarily related to acquisitions ($693,928 in 2011 and $303,619 in 2010).

(4)
All Other Fees relate to annual subscription fees for Ernst & Young's online technical site.

              All audit-related services, tax services and other services were pre-approved by the Audit Committee in accordance with the Audit Committee's pre-approval policies described below. The Audit Committee determined that the provision of these services by Ernst & Young did not compromise Ernst & Young's independence and was consistent with its role as our independent registered public accounting firm.

Audit Committee Report

              The Audit Committee oversees Ventas's financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2011, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

              The Audit Committee has reviewed and discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of Ventas's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, Communications with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. In addition, the Audit Committee has discussed with the independent registered public accounting firm that firm's independence from Ventas and its management, and the Audit Committee has considered the compatibility of non-audit services with the firm's independence.

              The Audit Committee has discussed with the independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets regularly with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluations of Ventas's internal controls, and the overall quality of Ventas's financial reporting.

              In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Ventas's Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC. The Audit Committee has also recommended, and the Board has approved, the selection of Ventas's independent registered public accounting firm for fiscal year 2012.

AUDIT COMMITTEE

Robert D. Reed, Chair
Sheli Z. Rosenberg
Glenn J. Rufrano

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

              Consistent with the requirements of the SEC and the PCAOB, the Audit Committee has responsibility for compensating, retaining and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has implemented procedures relating to the pre-approval of all audit and permissible non-audit services performed by the independent registered public accounting firm to ensure that the provision of such services and related fees does not impair the firm's independence.

              Under these procedures, the annual audit services and related fees of the independent registered public accounting firm are subject to specific approval by the Audit Committee. Prior to or during the first quarter of each fiscal year, the independent registered public accounting firm must provide the Audit Committee with an engagement letter outlining the scope of proposed audit services for that year and the related fees. If agreed to by the Audit Committee, the engagement letter will be formally accepted as evidenced by its execution by the Chair of the Audit Committee. The Audit Committee will then approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters.

              In addition, the Audit Committee may grant pre-approval for those permissible non-audit services that it believes would not impair the independence of the independent registered public accounting firm. However, the Audit Committee may not grant approval for any services categorized by the SEC as "Prohibited Non-Audit Services." Prior to the beginning of each year, management submits to the Audit Committee a list of certain non-audit services and related fees expected to be rendered by the independent registered public accounting firm during that year. Following review, the Audit Committee pre-approves the non-audit services within each category, and the fees for each category are budgeted. The term of any pre-approved non-audit service is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Fee levels for all non-audit services to be provided by the independent registered public accounting firm are established periodically by the Audit Committee, and any proposed services exceeding those levels require separate pre-approval by the Audit Committee. Upon request, the independent registered public accounting firm must provide detailed supporting documentation to the Audit Committee regarding the particular services to be provided. To obtain approval of other permissible non-audit services, management must submit to the Audit Committee those non-audit services for which it recommends the Audit Committee engage the independent registered public accounting firm, and both management and the independent registered public accounting firm must confirm to the Audit Committee that each non-audit service for which approval is requested is not a Prohibited Non-Audit Service.

              Our Chief Accounting Officer and Controller is responsible for tracking all fees for pre-approved non-audit services provided by the independent registered public accounting firm, and at each regularly scheduled Audit Committee meeting, management reports on the pre-approved non-audit services provided during the quarter and year-to-date and the fees incurred for such services during such periods.

Proposal 3: Advisory Vote on Our Executive Compensation

              We are submitting to our stockholders a non-binding advisory vote on the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. At our 2011 Annual Meeting of Stockholders, holders of approximately 96% of shares represented at the meeting voted to approve, on an advisory basis, our executive compensation. In light of the strong shareholder support for our executive compensation program, we did not make significant changes in 2011 to the structure of our executive compensation program. By maintaining a performance- and achievement-oriented environment that provides the opportunity to earn market-competitive levels of compensation, we believe that our executive compensation program is structured in the best manner possible, and our exceptional long-term performance demonstrates the success of this program.

              Our executive compensation program is designed to achieve certain key objectives, including: attracting, retaining and motivating talented executives; linking compensation realized to the achievement of our financial and strategic goals; rewarding performance that meets or exceeds established goals; encouraging executives to become and remain long-term stockholders of our company; providing balanced incentives that do not promote excessive risk-taking; and following compensation and corporate governance best practices. Below is a summary of some of the key features of our executive compensation program:

  •
  In 2011, we generally targeted the 50th percentile of our peer comparators for the base salary of our Named Executive Officers and the 65th percentile of our peer comparators for total annual compensation, long-term incentive compensation and total direct compensation of our Named Executive Officers. Our 2011 executive compensation program was designed to deliver compensation levels above or below these targets based on performance well above or below established goals.

  •
  We target a mix of executive compensation that emphasizes variable pay, and our compensation structure is designed so that a significant portion of total direct compensation is in the form of equity awards that vest over time. The use of equity awards encourages management to create stockholder value over the long term because the value of the equity awards is directly attributable to changes in the price of our common stock over time. Equity awards are also an effective tool for management retention because full vesting of the awards generally requires continued employment over multiple years.

  •
  A significant portion of our executive compensation is performance-based incentive compensation, including annual cash incentive awards and long-term incentive awards granted in the form of shares of restricted stock and stock options.

  •
  The Compensation Committee annually reviews the compensation practices and programs of our compensation peer group (generally selected based on their similarity to us in terms of operations, enterprise value and market capitalization) and receives guidance from its independent compensation consultant on compensation best practices.

  •
  Our share ownership guidelines require our executive officers and directors to maintain significant ownership of our common stock to further align interests with our stockholders, and our Securities Trading Policy prohibits our directors, executive officers and employees from engaging in derivative and other hedging transactions in our securities.

              The incentives created by our executive compensation program drive outstanding performance and have contributed to a strong track record of growth, diversification and shareholder value creation. Our TSR exceeded the returns of the S&P 500® index and MSCI US REIT (RMZ) index for the one, three, five and ten years ended December 31, 2011. TSR was strong at 9.8% for 2011 and 721.3%, 67.3% and 91.2% for the ten, five and three years ended December 31, 2011, respectively. In 2011, we completed more than $11 billion in acquisitions that expanded our portfolio to 1,378 properties as of December 31, 2011 and provided additional diversification by asset class, tenant/operator/manager, geographic location, revenue source and business model, while we also improved our attractive cost of capital and strengthened our liquidity and balance sheet.

              We encourage stockholders to review the information under "Executive Compensation—Compensation Discussion and Analysis" in this Proxy Statement for additional details about our executive compensation program and our recent performance against established performance goals.

* * * * *

              Based on the information provided above and elsewhere in this Proxy Statement, we believe our executive compensation program is designed appropriately to support our key objectives. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table, the accompanying compensation tables and the related narrative disclosure."

              The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required to approve, on an advisory basis, our executive compensation. Although the results of the stockholder vote on this proposal are non-binding, the Board values continuing and constructive feedback from our stockholders on compensation. Our Board and the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION.

Proposal 4: Adoption of the Ventas, Inc. 2012 Incentive Plan

              We are asking stockholders to approve the adoption of the Ventas, Inc. 2012 Incentive Plan (the "Incentive Plan"). The Board, upon the recommendation of the Compensation Committee and the Nominating Committee, adopted the Incentive Plan on March 7, 2012, subject to stockholder approval, and recommends that stockholders approve such adoption. The Incentive Plan will become effective January 1, 2013, provided its adoption is approved by the holders of a majority of the outstanding shares present or represented and entitled to vote on the proposal to adopt the Incentive Plan at the Annual Meeting and the number of votes cast on such proposal represents more than 50% of the shares of our common stock entitled to vote thereon. If the Incentive Plan is approved by stockholders at the annual meeting, the existing Ventas, Inc. 2006 Incentive Plan and Ventas, Inc. 2006 Stock Plan for Directors will expire on December 31, 2012, and no additional awards will be granted under the Ventas, Inc. 2006 Incentive Plan or the Ventas, Inc. 2006 Stock Plan for Directors (together, the "Existing Plans") after that date.

              The purpose of the Incentive Plan is to promote our growth and profitability and to increase stockholder value by providing officers, key employees and non-employee directors with incentives to achieve our long-term objectives. The Incentive Plan is also intended to help attract and retain officers, key employees and non-employee directors, to advance our interests by giving officers, key employees and non-employee directors a stake in our future growth and success, and to strengthen the alignment of interests of officers, key employees and non-employee directors with our stockholders. The Incentive Plan permits but does not require the award of a variety of economic incentives to our employees and our non-employee directors, including stock options, restricted stock, restricted stock units, stock awards, performance units, units of partnership interest in our operating partnerships ("OP Units"), cash awards, and stock appreciation rights ("SARs").

              A copy of the Incentive Plan is attached to this Proxy Statement as Annex A and is incorporated herein by reference. The description below is a summary and not intended to be a complete description of the Incentive Plan. Please read the Incentive Plan for more detailed information.

Plan Administration and Eligibility

              The Incentive Plan is administered by the Board or one or more committees appointed by the Board to administer all or certain aspects of the Incentive Plan (the "Plan Committee"). In administering the Incentive Plan, the Plan Committee will determine, among other things: (i) individuals to whom grants of awards will be made; (ii) the type, amount and frequency of awards; and (iii) the terms of awards including, but not limited to, vesting provisions, exercise price, treatment upon termination of employment or cessation of service as a director, restrictions or performance criteria, and deferral opportunity. The Plan Committee may also construe and interpret the Incentive Plan. The Plan Committee will initially be the Compensation Committee, with respect to employees, and the Nominating Committee, with respect to non-employee directors.

              Notwithstanding the preceding paragraph, the Board or the Plan Committee may delegate its responsibility for granting awards and otherwise administering the Incentive Plan to one or more committees of the Board and may authorize one or more of our officers to grant awards to designated classes of employees within prescribed limits. The Board has delegated the authority to grant awards to employees that are not executive officers to a committee of the Board comprised solely of our Chief Executive Officer. Each year, the Board or the Plan Committee will establish an annual allotment of shares with respect to which this delegated authority may be exercised. This annual allotment will be 10,000 shares unless otherwise determined by the Board or the Plan Committee.

              All of our employees, all employees of any corporation, partnership, limited liability company or other entity in which we own a majority interest, and all of our non-employee directors are eligible to receive awards under the Incentive Plan when and as designated by the Plan Committee. At December 31, 2011, we had 328 employees (including employees of our majority owned entities) and twelve non-employee directors. In selecting employees to receive awards under the Incentive Plan, the Plan Committee may take into consideration such factors as it deems relevant in promoting the purposes of the Incentive Plan, including the duties of the employees and their present and potential contribution to our success.

Shares Available for Issuance

              The maximum number of shares of common stock and OP Units that may be issued or transferred pursuant to awards under the Incentive Plan will equal the sum of: (1) 7,500,000 shares, plus (2) the aggregate number of shares available for grant under the Existing Plans, determined as of December 31, 2012 immediately prior to the termination of authority to grant new awards under such plans, plus (3) the number of any shares subject to stock options granted under the Existing Plans and outstanding as of December 31, 2012, which expire, or for any reason are cancelled or terminated, after December 31, 2012 without being exercised, plus (4) the number of any shares of restricted stock granted under the Existing Plans that are outstanding and unvested as of December 31, 2012, which are forfeited, terminated, cancelled or otherwise reacquired by us without having become vested.

              The maximum number of shares of common stock and OP Units with respect to which awards (or any type of award) may be granted to any employee or non-employee director will be 7,500,000. The maximum amount of a cash award that may be granted to an employee or non-employee director during any calendar year will not be greater than $10 million.

              The shares of common stock and OP Units issued under the Incentive Plan may be authorized but unissued shares or OP Units or held in treasury. Pursuant to the Incentive Plan, the number and kind of shares or OP Units to which awards are subject may be appropriately adjusted in the event of certain changes in our capitalization, including stock dividends and stock splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations, spin-offs, split-ups, combinations or exchanges of shares, and certain distributions and repurchases of shares. If and to the extent an award under the Incentive Plan expires or terminates for any reason without having been exercised in full or is forfeited, the shares (including shares of restricted stock) or OP Units associated with such award will again become available for issuance pursuant to other awards under the Incentive Plan. However, shares or OP Units that are exchanged or withheld as full or partial payment in connection with an award or to satisfy tax withholding obligations will not be available for subsequent issuance under the Incentive Plan. Awards may be granted in connection with a transaction in substitution for awards previously granted by an entity acquired by us or combined with us without reducing the aggregate number of shares of common stock and OP units available under the Incentive Plan.

              The per share closing price of our common stock on the NYSE on March 27, 2012 was $57.07.

Awards under the Incentive Plan

  Stock Options

              The Plan Committee may grant stock options in the form of incentive stock options ("ISOs") that are intended to qualify under Section 422 of the Code to eligible employees or non-qualified stock options to eligible employees and non-employee directors. ISOs must be granted within ten years from the date of adoption of the Incentive Plan and may only be granted to our employees and employees of a subsidiary corporation. The exercise period for any stock option will be determined by the Plan Committee at the time of grant, but may not exceed ten years from the date of grant (five years in the case of an ISO granted to a "Ten-Percent Shareholder," as defined in the Incentive Plan). The exercise price per share of the common stock covered by a stock option may not be less than 100% of the fair market value of a share of our common stock on the date of grant (110% in the case of an ISO granted to a Ten-Percent Shareholder). The exercise price is payable, at the Plan Committee's discretion, in cash, in shares of already owned common stock, through a reduction in the number of shares otherwise deliverable pursuant to the option, or in any other reasonable consideration that the Plan Committee may deem appropriate. Stock options may be exercisable in installments as determined by the Plan Committee and as set forth in the applicable option agreement and may be exercised in whole at any time, or in part from time to time, after they become exercisable.

              The Plan Committee may, in its discretion and with appropriate restrictions, authorize any non-qualified stock option to be transferable to (i) the recipient's spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the recipient's household (other than a tenant or employee) (collectively, "family members"), (ii) a trust or trusts in which the recipient and the recipient's family members hold more than 50% of the beneficial interest or (iii) a partnership, limited liability company or other entity in which the recipient and the recipient's family members hold more than 50% of the voting interests in exchange for an interest in the entity.

              The Plan Committee determines the terms of the stock options. However, except for adjustments pursuant to the Incentive Plan or otherwise in connection with a corporate transaction involving us (including without limitation any stock dividend, stock split, etc.), the Plan Committee will not reduce the exercise price of an outstanding stock option or cancel an outstanding stock option with an exercise price less than current fair market value for cash, other awards or stock options with an exercise price that is less than the exercise price of the original stock option without the approval of stockholders. The Plan Committee also determines the treatment of stock options upon the recipient's termination of employment with us or cessation of service as a director as set forth in the applicable option agreement.

  Restricted Stock and Restricted Stock Units

              Subject to the limitations of the Incentive Plan, the Plan Committee may grant restricted stock or restricted stock units to eligible employees and non-employee directors. Generally, employees and non-employee directors receiving restricted stock or restricted stock units are not required to pay us for those awards (except for applicable tax withholding). Restricted stock awards are shares of our common stock that are subject to restrictions on transfer or other incidence of ownership that lapse based on continued employment with us or continued service as a director for specified periods, on the achievement of specified performance standards or upon the satisfaction of other conditions, as determined by the Plan Committee at the time of grant. Restricted stock units are awards denominated in units of our common stock that are also subject to restrictions that lapse based on continued

employment with us or continued service as a director for specified periods, on the achievement of specified performance standards or upon the satisfaction of other conditions, as determined by the Plan Committee at the time of grant. The Plan Committee determines all terms and conditions pursuant to which restrictions on restricted stock or restricted stock units will lapse. At the discretion of the Plan Committee, certificates representing shares of restricted stock, if so issued, will be deposited with us until the restriction period ends. Recipients of restricted stock will have full voting rights as a stockholder with respect to the restricted stock and, if so determined by the Plan Committee and set forth in the applicable award agreement, shall be entitled to receive dividends and other distributions paid with respect thereto. Recipients of restricted stock units do not have any rights of stockholders, but, if so determined by the Plan Committee and set forth in the applicable award agreement, shall be entitled to receive dividend equivalents.

              The Plan Committee determines the terms of the restricted stock and restricted stock units, including, without limitation, the treatment of restricted stock and restricted stock units upon the recipient's termination of employment with us or cessation of service as a director.

  OP Units

              The Plan Committee may grant OP Units to eligible employees and non-employee directors. The Plan Committee determines the terms and restrictions on the award of OP Units. The right to distributions with respect to OP Units is determined by the applicable award agreement and the partnership agreement with respect to the OP Unit.

  Performance Units

              The Plan Committee may grant performance units to eligible employees and non-employee directors. The applicable award agreement relating to each performance unit will specify the performance goals, performance period and the number of performance units granted. The performance period will not be less than six months, nor more than five years, as determined by the Plan Committee. Performance goals are those objectives established by the Plan Committee which may be expressed in terms of earnings per share, price of our common stock, pre-tax profit, net earnings, earnings before interest, tax, depreciation and amortization, return on equity or assets, revenues, normalized or other adjusted FFO in the aggregate or per share, relative or absolute total stockholder return, diversification, balance sheet or credit metrics or ratings, growth rate in any of the foregoing, any combination of the foregoing, or such other goals as the Plan Committee may determine. Performance goals may relate to our performance or the performance of one or more of our subsidiaries, divisions or other operating units and may be established as a range of goals if the Plan Committee so desires. The Plan Committee must establish performance goals within 90 days of the commencement of the applicable fiscal year. If the Plan Committee determines that the performance goals have been met, the recipient will be entitled to the appropriate payment with respect thereto. At the option of the Plan Committee, payment may be made solely in shares of our common stock, solely in cash, or a combination of cash and shares of common stock; provided, however, that if any performance unit becomes payable upon a change in control, payment shall be made solely in cash. The award of performance units does not create any rights in such recipient as our stockholder until the payment of any shares of common stock associated with such performance units.

              The Plan Committee determines the treatment of performance units as to which the performance period has not expired upon the recipient's termination of employment with us or cessation of service as a director.

  Stock Appreciation Rights and Stock and Cash Awards

              The Plan Committee may grant SARs to eligible employees and non-employee directors. SARs constitute a right to receive, without payment to us, shares of our common stock, cash or any combination thereof, having a value equal to the appreciation of the shares to which the SAR relates, determined in accordance with the Incentive Plan. The term of each SAR shall be determined by the Plan Committee, but will not exceed ten years from the date of its grant. The Plan Committee determines all terms and conditions relating to any award of SARs. However, except for adjustments pursuant to the Incentive Plan or otherwise in connection with a corporate transaction involving us (including without limitation any stock dividend, stock split, etc.), the Plan Committee will not reduce the base price of an outstanding SAR or cancel an outstanding SAR with a base price less than current fair market value for cash, other awards or SARs with a base price that is less than the base price of the original SAR without the approval of stockholders.

              The Plan Committee may also grant stock and cash awards to eligible employees and non-employee directors under the Incentive Plan. Stock and cash awards may be subject to terms and conditions, which may vary from time to time and among participants, as the Plan Committee deems appropriate. Each award of stock or cash may provide for a lesser payment in the event of partial fulfillment of performance goals.

Change in Control

              The Plan Committee will have sole discretion to determine the treatment of outstanding awards in the event of a change in control (as defined in the Incentive Plan or in the applicable award agreement). If so determined by the Plan Committee and set forth in the applicable award agreement, outstanding stock options and SARs will become fully vested and immediately exercisable in their entirety, and all restrictions on restricted stock, restricted stock units and OP Units will lapse and outstanding performance units will become fully vested and immediately payable upon a change in control.

Amendments and Termination

              The Board may at any time, terminate, and from time to time, amend or modify the Incentive Plan. Any such action of the Board generally may be taken without the approval of our stockholders, but any material revision to the Incentive Plan can be made solely by the Board only to the extent that such stockholder approval is not required by applicable law or regulation or any national securities exchange on which the shares of our common stock are listed. In no event may an amendment to the Incentive Plan increase the number of shares of common stock or OP Units available thereunder without the approval of our stockholders.

              The Incentive Plan will terminate on the earliest to occur of (i) the date when all of the shares of common stock and OP Units available under the Incentive Plan have been acquired through the exercise of awards and the payment of benefits in connection with awards under the Incentive Plan, (ii) December 31, 2022 and (iii) such other date as the Board may determine.

Federal Income Tax Considerations

              The following discussion briefly describes the federal income tax consequences generally applicable to employees, non-employee directors and us with respect to awards under the Incentive Plan. It is not intended to be a complete discussion of the federal income tax consequences of participation in the Incentive Plan and is qualified in its entirety by reference to the Code and the regulations adopted under the Code.

  Non-Qualified Stock Options

              The granting of non-qualified stock options does not produce taxable income to the recipient or a tax deduction to us. Taxable ordinary income will generally be recognized by the optionee at the time of exercise in an amount equal to the excess of the fair market value of the common stock purchased at the time of such exercise over the aggregate exercise price. We will be entitled to a corresponding federal income tax deduction for employee stock options at the time of exercise. Upon a subsequent taxable disposition of the common stock, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share market value at the time of exercise and the per share selling price. To the extent an optionee pays all or part of the exercise price by tendering shares of common stock (other than shares acquired pursuant to the exercise of any ISO where the holding period has not yet been met), the tax consequences described above apply, except that the number of shares received upon such exercise that is equal to the number of shares surrendered in payment of the exercise price will have the same basis and tax holding period as the shares surrendered.

  ISOs

              In the case of an ISO, an optionee will not recognize any taxable income at the time of grant and we will not be entitled to an income tax deduction. No ordinary income will be recognized by the holder of an ISO at the time of exercise. However, the excess of the fair market value of the common stock at the time of exercise over the aggregate exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum tax" at the date of exercise.

              If the optionee holds the shares acquired upon exercise of the ISO for the greater of two years after the date the option was granted or one year after the acquisition of the common stock, the difference between the aggregate exercise price and the amount realized upon disposition of the common stock will constitute a long-term capital gain or loss, as the case may be, and we will not be entitled to a federal income tax deduction. If the common stock is disposed of in a sale, exchange or other "disqualifying disposition" within two years after the date of grant or within one year after the date of exercise: (i) the optionee would realize taxable ordinary income in an amount equal to the excess of the fair market value of the common stock at the time of exercise or the sales price, whichever is less, over the aggregate exercise price; (ii) we would generally be entitled to a deduction for such year in the amount of the ordinary income so realized; and (iii) the optionee would realize capital gain in an amount equal to the difference between (a) the amount realized upon the sale of the common stock and (b) the exercise price plus the amount of ordinary income, if any, realized upon the disposition.

  Restricted Stock

              In the absence of an election under Section 83(b) of the Code (a "Section 83(b) election"), a participant who receives restricted stock will recognize no income at the time of issuance. When the restriction period expires with respect to shares of restricted stock, the holder will recognize ordinary income equal to the fair market value of the common stock as of the date the restrictions expire over the amount paid for such common stock (if any). The holder's basis for the common stock is equal to the amount included in income on the expiration of the restriction period plus the amount paid (if any), and the holding period begins just after the restriction period ends. Any disposition of the common stock will result in a long-term or short-term capital gain or loss (depending upon the time the shares are held after the end of the restriction period) equal to the difference between the amount received in the disposition and the tax basis of the shares sold. Dividends received on restricted stock constitute ordinary income in the year received. We will be entitled to a deduction equal to the amount of ordinary income recognized by a recipient at the time such income is included in the recipient's income, and also are entitled to a deduction for dividends paid on shares of common stock which remain subject to restrictions.

              If a Section 83(b) election is made within 30 days of the initial award of restricted stock, the restricted stock is treated, for tax purposes, as though the restriction period did not apply. Thus, the recipient must include the excess of the fair market value of the common stock (computed without regard to the restrictions) on the date of the issuance over the amount paid for the common stock, if any, as ordinary income and the holding period begins just after such award date. We are entitled to a corresponding deduction for the grant, but dividends on the restricted stock would not be deductible. Any subsequent disposition of the common stock by the recipient, other than by forfeiture, would result in capital gain or loss, which would be long-term or short-term depending upon the holding period. No deduction may be claimed by a recipient who has made the Section 83(b) election and who subsequently forfeits the restricted stock, other than a deduction for the amount (if any) the employee paid for the restricted stock, which is treated as a long-term or short-term capital loss, depending upon the holding period. In such case, we would be required to include as ordinary income the amount of the deduction we claimed with respect to the restricted stock.

  OP Units

              It is intended that the grant of OP Units will generally not be taxable to the recipient, and, therefore, we will not be entitled to a deduction for such grant. OP Units are intended to be profits interests in our operating partnerships, and therefore, recipients of OP Units will be treated as partners of the operating partnerships. Pursuant to the terms of the operating partnerships, such partnership interests in the operating partnerships after vesting are convertible into shares of our common stock.

  Performance Units

              Generally, performance units granted to a participant will be taxable to such person in the amount of cash and the fair market value of common stock received. We will be entitled to a deduction for such amount at the time it is includable in the income of the recipient.

  Stock Appreciation Rights and Stock and Cash Awards

              No income is recognized by a participant upon the grant of an SAR. Upon exercise of the SAR, the recipient will have ordinary income in an amount equal to the cash received plus the fair market value of any common stock received. We will be entitled to a deduction for such amount at the time it is includable in the income of the recipient.

              Upon the payment of a stock or cash award, the fair market value of the common stock or the amount of cash received will be ordinary income to the recipient. We will be entitled to a deduction for such amount at the time it is includable in the income of the recipient.

  Treatment as Deferred Compensation

              Restricted stock units or other awards under the Incentive Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. Section 409A requirements include the timing of elections to defer, the timing of distributions and certain prohibitions on the acceleration of distributions. If these requirements are not met, the amounts deferred will generally be subject to immediate tax in the year the amounts are vested, imposition of an additional 20% income tax in addition to ordinary income taxes and interest at the underpayment rate plus 1%. The Plan Committee has authority to interpret the Incentive Plan in favor of compliance with Section 409A.

  Limitations on Deductions

              Under Section 162(m) of the Code, we are prohibited from deducting compensation paid to each of our Named Executive Officers (other than our Chief Financial Officer) in excess of $1 million per person. However, compensation that is performance-based will be excluded for purposes of calculating the amount of compensation subject to the $1 million limit. We have structured the Incentive Plan so that compensation for which we may claim a deduction in connection with options, performance units, and SARs may be "performance-based compensation" within the meaning of Section 162(m) of the Code. Awards under the Incentive Plan which are not performance-based include stock awards, cash awards and awards of restricted stock which are not subject to performance restrictions, and therefore, any amounts for which we may claim a deduction in connection therewith will be subject to the limitations on deductibility in Section 162(m) of the Code.

              Under certain circumstances, the acceleration of the exercisability of options, the early lapse of restrictions on restricted stock or performance units, or the making of a cash payment in connection with a change in control might be deemed to be an "excess parachute payment" for purposes of the golden parachute tax provisions of Sections 280G and 4999 of the Code. To the extent it is so considered, the employee may be subject to a 20% excise tax, and we may be denied a tax deduction.

New Plan Benefits

              As described above, the Plan Committee, in its discretion, generally determines the selection of employees and non-employee directors who will receive awards under the Incentive Plan and the type, amount and frequency of awards. Because annual cash incentive and long-term incentive awards are based on company and individual performance with respect to performance objectives established by the Plan Committee, the size and number of awards that will be granted to employees under the Incentive Plan in the future cannot be determined.

              Under our current director compensation program, pursuant to the Ventas, Inc. 2006 Stock Plan for Directors, on January 1 of each year, each non-employee director who is serving on such date receives: (1) options to purchase 5,000 shares of our common stock, having an exercise price equal to the fair market value of our common stock on the date of grant; and (2) shares of restricted stock or restricted stock units, at his or her prior election, having an aggregate value equal to $100,000 minus the value of the same-day grant of stock options described in clause (1). In addition, upon initial election or appointment to the Board, each non-employee director receives: (1) options to purchase a number of shares of common stock equal to a pro rata portion of the number of stock options granted to the existing directors on January 1, having an exercise price equal to the fair market value of our common stock on the date of grant; and (2) 2,000 shares of restricted stock or restricted stock units, at his or her prior election, plus a number of shares of restricted stock having an aggregate value equal to a pro rata portion of $100,000 minus the fair market value of the same-day grant of stock options described in clause (1).

              In 2012, a total of 60,000 stock options (having an aggregate grant date fair value of $519,600) and 12,336 shares of restricted stock or restricted stock units (having an aggregate grant date fair value of $680,400) were granted to our twelve non-employee directors under the Ventas, Inc. 2006 Stock Plan for Directors. The Plan Committee will determine awards to non-employee directors under the Incentive Plan in its discretion. Therefore, aggregate awards to non-employee directors under the Incentive Plan are not yet determinable.

Approval of the Incentive Plan

              Adoption of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting, provided that the number of votes cast represents more than 50% of the shares entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE VENTAS, INC. 2012 INCENTIVE PLAN.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND OTHER BUSINESS

              Under SEC rules, any stockholder proposal intended to be presented at the 2013 Annual Meeting of Stockholders must be received by us at our principal executive offices at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654 by December 3, 2012 and meet the requirements of our By-Laws and Rule 14a-8 under the Exchange Act to be considered for inclusion in our proxy materials for that meeting. Any such proposal should be sent to the attention of our Corporate Secretary.

              Under our By-Laws, stockholders must follow certain procedures to introduce an item for business or to nominate a person for election as a director at an annual meeting. For director nominations and other stockholder proposals, the stockholder must give timely notice in writing to our Corporate Secretary at our principal executive offices and such proposal must be a proper subject for stockholder action. To be timely, we must receive notice of a stockholder's intention to make a nomination or to propose an item of business at our 2013 Annual Meeting at least 120 days, but not more than 150 days, prior to the anniversary of this year's Annual Meeting (May 17, 2013); however, if we hold our 2013 Annual Meeting more than 30 days before or after such anniversary date, we must receive the notice not earlier than the 150th day, and not later than the 120th day, prior to the annual meeting date or the tenth day following the date on which we first publicly announce the date of the 2013 Annual Meeting, whichever occurs later.

              For any other meeting, we must receive notice of a stockholder's intention to make a nomination or to propose an item of business not later than the 30th day prior to the date of such meeting or the tenth day following the date on which we first publicly announce the date of such meeting, whichever occurs later.

              Notices relating to director nominations and other stockholder proposals must include (among other information, as specified in our By-Laws):

  •
  As to each person proposed to be nominated for election as a director, all information relating to that person that would be required to be disclosed in connection with the solicitation of proxies for election as a director pursuant to Section 14 of the Exchange Act;

  •
  As to each other item of business, a brief description of such business, the stockholder's reasons for proposing such business and any material interest that the stockholder or any of the stockholder's associates may have in such business; and

  •
  As to the stockholder giving the notice, the stockholder's associates and any proposed director-nominee: the name and address of such person; the class, series and number of all shares of our capital stock owned by such person (and the name of the record holder, if beneficially owned), the date the shares were acquired and any short interest of such person in our securities; whether and to what extent such person has engaged in any hedging or derivative transactions in our securities during the preceding twelve months; and the investment strategy or objective of such person.

              The persons appointed as proxies for our 2013 Annual Meeting will have discretionary voting authority with respect to any director nomination or other stockholder proposal that is submitted to us otherwise than in conformity with our By-Laws.

              The Board is not aware of any matters that are expected to come before the 2012 Annual Meeting other than those set forth in the Notice of Meeting and described in this Proxy Statement. If any other matter should properly come before the Annual Meeting, the persons named in the accompanying form of proxy, or their substitutes, will have discretionary voting authority with respect to any such stockholder proposal.

ADDITIONAL INFORMATION

              A copy of our 2011 Annual Report and our 2011 Annual Report on Form 10-K accompanies this Proxy Statement. Stockholders may also obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2011, excluding exhibits, without charge, upon request to our Corporate Secretary at Ventas, Inc., 353 North Clark Street, Suite 3300, Chicago, Illinois 60654. Copies of the exhibits to our Annual Report on Form 10-K will be provided to any requesting stockholder, provided that such stockholder agrees to reimburse us for our reasonable costs to provide those exhibits.

By Order of the Board of Directors,

Debra A. Cafaro Chairman and Chief Executive Officer
Chicago, Illinois April 2, 2012

Annex A

VENTAS, INC.

2012 INCENTIVE PLAN

I.            Purpose

              The purpose of the Ventas, Inc. 2012 Incentive Plan ("Plan") is to promote the growth and profitability of Ventas, Inc., a Delaware corporation ("Company"), and its subsidiaries and to increase stockholder value by providing officers, key employees and non-employee directors with incentives to achieve long-term objectives of the Company. The Plan is also intended to help attract and retain officers, key employees and non-employee directors, to advance the interests of the Company by giving officers, key employees and non-employee directors a stake in the Company's future growth and success, and to strengthen the alignment of interests of officers, key employees and non-employee directors with those of the Company's stockholders.

II.          Definitions and Construction

              2.1.    Definitions.    Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in Appendix I (and such terms shall apply equally to both the singular and plural forms of the terms defined).

              2.2.    Gender and Number.    Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

              2.3.    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

III.         Plan Administration

              3.1.    The Committee.    The Plan shall be administered by and all Awards under the Plan shall be authorized by the Committee. The "Committee" means the Board or one or more committees appointed by the Board to administer all or certain aspects of the Plan. Any such committee shall consist of one or more directors of the Company and shall serve at the discretion of the Board. To the extent deemed appropriate by the Board, members of the Committee shall be "outside directors" within the meaning of Section 162(m) of the Code (or any successor provision thereto) and "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act.

              3.2.    Delegation.    Notwithstanding the foregoing, the Board or the Committee may delegate some or all of its responsibility for granting Awards and otherwise administering the Plan with respect to Nonemployee Directors or designated classes of Employees to one or more different committees consisting of one or more members of the Board, subject to such limitations as the Board or the Committee deems appropriate. To the extent consistent with applicable law, the Board or the Committee may authorize one or more officers of the Company to grant Awards to designated classes of Employees, within limits specifically prescribed by the Board or the Committee. The Board has delegated the ability to grant Awards to Nonexecutive Employees to a Board committee comprised of the Chief Executive Officer. Consistent with this paragraph, each year the Board or the Committee shall establish an annual allotment of Shares with respect to which such Board committee or Company officer authorized pursuant to this paragraph may grant Awards to Nonexecutive Employees. Unless another amount shall otherwise be determined by the Board or the Committee by authorized action, an annual allotment of ten thousand (10,000) Shares or OP Units is hereby established with respect to which such Board committee or Company officer is authorized pursuant to this paragraph to grant each year. Any Shares or OP Units within such annual allotment with respect to which Awards are not granted during such year shall be automatically added to the annual allotment available pursuant to this paragraph in each succeeding year for Awards to Nonexecutive Employees until such Shares or OP Units are used for Awards. If and to the extent an Award granted pursuant to this paragraph shall expire or terminate for any reason without having been exercised in full, or shall be forfeited, the Shares or OP Units associated with such Awards shall again become available for Awards pursuant to this paragraph.

              3.3.    Authority of the Committee.    Subject to the provisions of the Plan, the Committee shall have full authority to do all things and make all determinations necessary or advisable in connection with the administration of the Plan, including without limitation the authority to:

    (a)
    select Participants to whom Awards are granted;

    (b)
    determine the types, amounts and frequency of Awards granted under the Plan;

    (c)
    determine the terms and conditions of Awards, including, without limitation, the treatment of the Award upon a Participant's termination of employment or cessation of service or any limitations, restrictions or conditions upon the Awards, which need not be identical;

    (d)
    accelerate or extend the vesting or exercisability of any Award, for any reason, including, without limitation, a Change in Control;

    (e)
    construe and interpret the Plan and any agreement or instrument entered into under the Plan; and

    (f)
    establish, amend and rescind rules and regulations relating to administration of the Plan.

              The Committee may delegate its authority as identified hereunder; provided, however, that such delegation is permitted by law. The Committee (or the Board, in the absence of any such Committee) shall have the discretion to determine for purposes of the Plan whether any Participant (i) is or remains (or is not or does not remain) an employee of the Company, and (ii) shall have incurred (or shall not have incurred) a termination of employment or cessation of service.

              3.4.    Decisions Binding.    All actions taken and all determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding upon all persons, including the Company, its stockholders, Employees, Nonemployee Directors, Participants and their estates and beneficiaries.

IV.          Shares Subject to the Plan and Maximum Awards

              4.1.    Shares Available.    Subject to adjustment as provided in Section 4.3, the number of Shares and OP Units available for issuance under the Plan shall be equal to the sum of the following:

    (a)
    7,500,000; plus

    (b)
    the number of Shares available for issuance, and not issued or subject to outstanding awards, under the Company's 2006 Incentive Plan (the "2006 Employee Plan") and the Company's 2006 Stock Plan for Directors (the "2006 Director Plan"); plus

    (c)
    the number of any Shares subject to stock options granted under the 2006 Employee Plan or the 2006 Director Plan and outstanding on the Effective Date which expire, or for any reason are forfeited, cancelled or terminated, after the Effective Date without being exercised; plus

    (d)
    the number of any Shares of restricted stock or restricted stock units granted under the 2006 Employee Plan or the 2006 Director Plan and outstanding on the Effective Date which for any reason are forfeited, cancelled, terminated or otherwise reacquired by the Company after the Effective Date without having become vested.

              Any Shares or OP Units issued under the Plan may be, in whole or in part, of original issuance or held in treasury. If and to the extent an Award shall expire or terminate for any reason without having been exercised in full, or shall be forfeited, the Shares or OP Units associated with such Awards shall again become available for Awards under the Plan. Shares or OP Units that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award or to satisfy tax withholding obligations related to any Award shall not be available for subsequent Awards under the Plan. Substitute Awards may be granted under the Plan, and such Substitute Awards shall not reduce the aggregate number of Shares or OP Units available for Awards under the Plan.

              4.2.    Maximum Awards.    Subject to adjustment as provided in Section 4.3, the maximum number of Shares and OP Units with respect to which Awards (or any type of Award) may be granted to any Participant under the Plan shall be 7,500,000, and the maximum number of ISOs that may be granted to any Participant under the Plan shall be 7,500,000.

              4.3.    Adjustments in Authorized Shares and Outstanding Awards.    In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures, or other change in the corporate structure of the Company affecting the Shares or OP Units, the Committee may substitute or adjust the total number and class of Shares, OP Units or other stock or securities which may be issued under the Plan, and the number, class and/or price of Shares or OP Units subject to outstanding Awards, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants and to preserve, without exceeding, the value of any outstanding Awards; provided, that the number of Shares or OP Units subject to any Award shall always be a whole number. In the case of ISOs, such adjustments shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

              In the event of a Change in Control, the Committee shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected and effect such adjustment. In addition, in the event of a

Change in Control, the Committee existing prior to such Change in Control may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion. In the event of any Change in Control, the Committee existing prior to such Change in Control, in its sole discretion, may provide that any Award shall terminate and an equitable cash amount as determined by the Committee in its sole discretion be paid. Without limitation on the foregoing, an amount equal to the excess (if there is an excess and zero if there is no excess) by which the fair market value of the Shares subject to the Option exceeds the aggregate exercise price with respect to such Option shall constitute an equitable cash amount.

              Any adjustments pursuant to this Section 4.3 to Awards that are considered 409A Awards are intended to be made only if permitted by Section 409A of the Code and only in a manner in compliance with the requirements of Section 409A of the Code, and any adjustments made pursuant to this Section 4.3 to Awards that are not considered 409A Awards are intended to be made only if and in such a manner that after such adjustment the Awards either continue not to be 409A Awards or comply with the requirements of Section 409A of the Code.

V.            Eligibility and Participation

              All Employees are eligible to receive Awards under the Plan. In selecting Employees to receive Awards under the Plan, as well as in determining the number of Shares or OP Units subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties of the Employees and their present and potential contribution to the success of the Company.

              All Nonemployee Directors are eligible to receive Awards under the Plan. Subject to the limitations of the Plan, the Committee may grant Awards to Nonemployee Directors on terms as the Committee shall from time to time determine.

VI.         Stock Options

              6.1.    Grant of Options.    Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants at any time and from time to time, in the form of Options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("ISOs"), Options which are not intended to so qualify ("NQSOs") or a combination thereof. All ISOs must be granted within ten years from the date on which the Plan was adopted by the Board, and may only be granted to employees of the Company or any subsidiary corporation (within the meaning of Section 424(f)) and may not exceed the maximum limit set forth in Section 4.2. The Option Exercise Price shall not be less than the Fair Market Value of a Share on the date of grant (110% of Fair Market Value in the case of an ISO granted to a Ten Percent Shareholder).

              6.2.    Option Agreement.    Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option relates and such other provisions as the Committee may determine or which are required by the Plan. The Option Agreement shall also specify whether the Option is intended to be an ISO or a NQSO and shall include such provisions applicable to the particular type of Option granted.

              6.3.    Duration of Options.    Each Option shall expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option shall be exercised later than the tenth anniversary of the date of its grant (fifth anniversary in the case of an ISO granted to a Ten Percent Shareholder).

              6.4.    Exercise of Options.    Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Participant. The Committee may accelerate the exercisability of any Option. Options shall be exercised, in whole or in part, by delivery to the Company of a written notice of exercise, setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes.

              6.5.    Payment of Option Exercise Price.    The Option Exercise Price for Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise by one or a combination of the following methods:

    (a)
    cash in the form of currency or other cash equivalent acceptable to the Company;

    (b)
    the tender of Shares (by either actual delivery or by attestation) having a Fair Market Value (determined as of the close of the business day immediately preceding the day on which the Option is exercised) equal to the Option Exercise Price;

    (c)
    a reduction in the number of Shares otherwise deliverable pursuant to the Award; or

    (d)
    any other reasonable consideration that the Committee may deem appropriate.

              The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

              6.6.    Transferable Options.    The Committee may, in its discretion by appropriate provision in the Participant's Option Agreement, authorize all or a portion of any NQSOs granted to a Participant to be on terms which permit transfer by such Participant to (i) the Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Participant's household (other than a tenant or employee) ("Family Members"), (ii) a trust or trusts in which the Participant and/or his Family Members have more than 50% of the beneficial interest, or (iii) a partnership, limited liability company or other entity in which the Participant and/or his Family Members own more than 50% of the voting interests in exchange for an interest in the entity; provided, that (a) there may be no consideration for any such transfer (other than interests in such partnership, limited liability company or other entity), (b) the Option Agreement must expressly provide for transferability in a manner consistent with this Section 6.6, and (c) subsequent transfers of transferable NQSOs shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such NQSOs shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, that for purposes of this Article 6 (excluding as set forth in the following sentence), the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment or cessation of service shall continue to be applied with respect to the original Participant. Any transferred NQSOs shall be exercisable by the transferee only to the extent, and for the periods, specified in the Option Agreement.

              6.7.    Legend.    For any Shares issued upon exercise of or in connection with an Award, the Company may legend such Shares as it deems appropriate.

              6.8.    Committee Determination of Option Terms.    The Committee determines the period of time during which the Option is exercisable (provided, that no Option shall be exercised later than the tenth anniversary of the date of its grant (fifth anniversary in the case of an ISO granted to a Ten Percent Shareholder)), and the Option Agreement shall control as to such exercisability.

VII.        Restricted Stock and Restricted Stock Units

              7.1.    Grant of Restricted Stock and Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee may grant Restricted Stock or Restricted Stock Units to Participants at any time and from time to time and upon such terms and conditions as it may determine.

              7.2.    Restricted Award Agreement.    Each grant of Restricted Stock or Restricted Stock Unit shall be evidenced by a Restricted Award Agreement that shall specify the Restriction Period, the number of shares of Restricted Stock or Restricted Stock Units granted, the payment date for Restricted Stock Units, and such other provisions as the Committee may determine and which are required by the Plan.

              7.3.    Non-Transferability of Restricted Stock and Restricted Stock Units.    Except as provided in this Article 7, shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period or later as specified in the Restricted Award Agreement, or upon earlier satisfaction of any other conditions determined at the time of grant specified in the Restricted Award Agreement.

              7.4.    Other Restrictions.    The Committee may impose such other restrictions on any shares of Restricted Stock or any Restricted Stock Units as it may deem advisable, including without limitation restrictions based upon the achievement of Performance Goals, years of service and/or restrictions under applicable Federal or state securities laws. The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Participant) in custody by the Company until any or all restrictions thereon shall have lapsed.

              7.5.    Reacquisition of Restricted Stock and Forfeiture of Restricted Stock Units.    The Committee shall determine and set forth in a Participant's Restricted Award Agreement such events upon which a Participant's shares of Restricted Stock shall be reacquired by the Company or Restricted Stock Units shall be forfeited, which may include without limitation a Participant's termination of employment or cessation of service during the Restriction Period or the nonachievement of Performance Goals. Any such forfeited shares of Restricted Stock held by a Participant which are to be reacquired by the Company shall be immediately returned to the Company by the Participant, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock.

              7.6.    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 7.4, each certificate representing shares of Restricted Stock shall bear the following legend:

              "The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Ventas, Inc. 2012 Incentive Plan, and in the related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Ventas, Inc."

              7.7.    Lapse of Restrictions Generally.    Except as otherwise provided in this Article 7, shares of Restricted Stock shall be delivered to the Participant and no longer subject to reacquisition after the last day of the Restriction Period and Restricted Stock Units shall be fully vested after the last day of the Restriction Period and shall be paid as set forth in the Restricted Award Agreement; provided, however, that if the restriction relates to the achievement of a Performance Goal, the Restriction Period shall not end until the Committee has certified in writing that the Performance Goal has been met. Once the shares of Restricted Stock are released from their restrictions, the Participant shall be entitled to have the legend required by Section 7.6 removed from the Participant's share certificate, which certificate shall thereafter represent Shares free from any and all restrictions under the Plan.

              7.8.    Voting Rights; Dividends and Other Distributions.    During the Restriction Period, Participants holding shares of Restricted Stock may exercise full voting rights and, if the Committee so determines as provided in the Award Agreement, shall be entitled to receive all dividends and other distributions paid, with respect to such Restricted Stock; provided, that if any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

              If the Committee so determines as provided in the Award Agreement, on each dividend or other distribution date with respect to Shares, (i) a cash dollar amount equal to the amount of cash dividends or the fair market value of property other than Shares that would have been paid or distributed on a number of Shares equal to the number of Restricted Stock Units held by Participants as of the close of business on the record date for such dividend or distribution shall be paid in cash to such Participants, and (ii) if such dividend or distribution is payable in Shares, Participants shall be credited with an additional number of Restricted Stock Units equal to the product of the number of Restricted Stock Units held by such Participants on the record date for such dividend or distribution multiplied by the number of Shares (including fractions thereof) distributable as a dividend or distribution on a Share. Restricted Stock Units which are credited to Participants pursuant to the preceding sentence shall be subject to the same terms and conditions of the Plan, the Restricted Award Agreement and elections applicable with respect to such Restricted Stock Units with respect to which they relate.

VIII.      LTIP Units

              8.1.    Grant of LTIP Units.    Subject to the terms and provisions of the Plan, the Committee may grant LTIP Units to Participants at any time and from time to time and upon such terms and conditions as it may determine, including without limitation as an alternative to other Awards.

              8.2.    LTIP Unit Award Agreement.    Each grant of LTIP Units shall be evidenced by a LTIP Unit Award Agreement that shall specify the Restriction Period, the number of LTIP Units granted and such other provisions as the Committee may determine and which are required by the Plan.

              8.3.    Non-Transferability of LTIP Units.    Except as provided in this Article 8, LTIP Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period or later as specified in the LTIP Unit Award Agreement or Partnership Agreement, or upon earlier satisfaction of any other conditions determined at the time of grant specified in the LTIP Unit Award Agreement.

              8.4.    Other Restrictions.    The Committee may impose such other restrictions on any LTIP Units as it may deem advisable, including without limitation restrictions based upon the achievement of Performance Goals, years of service and/or restrictions under applicable Federal or state securities laws.

              8.5.    Reacquisition or Forfeiture of LTIP Units.    The Committee shall determine and set forth in a Participant's LTIP Unit Award Agreement such events upon which a Participant's LTIP Units shall be reacquired by the Company or shall be forfeited, which may include without limitation the

Participant's termination of employment or cessation of service during the Restriction Period or the nonachievement of Performance Goals.

              8.6.    Distributions.    The right to distributions with respect to the LTIP Units shall be determined as set forth in the LTIP Unit Award Agreement and Partnership Agreement.

IX.         Performance Units

              9.1.    Grant of Performance Units.    The Committee may, from time to time and upon such terms and conditions as it may determine, grant Performance Units which will become payable to a Participant upon certification in writing by the Committee that the Performance Goals related thereto have been achieved. If the Performance Goals are achieved in full, and the Participant remains employed with the Company as of the end of the relevant Performance Period, the Participant will be allocated Shares equal to the number of Performance Units initially awarded to the Participant for the relevant Performance Period. Each award of Performance Units may provide for the allocation of fewer Performance Units in the event of partial fulfillment of Performance Goals.

              9.2.    Performance Unit Agreement.    Each Performance Unit grant shall be evidenced by a Performance Unit Agreement that shall specify the Performance Goals, the Performance Period and the number of Performance Units to which it pertains.

              9.3.    Performance Period.    The period of performance ("Performance Period") with respect to each Performance Unit shall be such period of time, which shall not be less than six months, nor more than five years, as determined by the Committee, for the measurement of the extent to which Performance Goals are attained.

              9.4.    Performance Goals.    The goals ("Performance Goals") that are to be achieved with respect to each Performance Unit (or Restricted Stock, Restricted Stock Unit, LTIP Units, stock award or cash award subject to a requirement that Performance Goals be achieved), shall be those objectives established by the Committee as it deems appropriate, and which may be expressed in terms of (a) earnings per Share, (b) Share price, (c) pre-tax profit, (d) net earnings, (e) earnings before interest, taxes, depreciation and amortization, (f) return on equity or assets, (g) revenues, (h) normalized or other adjusted funds from operations in the aggregate or per Share, (i) relative or absolute total stockholder return, (j) diversification, balance sheet or credit metrics or ratings, (k) a growth rate in any of the foregoing, (l) any combination of the foregoing, or (m) such other goals as the Committee may determine. Performance Goals may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary, a division or other operating unit of the Company. Performance Goals may be absolute or relative and may be expressed in terms of a progression within a specified range. The Committee shall establish Performance Goals applicable to a particular fiscal year within 90 days of the commencement of such fiscal year; provided, that the outcome of the Performance Goal is substantially uncertain at the time of its adoption. To the extent deemed appropriate by the Committee, the Performance Goals with respect to a Performance Period shall be established by the Committee in order to comply with Section 162(m) of the Code. The Committee shall determine the target levels of performance that must be achieved with respect to each criterion that is identified in a Performance Goal in order for a Performance Goal to be treated as attained in whole or in part. In the event that the Performance Goals are based on more than one business criteria, the Committee may determine to make a grant of an Award upon attainment of the Performance Goal relating to any one or more of such criteria.

              9.5.    Payment of Performance Units.    Subject to such terms and conditions as the Committee may impose, and unless otherwise provided in the Performance Unit Agreement, Performance Units

shall be payable within 90 days following the end of the Performance Period during which the Participant attained at least the minimum acceptable level of achievement under the Performance Goals, or 30 days following a Change in Control, as applicable. The Committee, in its discretion, may determine at the time of payment required in connection with a Performance Unit whether such payment shall be made (a) solely in cash, (b) solely in Shares (valued at the Fair Market Value of the Shares on the date of payment), or (c) a combination of cash and Shares; provided, however, that if a Performance Unit becomes payable upon a Change in Control, the Performance Unit shall be paid solely in cash.

              9.6.    No Rights as Stockholder.    The award of Performance Units to a Participant shall not create any rights in such Participant as a stockholder of the Company, until the payment of any Shares associated with such Performance Units.

X.           Stock Appreciation Rights

              10.1.    Grant of Stock Appreciation Rights.    An SAR is a right to receive, without payment to the Company, a number of Shares, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 10.5. An SAR may be granted (a) with respect to any Option granted under the Plan, either concurrently with the grant of such Option or at such later time as determined by the Committee (as to all or any portion of the Shares subject to the Option) or (b) alone, without reference to any Option.

              10.2.    Number of SARs.    Each SAR granted to any Participant shall relate to such number of Shares as the Committee shall determine, subject to adjustment as provided in Section 4.3. If an SAR is granted in conjunction with an Option, the number of Shares to which the SAR pertains shall be reduced by the same number of Shares for which the holder of the Option exercises the related Option.

              10.3.    Duration.    Subject to early termination as herein provided, the term of each SAR shall be as determined by the Committee, but shall not exceed ten years from the date of grant. Unless otherwise determined by the Committee and provided in the SAR Agreement, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the Option, if any, to which it relates is exercisable. The Committee may, in its discretion, accelerate the exercisability of any SAR.

              10.4.    Exercise.    A holder may exercise an SAR, in whole or in part, by giving written notice to the Company, specifying the number of SARs which such Participant wishes to exercise. Upon receipt of such written notice, the Company shall deliver, within 30 days thereafter, to the exercising holder, the Shares or cash or both as determined by the Committee, to which the Participant is entitled pursuant to Section 10.5.

              10.5.    Payment.

                  (a)    Number of Shares.    Subject to the right of the Committee to deliver cash in lieu of Shares (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the Exchange Act and regulations adopted thereunder), the number of Shares which shall be issuable upon the exercise of an SAR shall be determined by dividing (i) the number of Shares to which the SAR is exercised multiplied by the amount of the appreciation in such Shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the Shares subject to the SAR on the date of exercise exceeds (x) in the case of an SAR related to an Option, the Option Exercise Price of the Shares under the Option or

    (y) in the case of an SAR granted alone without reference to a related Option, an amount that the Committee determined at the time of grant to be the Fair Market Value of a Share, subject to adjustment as provided in Section 4.3) by (ii) the Fair Market Value of a Share on the exercise date.

                  (b)    Cash.    In lieu of issuing Shares upon the exercise of an SAR, the Committee may elect, in its sole discretion, to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the Shares which would otherwise be issuable. No fractional Shares shall be issued upon exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a Share on the exercise date or to purchase the portion necessary to make a whole Share at its Fair Market Value on the date of exercise.

              10.6.    SAR Agreement.    Each SAR shall be evidenced by an SAR Agreement that shall further specify the terms and conditions of such Award. Any terms and conditions of the Award shall be consistent with the terms of the Plan.

XI.         Stock and Cash Awards

              A stock award consists of the transfer by the Company to a Participant of Shares, without other payment therefor, as additional compensation for services to the Company. A cash award consists of a monetary payment made by the Company to a Participant as additional compensation for services to the Company. The Committee shall determine, in its sole discretion, the amount of any stock or cash award. Stock and cash awards may be subject to the terms and conditions, which may vary from time to time and among Participants, as the Committee deems appropriate. The maximum amount of a cash award which may be granted to a Participant during any calendar year under the Plan shall not be greater than $10,000,000. Payment of a stock or cash award can depend on meeting Performance Goals. Each award of stock or cash may provide for lesser payment in the event of partial fulfillment of Performance Goals.

XII.       Amendment, Modification and Termination

              12.1.    Effective Date.    The Plan shall become effective as of May 17, 2012 ("Effective Date") provided it is approved by the Company's stockholders at a meeting of the Company's stockholders. The Plan shall be rescinded and all Options, Shares of Restricted Stock, Restricted Stock Units, LTIP Units, SARs, Performance Units and other Awards granted shall be null and void unless within 12 months from the date of the adoption of the Plan by the Board it shall have been approved by the Company's stockholders.

              12.2.    Termination Date.    The Plan shall terminate on the earliest to occur of (a) the tenth anniversary of the Effective Date, (b) the date when all Shares and OP Units available under the Plan shall have been acquired pursuant to the exercise of Awards and the payment of all benefits in connection with Awards has been made, or (c) such other date as the Board may determine in accordance with Section 12.3.

              12.3.    Amendment, Modification and Termination.    The Board may, at any time, amend, modify or terminate the Plan. However, no such amendment or modification may make a material revision to the Plan without the approval of the stockholders of the Company if such stockholder approval is required by the Code and the rules promulgated thereunder, any national securities exchange or system on which the Shares are then listed or reported or a regulatory body having jurisdiction with respect hereto. Without limitation on the preceding sentence, no amendment may increase the number of Share or OP Units available under the Plan without the approval of the stockholders of the Company.

              12.4.    Awards Previously Granted.    No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Participant holding such Award; provided, that no such consent shall be required with respect to any amendment, modification or termination if the Committee determines in its reasonable discretion that such amendment, modification or termination is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard.

              12.5.    No Repricing.    Except for the adjustments set forth in Section 4.3 or otherwise in connection with a corporate transaction involving the Company (including without limitation any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), no outstanding Options or SARs shall be amended to reduce their exercise price or base price, and no outstanding Options or SARs with an exercise price or base price less than current Fair Market Value shall be cancelled in exchange for cash, other Awards or Options or SARs with an exercise price or base price that is less than the exercise price or base price of the original Options or SARs without the approval of the stockholders of the Company.

XIII.      Non-Transferability

              13.1.      Except as expressly provided in the Plan, a Participant's rights under the Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution. Except as expressly provided in the Plan, during a Participant's lifetime, an Award may be exercised only by such Participant. In the event of the death of a Participant, the Award may be exercised by the person or persons to whom rights pass by will or by the laws of descent and distribution or, if appropriate, the legal representative of the deceased Participant's estate. In the event of the Disability of a Participant, the Award may be exercised by the Participant or, if such Participant is incapable of exercising the Award, by such Participant's legal representative.

XIV.       No Employment or Reelection Rights

              Neither the Plan, nor any action taken under the Plan, shall be construed as giving any Employee or Nonemployee Director the right to become a Participant, nor shall an Award under the Plan be construed as giving a Participant any right with respect to continuance of employment by or service with the Company or any right to be re-nominated by the Board or reelected by the stockholders of the Company as a director. The Company expressly reserves the right to terminate, whether by dismissal, discharge, removal or otherwise, a Participant's employment or service at any time, with or without Cause, except as may otherwise be provided by any written agreement between the Company and the Participant or applicable law.

XV.         Withholding

              15.1.    Tax Withholding.    A Participant shall remit to the Company an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA and Medicare obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan.

              15.2.    Share Withholding.    If the Company has a withholding obligation upon the issuance of Shares or OP Units under the Plan, a Participant may, subject to the discretion of the Committee, elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the withholding tax is to be determined equal only to the minimum amount required to be withheld under applicable law.

XVI.      Section 16 and 409A Compliance

              It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and Section 409A of the Code and the rules and regulations promulgated thereunder to the extent deemed appropriate by the Committee. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act or Section 409A of the Code, the provision or administration shall be deemed null and void to the extent deemed appropriate by the Committee, and the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act and Section 409A of the Code to the extent deemed appropriate by the Committee. Notwithstanding anything in the Plan to the contrary, the Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

              Notwithstanding anything contained in the Plan to the contrary, the Company intends that Awards payable under the Plan shall satisfy the requirements for exemption from, or compliance with, Section 409A of the Code and that all terms and provisions shall be interpreted, operated and administered to satisfy such requirements. To the extent Section 409A of the Code is applicable to any Award, it is intended that such 409A Award complies with the deferral, payout and other limitations and restrictions imposed under Section 409A of the Code.

              Regardless of what may be contained in any Award Agreement, to the extent that any 409A Award is treated as payable upon a "separation from service" pursuant to Section 409A of the Code (as determined, and in accordance with the methodology selected by the Company, consistent with Section 409A of the Code) ("Separation from Service"), then, if payment is triggered by reason of the Separation from Service, and on the date of the Participant's Separation from Service the Participant is a Specified Employee, to the extent required for the Participant not to incur additional taxes pursuant to Section 409A of the Code, no payment with respect to the 409A Award shall be made to the Participant prior to the earlier of (i) six (6) months after the Participant's Separation from Service; or (ii) the date of the Participant's death. Should the limitation set forth in the preceding sentence result in payment later than otherwise provided in the Plan or 409A Award, on the first day any such payment may be made without incurring additional tax pursuant to Section 409A of the Code, such payment shall be made to the Participant in a lump sum. Notwithstanding anything contained in the Plan or Award to the contrary, the date on which a Participant's Separation from Service occurs shall be treated as the Participant's termination of employment or cessation of service date or comparable concept for purposes of determining the timing of payments under the Plan and Award to the extent necessary to have such payments under the Plan and Award be exempt from or comply with the requirements of Section 409A of the Code; provided, however, this sentence shall have no impact on whether or not an Award becomes vested. No 409A Award shall be subject to acceleration or to any change in the specified time or method of payment, except as permitted by Section 409A of the Code or as otherwise provided under the Plan or Award and consistent with Section 409A of the Code.

              These last three paragraphs of this Article XVI are not intended to impose any restrictions on Awards, other than those required for the Participant not to incur additional tax under Code Section 409A, and shall be interpreted and operated accordingly. Notwithstanding any other provision in the Plan, the Committee makes no representations that Awards granted under the Plan shall be exempt from, or comply with, Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan. No provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with Section 409A from the Participant or any other individual to the Company.

XVII.     Indemnification

              No member of the Board or the Committee, nor any officer or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

XVIII.   Successors

              All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

XIX.      Participants in Other Countries or Jurisdictions

              Without amending the Plan, the Committee may grant Awards to Employees or Nonemployee Directors who are foreign nationals on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and the Committee shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Subsidiary may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

XX.        No Trust or Fund

              The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

XXI.      Governing Law

              To the extent not preempted by Federal law, the Plan and all agreements and instruments entered into under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules. Participants irrevocably consent to the personal jurisdiction and exclusive venue of the state and Federal courts in Illinois. Furthermore, the Plan and all Option Agreements relating to ISOs shall be interpreted to the extent deemed appropriate by the Committee so as to qualify as incentive stock options under the Code.

 APPENDIX I
Definitions

              "409A Award" shall mean an Award that constitutes a "deferral of compensation" subject to the requirements of Section 409A of the Code.

              "Award" shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, LTIP Units, SARs, Performance Units, stock awards and cash awards.

              "Award Agreement" shall mean an Option Agreement, Restricted Award Agreement, LTIP Unit Award Agreement, SAR Agreement, Performance Unit Agreement or other agreement evidencing an Award as described in this Plan.

              "Board" shall mean the Board of Directors of the Company.

              "Cause" shall have the same meaning as provided in a Participant's employment or change in control severance agreement, or if no such agreement exists, unless otherwise defined in an agreement evidencing an Award, a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

              "Change in Control" shall have the same meaning as provided in a Participant's employment or change in control severance agreement, or if no such agreement exists, unless otherwise defined in an agreement evidencing an Award, shall mean any of the following events:

                  (1)         An acquisition (other than directly from the Company) of any voting securities of the Company ("Voting Securities") by any Person immediately after which such Person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) ("Beneficial Ownership and/or Beneficially Owned") of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A Non-Control Acquisition shall mean an acquisition by (i) the Company or any Subsidiary, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

                  (2)         The individuals who, as of May 17, 2012, are members of the Board ("Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in former Rule 14a-11 promulgated under the Exchange Act) ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board ("Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (3)         Approval by stockholders of the Company and the consummation of:

                      (A)        A merger, consolidation or reorganization involving the Company, unless such is a Non-Control Transaction. For purposes of the Plan, the term "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company in which:

                        (i)          the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the voting securities of the corporation or entity resulting from such merger or consolidation or reorganization ("Surviving Corporation") over which any Person has Beneficial Ownership in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                        (ii)         the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors or equivalent body of the Surviving Corporation; and

                        (iii)        no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                      (B)         A complete liquidation or dissolution of the Company; or

                      (C)         The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

              Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person ("Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

              With respect to any 409A Award but only to the extent necessary for such 409A Award to comply with Section 409A of the Code, a Change in Control must constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code for any acceleration of the timing of payment of the 409A Award because of the Change in Control. The preceding sentence shall not affect the vesting of any Award.

              "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

              "Committee" shall mean the committee described in Section 3.1 or, as applicable, any other committee or any officer to whom the Board or the Committee has delegated authority in accordance with Section 3.2.

              "Disability" shall mean the total disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan, or, if none, a physical or mental infirmity which the Committee determines impairs the Participant's ability to perform substantially his or her duties for a period of 180 consecutive days.

              "Employee" shall mean an individual who is an employee of the Company or a Subsidiary.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

              "Fair Market Value" of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the New York Stock Exchange or any national or regional stock exchange on which the Shares are traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the New York Stock Exchange or a national or regional stock exchange, the fair market value of the Shares as of a particular date shall be determined by such method as shall be determined by the Committee.

              "ISOs" shall have the meaning given such term in Section 6.1.

              "LTIP Unit" shall mean an OP Unit granted pursuant to Section 8.1.

              "LTIP Unit Agreement" shall mean an agreement evidencing a LTIP Unit Award, as described in Section 8.2.

              "Nonexecutive Employees" shall mean Employees who are not executive officers of the Company.

              "Nonemployee Director" shall mean an individual who is a member of the Board but is not an Employee.

              "NQSOs" shall have the meaning given such term in Section 6.1.

              "OP" means an operating partnership of the Company.

              "Option" shall mean an option to purchase Shares granted pursuant to Article 6.

              "Option Agreement" shall mean an agreement evidencing the grant of an Option as described in Section 6.2.

              "Option Exercise Price" shall mean the purchase price per Share subject to an Option, which shall not be less than the Fair Market Value of the Share on the date of grant (110% of Fair Market Value in the case of an ISO granted to a Ten Percent Shareholder).

              "OP Unit" shall mean a unit of partnership interest in an OP.

              "Participant" shall mean any Employee or Nonemployee Director selected by the Committee to receive an Award under the Plan.

              "Partnership Agreement" shall mean the Partnership Agreement from the applicable OP, as same may be amended or restated from time to time.

              "Performance Goals" shall have the meaning given such term in Section 9.4.

              "Performance Period" shall have the meaning given such term in Section 9.3.

              "Performance Unit" shall mean the right to receive a payment from the Company upon the achievement of specified Performance Goals as set forth in a Performance Unit Agreement.

              "Performance Unit Agreement" shall mean an agreement evidencing a Performance Unit Award, as described in Section 9.2.

              "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

              "Plan" shall mean this Ventas, Inc. 2012 Incentive Plan, as the same may be amended from time to time.

              "Restricted Award Agreement" shall mean an agreement evidencing a Restricted Stock Award or Restricted Stock Unit Award, as described in Section 7.2.

              "Restricted Stock" shall mean Shares granted pursuant to Article 7 as to which the restrictions have not expired.

              "Restricted Stock Unit" shall mean an Award granted pursuant to Article 7 denominated in units of the Company's common stock, par value $0.25 per share.

              "Restriction Period" shall mean the period determined by the Committee during which the transfer of Shares or OP Units is limited in some way or Shares or Restricted Stock Units or LTIP Units are otherwise restricted or subject to forfeiture as provided in Article 7 or Article 8.

              "Shares" shall mean the shares of the Company's common stock, par value $0.25 per share.

              "Subsidiary" shall mean any company, corporation, partnership, limited liability company or other Person in which the Company directly or indirectly owns a majority interest.

              "Substitute Award" shall mean an Award granted in connection with a transaction in substitution, exchange, conversion, adjustment, assumption or replacement of awards previously granted by an entity acquired by the Company or a Subsidiary or with which the Company or a Subsidiary merges or otherwise combines.

              "Ten Percent Shareholder" shall mean an Employee who, at the time an ISO is granted, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

2012 ANNUAL MEETING OF STOCKHOLDERS

353 North Clark Street
Mesirow Financial Auditorium
Chicago, Illinois 60654

DRIVING DIRECTIONS

From the North and Northwest (via I-90E / I-94)

              Take exit 50B toward Ohio Street. Merge onto Ohio Street. Turn right onto North Clark Street. 353 North Clark Street is four and one-half blocks up Clark Street on the left.

From the South and Southeast (via I-90W / I-94):

              Take exit 51A for Lake Street. Turn right onto Lake Street. Take the first left onto North Desplaines Avenue. Take the second right onto Kinzie Street. Turn right onto North Clark Street. 353 North Clark Street is one-half block up Clark Street on the left.

From the Southwest (via I-55N):

              Take I-55N to I-90/94W. Merge onto I-90/94W. Take exit 51A for Lake Street. Turn right onto Lake Street. Take the first left onto North Desplaines Avenue. Take the second right onto Kinzie Street. Turn right onto North Clark Street. 353 North Clark Street is one-half block up Clark Street on the left.

From the West (via I-290E):

              Take I-290E to I-90/94W. Merge onto I-90/94W. Take exit 51A for Lake Street. Turn right onto Lake Street. Take the first left onto North Desplaines Avenue. Take the second right onto Kinzie Street. Turn right onto North Clark Street. 353 North Clark Street is one-half block up Clark Street on the left.

VENTAS, INC.
353 NORTH CLARK STREET

SUITE 3300

CHICAGO, IL 60654

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Ventas, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date.  Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Ventas, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Vote 24 hours a day, 7 days a week.

If you vote by telephone or over the Internet, do not mail your proxy card.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VENTAS, INC.
The Board of Directors recommends a vote “FOR” each of the listed director-nominees and “FOR” Proposals 2, 3 and 4.

1. Election of eleven (11) directors to terms expiring at the 2013 Annual Meeting of Stockholders:	For	Against	Abstain

Nominees:
1a. Debra A. Cafaro	☐	☐	☐
1b. Douglas Crocker II	☐	☐	☐
1c. Ronald G. Geary	☐	☐	☐
1d. Jay M. Gellert	☐	☐	☐
1e. Richard I. Gilchrist	☐	☐	☐
1f. Matthew J. Lustig	☐	☐	☐
1g. Douglas M. Pasquale	☐	☐	☐
1h. Robert D. Reed	☐	☐	☐
1i. Sheli Z. Rosenberg	☐	☐	☐
1j. Glenn J. Rufrano	☐	☐	☐
1k. James D. Shelton	☐	☐	☐
				For	Against	Abstain

2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2012:				☐	☐	☐

3. Advisory vote on executive compensation:				☐	☐	☐

4. Adoption of the Ventas, Inc. 2012 Incentive Plan:				☐	☐	☐

Please sign exactly as your name(s) appear(s) on this proxy.  Where more than one owner is shown above, each should sign.  If signing in a fiduciary or representative capacity, please give your full title as such.  If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2012 Annual Meeting of Stockholders and Proxy Statement, 2011 Annual Report and 2011 Form 10-K are available at www.proxyvote.com.

VENTAS, INC.
PROXY SOLICITED BY OR ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON MAY 17, 2012

The undersigned, revoking all prior proxies, hereby appoints Debra A. Cafaro and Richard A. Schweinhart, and each of them, as proxies with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Ventas, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 8:00 a.m. local time (Central) on Thursday, May 17, 2012, at 353 North Clark Street, Mesirow Financial Auditorium, Chicago, Illinois 60654, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof.  Said proxies are directed to vote on matters described in the Notice of Annual Meeting and Proxy Statement as indicated on the reverse side hereof, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

When properly executed, this Proxy will be voted as directed, but if no direction is indicated, this Proxy will be voted (1) “FOR” each director-nominee, (2) “FOR” the ratification of the selection of Ernst & Young as the independent registered public accounting firm for fiscal year 2012, (3) “FOR” the advisory vote on executive compensation, and (4) “FOR” the adoption of the Ventas, Inc. 2012 Incentive Plan.

PROXY TO BE SIGNED AND DATED ON THE REVERSE SIDE